UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation
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NORFOLK SOUTHERN

2024 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. These forward-looking statements are based on our current expectations, assumptions, estimates, beliefs, and projections. Although we believe these expectations, assumptions, estimates, beliefs, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These and other important factors, including those discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), as well as our subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by applicable law.

Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement. References in this Proxy Statement to “Norfolk Southern,” “we,” “us,” “our,” the “Company,” or the “Corporation” refer to Norfolk Southern Corporation unless the context indicates otherwise.

Norfolk Southern Corporation 650 West Peachtree Street, NW Atlanta, Georgia 30308

For the 2024 Annual Meeting

NOTICE OF ANNUAL MEETING

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

AGENDA

At the Annual Meeting of Norfolk Southern Corporation, shareholders will vote on the following items:

Election of 13 directors for a one-year term
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024
Approval of the advisory resolution on executive compensation
A shareholder proposal, if properly presented
The Ancora Bylaw Proposal, if properly presented
Such other business as properly may come before the meeting and any adjournments or postponements.

VOTING

Each share of common stock (other than shares held by our wholly owned subsidiaries) held by shareholders of record of such common stock as of the close of business on March 4, 2024 is entitled to one vote on each of the items to be voted on at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT
Please note that Ancora Catalyst Institutional, LP (together with its affiliates and associates, “Ancora”) and EdgePoint Investment Group, Inc. (together with its affiliates and associates, “EdgePoint,” and together with Ancora, the “Investor Group”) have provided notice of their intention to nominate eight candidates (each an “Investor Group Nominee”) to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board, and to bring a proposal to amend Norfolk Southern’s Bylaws (the “Ancora Bylaw Proposal”) before the Annual Meeting. You may receive solicitation materials from the Investor Group, including a proxy statement and a blue proxy card. Norfolk Southern is not responsible for the accuracy or completeness of any information provided by or relating to the Investor Group or the Investor Group Nominees contained in solicitation materials filed or disseminated by or on behalf of the Investor Group or any other statements the Investor Group may make.

The Board of Directors does NOT endorse the Investor Group Nominees or the Ancora Bylaw Proposal and unanimously recommends that you use the WHITE proxy card or WHITE voting instruction form to vote “FOR” ONLY the 13 nominees proposed by the Board of Directors, “AGAINST” the Ancora Bylaw Proposal, and as the Board recommends on all other proposals. The Board strongly urges you to discard and NOT to vote using the blue proxy card sent to you by the Investor Group. If you have already submitted a blue proxy card, you can revoke such proxy and vote for the Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via the internet by following the instructions on the WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the meeting, please promptly use your WHITE proxy card to vote by proxy over the internet or by mail. If you have any questions or require any assistance with voting your shares, please call Norfolk Southern’s proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call 1 (877) 750-9496 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect 1 (212) 750-5833

PROXY VOTING METHODS

Even if you plan to attend the virtual Annual Meeting, please vote right away by using one of the following advance voting methods (see “Voting and Proxies” beginning on page 116 for additional details). Make sure to have the WHITE proxy card or WHITE voting instruction form in hand, and follow the instructions. You can vote in advance in one of three ways:

Via the Internet	Scan	By Mail

Locate the control number included in your WHITE proxy card or WHITE voting instruction form in order to access the website indicated.	Your WHITE proxy card or WHITE voting instruction form may also include a QR code for voting via your mobile phone.	Mark, sign, date, and then return the WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided.

By order of the Board of Directors,

DENISE W. HUTSON

Corporate Secretary

Dated: March 20, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 9, 2024

You may access our Notice and Proxy Statement, our Annual Report, and our form of proxy at www.proxyvote.com. In addition, our Notice and Proxy Statement and Annual Report are available on our website at www.norfolksouthern.com.

Attendance at the Meeting

To attend the virtual Annual Meeting, you must be a shareholder on the record date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 8:30 a.m. ET on May 8, 2024 by visiting www.proxyvote.com. You will need the 16-digit control number found on your WHITE proxy card or WHITE voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/NSC2024 and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail. Beneficial shareholders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee. In addition to registering for the meeting, beneficial holders that wish to vote at the meeting must obtain a legal proxy from their bank, broker, or other nominee prior to the meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy with you if you are voting at the meeting.

Participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. Electronic entry to the meeting will begin at 8:15 AM ET and the meeting will begin promptly at 8:30 AM ET. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/NSC2024. If you cannot attend the meeting or if you are not a shareholder of record, you can still listen to the meeting, which will be available at www.norfolksouthern.com.

A LETTER FROM OUR BOARD CHAIR

Fellow Shareholder,

On behalf of your Board of Directors, I want to thank you for your investment in Norfolk Southern.

We will remember 2023 as a year in which we embraced the challenge to create an even stronger foundation for Norfolk Southern’s future. It was our first full year of implementing our new strategy to build a more resilient railroad by balancing safe service, productivity, and smart growth. It was also a year of responsiveness to the East Palestine derailment, with renewed focus on strengthening our programs to elevate the safety standard for both Norfolk Southern and the railroad industry.

Your Board of Directors is highly engaged and will continue to actively oversee management’s execution of our strategy and response to East Palestine. As we look ahead, we are holding management accountable to deliver on our commitments, and are confident that our CEO, Alan Shaw, and the rest of the management team are focused on delivering safe, reliable service to customers, enhancing value for all shareholders, and fulfilling our commitments to our stakeholders. We will continue to work with federal, state, and local agencies and regulators to respond to the East Palestine derailment, and would like to thank our customers for their continued support and partnership as we continue to deliver on our promises.

2023 Performance and Progress. Norfolk Southern’s performance this year demonstrated that our strategic transformation and enhanced focus on resilience and operational excellence is taking hold. As a result of our investments to enhance safety and service, we finished 2023 with a 38% reduction in our mainline accident rate, improved key metrics such as velocity, train speed, and dwell, and achieved the best intermodal service we have seen in years. While our financial results in 2023 reflected a weak freight market, lower fuel and storage revenue, and unexpected costs from service disruptions, we are moving forward with confidence and entering 2024 with a fluid network that will provide the platform to drive service and productivity improvements. Additional financial information is provided in the 2023 Annual Report on Form 10-K, enclosed with the proxy materials, and available on our website.

East Palestine Update. We continue to demonstrate our commitment to making it right for affected individuals and businesses in East Palestine. We are delivering on our commitment to pay for all remediation costs associated with the derailment and ensuring East Palestine and the surrounding communities recover and thrive. We also continue to work with regulators and government agencies to revitalize the whole region, overcome the impacts of the incident, and address broader economic challenges. These efforts include economic development, environmental remediation, and significant ongoing community support. Norfolk Southern has committed over $104 million to East Palestine and the surrounding areas in Ohio and Pennsylvania and assisted over 11,750 families through our Family Assistance Center. In January, we published Making it Right, our 12-Month Progress Report detailing our progress to date as well as what work remains to ensure the community continues to thrive in the future. Additional information related to these efforts is also available at www.NSMakingitRight.com.

Strengthening Our Safety Culture. In 2023, we made a significant effort to elevate safety across all aspects of our operations, and we are encouraged by the progress we’ve made. From progress toward our six-point safety plan to our partnership with AtkinsRéalis, a leading independent safety consultant with Nuclear Navy experience, we are committed to achieving our goal of leading the industry in safety. We have also enhanced our engagement and cooperation with our craft employees as part of this process, as well as inclusion in our annual safety and quarterly pulse surveys and partnering to implement recommendations provided by AtkinsRéalis. These efforts have also led to our announcement in early 2024 that we have partnered with our craft colleagues and the Federal Railroad Administration (“FRA”) to co-develop and launch a Confidential Close Call Reporting System pilot program, becoming the first Class I railroad to deliver such a program.

Refreshed Board Supports our Balanced Strategy. Since last May, we have welcomed two new independent directors to the Board as part of our active and ongoing refreshment: Admiral Philip Davidson, U.S. Navy (Ret.) and Francesca DeBiase. They are experienced executives who have already provided significant contributions to the Board’s work in reviewing safety and risk oversight processes. We also look forward to welcoming, subject to their election, two distinguished new directors, Richard Anderson and Heidi Heitkamp. As previously announced, we will say farewell to Mitch Daniels and Mike Lockhart, who are retiring from our Board at the 2024 Annual Meeting, along with Tom Bell and Steve Leer, who are not standing for re-election at this meeting. We thank them all for their service. Our Board is highly engaged, with each Director bringing superior credentials and skills, including significant safety, operational, risk management, and strategic leadership experience that are essential to support Norfolk Southern’s strategic goals.

Shareholder Engagement. Over the past year, our engagement team held 55 meetings with 40 of our top shareholders representing 49% of our outstanding shares. These meetings provided us with important feedback and constructive discussions about our path forward. As a participant in many of these meetings, I appreciated the candor and valuable perspectives shared. These conversations form a critical part of our Board considerations and actions. Specifically, we have incorporated shareholder feedback into our remediation efforts, operational plans, executive compensation structure, and governance decisions. I look forward to continuing this engagement in the year ahead.

Sustainability Means Business. Commitment to environmental sustainability is rooted in Norfolk Southern’s values, and we continue to make progress in our efforts toward the transition to a low-carbon economy. In December 2023, Norfolk Southern published its inaugural Climate Transition Plan, identifying the roadmap to achieving our science-based target of reducing greenhouse gas emissions intensity 42% by 2034. In addition, as part of our effort to enhance the quality of life for our craft workforce, we adopted a paid sick leave policy for all our craft employees, which is the first such policy of its kind among Class I railroads.

Your vote is especially important at this year’s Annual Meeting. As you may know, the Investor Group provided notice of their intention to nominate eight candidates to stand for election as directors at the Annual Meeting in opposition to the nominees being recommended by the Board. You may receive materials asking you to vote for their candidates. Those materials are not from us and may not include accurate or complete information. We strongly urge you to vote “FOR” ONLY the 13 nominees proposed by the Board, “AGAINST” the Ancora Bylaw Proposal, and as the Board recommends on the other proposals included on the WHITE proxy card or WHITE voting instruction form.

In 2023, Norfolk Southern took the necessary steps to restore service, improve safety, and protect our franchise. We worked together with our customers and economic development partners to facilitate broad-based industrial development and create a robust 2024 projects pipeline to serve a diverse customer portfolio, while driving productivity so we can deliver profitable growth and enhanced shareholder value as the market improves.

I remain optimistic about Norfolk Southern’s future – empowered by our commitment to do the right thing, innovate, grow, and deliver for shareholders.

Thank you for allowing me the honor to serve the interests of all shareholders as your independent Chair of our Board of Directors, and for your continued confidence in Norfolk Southern.

Sincerely,

Amy E. Miles

Board Chair

March 20, 2024

Your vote is extremely important no matter how many shares you own.

Whether or not you expect to attend the meeting, please

promptly use your WHITE proxy card or WHITE voting instruction form to vote by proxy over the internet or by mail.

If you have any questions or require any

assistance with voting your shares, please call Norfolk Southern’s proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call 1 (877) 750-9496 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and Brokers may call collect 1 (212) 750-5833

Norfolk Southern Corporation

Norfolk Southern Corporation 650 West Peachtree Street, NW Atlanta, Georgia 30308

For the 2024 Annual Meeting

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

VOTING MATTERS

Item Description		Recommendation	Page
1	Election of 13 directors for a one-year term	FOR ONLY the nominees recommended by the Board	14
2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024	FOR	53
3	Approval of the advisory resolution on executive compensation	FOR	55
4	A shareholder proposal, if properly presented	AGAINST	108
5	The Ancora Bylaw Proposal, if properly presented	AGAINST	111
WAYS TO VOTE

Via the Internet Locate the control number included in your WHITE proxy card or WHITE voting instruction form in order to access the website indicated.	Scan Your WHITE proxy card or WHITE voting instruction form may also include a QR code for voting via your mobile phone.	By Mail Mark, sign, date, and then return the WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided.

Norfolk Southern Corporation	2024 Proxy Statement 1

Proxy Summary

NORFOLK SOUTHERN DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	Committees (as of March 4, 2024)

Richard H. Anderson	68	—	Former President and CEO, Amtrak		—

Philip S. Davidson	64	2023	Retired Admiral, U.S. Navy		FRMC, SC

Francesca A. DeBiase	58	2023	Former Executive Vice President and Global Chief Supply Chain Officer, McDonald’s Corporation		AC, GNC

Marcela E. Donadio	69	2016	Former Audit Partner and Americas Oil & Gas Sector Leader, Ernst & Young LLP		AC (Chair), EC, FRMC

Mary Kathryn “Heidi” Heitkamp	68	—	Former U.S. Senator		—

John C. Huffard, Jr.	56	2020	Co-Founder, Tenable Holdings, Inc.		FRMC, HCMCC

Christopher T. Jones	59	2020	Former Corporate VP and President, Technology Services sector, Northrop Grumman Corporation		AC, EC, SC (Chair)

Thomas C. Kelleher	66	2019	Chairman, UBS Group AG		AC, EC, FRMC (Chair)

Amy E. Miles (Chair)	57	2014	Former Chair and CEO, Regal Entertainment Group, Inc.		EC (Chair)

Claude Mongeau	62	2019	Former President and CEO, Canadian National Railway Company		HCMCC, SC

Jennifer F. Scanlon	57	2018	President and CEO and Director, UL Solutions		GNC(1), SC

Alan H. Shaw	56	2022	President and CEO, Norfolk Southern Corporation		EC

John R. Thompson	72	2013	Former Senior Vice President and General Manager, BestBuy.com LLC		EC, GNC, HCMCC (Chair)

AC: Audit Committee, EC: Executive Committee, FRMC: Finance and Risk Management Committee, GNC: Governance and Nominating Committee, HCMCC: Human Capital Management and Compensation Committee, SC: Safety Committee

(1) Ms. Scanlon will move into the role of GNC Chair on March 25, 2024, and will become a member of the Executive Committee at that time.

DIVERSITY OF DIRECTOR NOMINEES

2 2024 Proxy Statement	Norfolk Southern Corporation

2023 BUSINESS HIGHLIGHTS

2023 was both a historically important and challenging year for Norfolk Southern. We began the year implementing our new strategy to build a more resilient railroad by balancing safe service, productivity, and smart growth. Over the last year, we made necessary investments in new technology, enhanced training, and additional staff, and made adjustments to our network design and train assembly procedures in order to improve our network stability and service product. By doing so, we have created the capacity to take on increased volume and positioned Norfolk Southern to win new business as our markets improve.

We adjusted and accelerated these priorities in the wake of our derailment in East Palestine, Ohio in February 2023. Our decisive actions and significant progress reflect our unwavering commitment to improving our service and making a safe railroad even safer.

By executing on our strategic vision, we delivered numerous notable operational achievements over the course of the year, including:

∎	Providing our best intermodal service in over three years in the fourth quarter of 2023 and growing intermodal volume by 5% on a year-over-year basis;

∎	A 38% reduction in our mainline accident rate in 2023 and the fewest mainline accidents since 1999;

∎	Increasing train and engine workforce productivity in the fourth quarter by 4% through a combination of increased volume and network fluidity;

∎	Improving terminal dwell time and manifest train speed year-over-year; and

∎	Completing $1 billion in comprehensive infrastructure improvement projects throughout the Company’s 22-state network.

Our network and operational improvements helped us to navigate continued weakness in the freight market as well as the network outages we experienced from our East Palestine derailment and the system outages during the third quarter. We delivered revenues of $12.2 billion and income from railway operations of $2.9 billion, inclusive of a $1.1 billion charge associated with the East Palestine derailment.

In 2023, we created a more fluid network to position ourselves for sustainable growth. We are now implementing the same scheduled railroading operating principles that improved velocity and resilience in our intermodal network across our merchandise network, which accounts for two-thirds of our train starts. As we implement these improvements, we will reduce variability, complexity, and cost.

Norfolk Southern enters 2024 with positive momentum and a focus on driving further productivity gains and operational discipline through aggressive cost management. We are confident that our transformation will allow Norfolk Southern to attract more volume and deliver top-tier revenue and earnings growth at industry-competitive margins.

Norfolk Southern Corporation	2024 Proxy Statement 3

Proxy Summary

Strategy Focused on Creating Value Through Resilience

Our balanced strategy is designed to position Norfolk Southern to deliver outperformance throughout the market cycle by creating a resilient railroad with a compelling service product. We are building the capacity to take on additional volume and better serving customers so we can win business and achieve top-tier revenue growth. At the same time, we are driving productivity through our network to deliver industry-competitive margins. Our vision to create long-term shareholder value means listening to our customers and competing on operational excellence as we balance safe, reliable, resilient service with continuous productivity improvement, and smart, sustainable growth.

SAFELY DELIVER RELIABLE AND RESILIENT SERVICE

We are investing to make service an enduring competitive advantage that allows our customers to confidently build Norfolk Southern into their long-term supply plans

PROPEL SMART AND SUSTAINABLE GROWTH

We have a franchise built for growth, with a powerful rail network that serves the fastest-growing segments of the U.S. economy and more than half of the U.S. population and manufacturing centers

DRIVE CONTINUOUS PRODUCTIVITY IMPROVEMENT

An efficient railroad is a fast, fluid railroad that delivers reliable service for our customers, sustained value for our shareholders, and predictable work schedules for our employees

4 2024 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

SHAREHOLDER ENGAGEMENT IN 2023

The foundation of our stewardship-focused shareholder engagement program has always been to maintain open and ongoing dialogue with our shareholders, and 2023 represented a year of enhanced outreach and overall engagement. In the spring of 2023, our outreach centered on discussions of our East Palestine response efforts, including Board oversight of management’s response and our overall commitment to making things right, and our shareholders expressed appreciation for the breadth and comprehensiveness of our response efforts.

In the fall, we continued our outreach to solicit shareholder feedback on the drivers behind the 2023 Say-on-Pay vote outcome as part of our effort to maintain an ongoing dialogue with our shareholders on our strategic priorities. Diverse feedback provided during these follow-up discussions was primarily focused on alignment of pay and performance, the rationale for the various components of our redesigned annual incentive plan and the scope of our clawback policy. Furthermore, in the winter of 2023-2024, we continued to engage with our shareholders in discussions geared toward understanding our shareholders’ views on our strategy and operating performance.

In addition to the stewardship-focused outreach, our executive leadership team and investor relations team conducted year-round shareholder outreach activities in a variety of settings, including industry conferences, investor calls, small group Q&A sessions, and individual meetings.

OUR RESPONSE TO SHAREHOLDER

FEEDBACK

∎   No payout of annual incentive awards for 2023 to our CEO and Executive Vice Presidents

∎   Enhanced proxy disclosure around our annual incentive metrics, which are 100% pre-set, quantitative performance goals

∎   Included two publicly reported safety metrics in our annual incentive plan

∎   Adopted a supplemental clawback policy for detrimental conduct

55 Shareholders Contacted	40 Shareholders Engaged

55% of Outstanding Shares	49% of Outstanding Shares

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is primarily designed to:

Align executive compensation with overall business strategy	Provide incentives that drive shareholder value	Attract and retain highly qualified executives

We believe that the compensation opportunities for our executive officers should be predominantly at-risk, tied to the Company’s long-term performance and shareholder value creation. Approximately 92% and 81% of target compensation for our CEO and other Named Executive Officers (“NEOs”), respectively, is variable and provided in the form of cash incentives and equity-based compensation that deliver value based on the achievement of rigorous performance targets or our stock price performance.

Consistent with our shareholder returns in fiscal 2023, the realizable compensation for our CEO and other NEOs at year end was 67% of their target total compensation, which underscores the overall alignment of pay outcomes with our shareholders.

Norfolk Southern Corporation	2024 Proxy Statement 5

Proxy Summary

2023 SUSTAINABILITY HIGHLIGHTS

Forging a Better Tomorrow

Norfolk Southern plays an essential role in the U.S. economy, moving the goods and materials that power growth, enabling commerce, and providing access to international markets. We kept the economy moving in 2023, generating revenues of approximately $3.1 billion in intermodal shipments, $2.5 billion in agriculture, forest, and consumer products, and $1.6 billion in metals and construction merchandise.

We continued to integrate sustainability into daily operations in ways that advance our business, help our customers achieve their sustainability goals, and honor our environmental and social commitments as a responsible corporate citizen. We strive to satisfy these commitments while driving business forward, to ensure long-term success for all stakeholders: investors, customers, employees, communities, and industry partners.

In 2023, we took the next steps in our sustainability journey, including:

Releasing a Climate Transition Plan: In December, our inaugural Climate Transition Plan, which involved completion of a qualitative transition scenario analysis, identified three key performance indicators essential to achieving our current greenhouse gas emission goals. These include a 13% improvement in locomotive fuel efficiency by 2027, a commitment to increasing renewable energy usage to 30% by 2030, and 20% consumption of low carbon fuels by 2034.

Innovating to Support Customers’ Goals: We launched a tailored Rail Emissions Report tool, providing customers with comprehensive data on the positive environmental and social impacts of shipping by rail, including total avoided carbon emissions, fuel consumption, and train miles traveled.

Expanding Care for Our Workforce: Further enhancing quality of life for our employees, we became the first Class I railroad to provide paid sick leave to all of our craft workforce.

Standing Together: We released a joint letter with the leaders of 12 of our unions reaffirming our commitment to the safety of our employees. Additionally, we partnered with the Brotherhood of Railroad Signalmen on a one-year pilot program to establish a collaborative process – including joint inspections, information sharing, and training – to identify further improvements and best practices that enhance signal safety for the benefit of our employees and the communities we serve.

Enhancing Training Opportunities: In September, we broke ground on a new regional safety training center in Ohio which will provide free, ongoing training for first responders from Ohio, Pennsylvania, West Virginia, and the greater region on a wide range of emergency scenarios, including specialized training for transportation-related incidents.

Expanding Opportunity: We implemented a number of inclusive sourcing practices through our Supplier Inclusion Program. In 2023, we spent approximately $287 million with small businesses and diverse suppliers.

For additional information, please refer to our “Forging a Better Tomorrow – 2023 Sustainability Report” and our “Climate Transition Plan,” which are available on our website at www.norfolksouthern.com.

2023 Sustainability Progress Highlights

8 million	Paid Sick Leave	38%

Gallons of low carbon fuels used, more than doubling the use in 2022	First Class I railroad to provide benefit to all of our craft employees	Year-over-year reduction in our mainline accident rate

6 2024 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

2023 CORPORATE GOVERNANCE HIGHLIGHTS

Board Oversight of Responsiveness to East Palestine Derailment

Since the derailment of a Norfolk Southern train in East Palestine on February 3, 2023, the Board has been actively involved in overseeing management’s response. Our Board and management team are guided by the principle of making things right for East Palestine and the surrounding communities. In furtherance of these efforts, among other items, the Board took the following actions:

Enhanced Touchpoints	Weekly meetings held immediately after the derailment to receive updates from management on East Palestine responsiveness efforts.
Subsequent Board and Safety Committee meetings focused on oversight of management’s environmental remediation, community support, and safety improvement efforts.
Bi-monthly Safety Committee meetings to enhance oversight of key safety initiatives, with reports on the six-point safety plan and other responsive activities.
Enhanced dashboard of key performance metrics to provide the Safety Committee increased visibility into our performance on safety metrics, which are linked to the annual incentive program.
Independent Board Chair conducted regular meetings with management to address ongoing strategic, operational, and emerging matters in advance of Board and Safety Committee meetings.
Engaged with key shareholders on various topics, including our response to the East Palestine derailment, governance and safety process enhancements, as well as its impact on our compensation program.

Additional Corporate Governance Actions

Appointed a Vice President of Safety with over 17 years of experience at Norfolk Southern and an extensive engineering background to enhance our safety culture, processes, and programs, strengthen trust and collaboration with employees, and foster universal respect for risks in the workplace.

Created Vice President of Field Engagement role to work across organizational boundaries and engage front-line railroaders to identify opportunities to enhance working conditions and strengthen safety culture.

Rotated the Safety Committee Chair to Chris Jones, who brings a deep background in operations-driven environments from his prior senior executive experience at Northrop Grumman, as a retired U.S. Air Force maintenance officer, and engineering training.

Added Admiral Philip Davidson, U.S. Navy (Ret.) to the Board and the Safety and Finance and Risk Management committees, bringing significant safety, operational, government relations, and risk management expertise to the Board across his more than 30-year career in the U.S. Navy.

Added Francesca DeBiase to the Board and the Audit and Governance and Nominating Committees, bringing over 30 years of senior executive experience managing global supply chain, logistics, sustainability, and finance matters to the Board.

Norfolk Southern Corporation	2024 Proxy Statement 7

Proxy Summary

East Palestine Response Progress

Our executive leadership team took swift action to respond to the East Palestine derailment and remains committed to enhancing the Company’s safety performance, improving overall safety culture, and responding to significant operational, regulatory, and public relations challenges. Under the leadership of our management team and with oversight from our Board, we have conducted significant and sustained environmental remediation, expanded community support, and implemented safety improvement efforts, which include, among others, the below activities. These and related activities are further detailed in our Six Month and more recent 12-Month Progress Report, available on Norfolk Southern’s website at www.NSMakingitRight.com, which we’ve issued to detail our continued focus and execution on these key activities.

Safety Improvements

Management has taken several meaningful steps to improve the Company’s safety performance and culture since the East Palestine derailment, including the following actions:

Announced a six-point safety plan soon after the derailment to address preliminary National Transportation Safety Board (“NTSB”) findings, including enhancing the Company’s hot bearing detector network, working with the industry to align on best practices, accelerating our Digital Train Inspection program, and supporting a strong safety culture. Substantial progress has been made to date, including the installation of 113 new hot bearing detectors at 82 sites.

Appointed AtkinsRéalis, a leading independent safety consultant with significant project management and Nuclear Navy experience, to conduct an independent safety culture assessment and recommend responsive actions.

Began implementing recommended responses from AtkinsRéalis following their assessment, including enhanced craft employee training and communication, continued focus on root cause analysis and corrective action standardization.

Working to implement recommendations from the FRA following their supplemental safety assessment, including to improve our early warning systems (by increasing staffing of the centralized wayside detector desk and lowering our critical alarm bearing thresholds), enhance communication with our craft employees, enhance mutual trust, bolster safety training, and increase focus on exceeding safety standards.

Enhancing our communication to and alignment with our craft employees, who are crucial to helping us identify and implement these improved processes, including:

∎ Partnering with our craft employees and the FRA to co-develop and launch a Confidential Close Call Reporting System pilot program, becoming the first Class I railroad to deliver such a program.

∎   Collaborating with SMART-TD to launch several new initiatives to further enhance the training program for conductor trainees and increase compensation for conductors who help provide this important training.

∎ Launching a leadership development program for more than 1,000 front-line field supervisors who manage nearly 78% of our workforce.

8 2024 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

Environmental Remediation

Management has led environmental remediation strategy and efforts to clean the site safely and thoroughly, in continued partnership with federal, state, and local agencies:

Completed major excavation and soil removal activities in late 2023.

Removed over 51 million gallons of wastewater and 176,000 tons of waste soil from the site.

Committed $4.3 million to overhaul East Palestine’s municipal drinking water system and winterize the wastewater treatment system.

Continuing efforts include air monitoring, municipal and private drinking water well testing, soil sampling, and creek sheen and sediment assessments.

Community Support

Management has expanded efforts to provide support to ensure that the East Palestine community continues to recover and thrive:

Committed over $104 million in assistance to East Palestine and the surrounding areas in Ohio and Pennsylvania.

Assisted over 11,750 families through our Family Assistance Center.

Created a permanent field office in East Palestine to house our Family Assistance Center going forward and serve as a central location to assist residents.

Created a community liaison position to interact with local residents and businesses to coordinate responsive assistance.

Invested in funding to address residents’ healthcare, property value, and drinking water concerns.

Committed $500,000 for an economic development agency to work with East Palestine’s community leaders.

Norfolk Southern Corporation	2024 Proxy Statement 9

Proxy Summary

2023 Risk Oversight Updates

During 2023, the Board took significant steps to further refine and improve its risk management oversight processes, with a particular focus on safety, cybersecurity, and enterprise risk management processes, including the following actions:

Safety

As described above, the Board and the Safety Committee have overseen significant steps to improve the Company’s safety culture and have been actively engaged in the Company’s response initiatives. The Safety Committee continues to have primary oversight over risk management related to the Company’s safety programs and practices and has made the following improvements and enhancements to leverage learnings from the derailment:

∎ Increased Safety Committee meeting cadence to enhance oversight of key safety initiatives, with reports provided at each meeting on the status of the six-point safety plan and the implementation of AtkinsRéalis-and FRA-approved responsive activities.

∎ Oversaw the recalibration of the Company’s event management process that is used to handle accidents, incidents, and injuries, with an enhanced approach to fact finding, root cause analysis, and prioritization of corrective actions.

∎ Enhanced the dashboard of key performance metrics used to monitor Company performance.

∎ Rotated the Safety Committee Chair and added a new director to the Committee to enhance oversight and expertise.

∎ Amended the Safety Committee Charter to provide for additional solicitation of safety-related feedback from the Company’s craft employees in early 2024.

Enterprise Risk Management

At the direction of the Board and the Finance and Risk Management Committee, management updated its risk management processes to further align with our strategy of Safe Service, Productivity, and Growth, including as follows:

∎ Implemented cross-functional risk working groups to supplement the Company’s existing Enterprise Risk Council, which provides periodic reports to the Finance and Risk Management Committee.

∎ Monitored and reported on top risks through quarterly and monthly metrics aligned with other operational and performance metrics.

∎ Developed a crisis management playbook and conducted periodic tabletop exercises.

∎ Enhanced third-party risk management programs, where appropriate.

Cybersecurity

The Board and the Finance and Risk Management Committee, which oversees cybersecurity and information technology risks to the Company, have:

∎ Amended the Finance and Risk Management Committee charter to expressly address its periodic receipt of reports and assessments relating to the resiliency of the Company’s information technology infrastructure and the quality, adequacy, and effectiveness of information security controls, policies, and procedures.

∎ Recalibrated procedures for material or potentially material cybersecurity incidents to be evaluated and disclosed without unreasonable delay in response to recent regulatory updates, including a defined internal reporting and materiality determination process involving senior management, the Finance and Risk Management Committee, and the Board.

∎ Received reports regarding the status of pending and planned information technology resiliency and cybersecurity assessments.

∎ Identified and began tracking key risk indicators with respect to our primary information technology, cybersecurity, and privacy risks.

∎ Initiated multiple responsive process, reporting, and systems updates.

10 2024 Proxy Statement	Norfolk Southern Corporation

Proxy Summary

Commitment to Robust Governance Practices

Strong Corporate Governance and Shareholder Rights

∎   Annual election of directors

∎   Majority vote standard with resignation policy in uncontested director elections

∎   Independent, non-employee Board Chair

∎   Proxy access right

∎   Annual Say-on-Pay vote

∎   Shareholder right to call special meetings

∎   Policies prohibiting hedging and pledging of Norfolk Southern securities

∎   Stock ownership guidelines for executives and directors

∎   New York Stock Exchange (“NYSE”) clawback policy covering financial restatements

∎   Comprehensive supplemental clawback policy applicable to all incentive compensation, covering detrimental conduct, including reputational harm

∎   Robust annual shareholder engagement program involving senior management and various Board members, with detailed summaries provided to the Governance and Nominating and Human Capital Management and Compensation Committees

Board Composition and Refreshment

∎   Annual board and committee self-evaluation process, overseen by our independent Board Chair, with periodic facilitation by an independent third-party

∎   Annual review of Board composition, skills and experience, and succession planning for board positions led by the Governance and Nominating Committee

∎   Director retirement policy at age 75 supports refreshment, with retirement of two directors at the 2024 Annual Meeting who reached the mandatory retirement age

∎   Nomination of two new directors to our Board in 2024

∎   Expect to achieve at least 30% female representation on our Board by the 2024 Annual Meeting

∎   Annual review of director commitments and overboarding, with formal policy

Board Education and Training

∎   Rollout of our NS OnBoard director orientation program for new directors that involves multiple meetings with senior management and site visits to better enable new directors to provide meaningful oversight

∎   Education and enrichment opportunities provided in each of the first two years on the Board

∎   One-on-one meetings with each individual director and with the independent Board Chair to review overall performance and development opportunities after one year of Board service

∎   Frequent engagement opportunities for continuing education about the Company, facility visits, and new legal and regulatory developments

∎   Participation in outside director education seminars is encouraged

Norfolk Southern Corporation	2024 Proxy Statement 11

Norfolk Southern Corporation

BACKGROUND OF THE SOLICITATION

On November 14, 2023, Norfolk Southern received an email from outside counsel of Ancora Catalyst Institutional, LP (together with its affiliates and associates, “Ancora”) requesting Norfolk Southern’s director candidate questionnaire required to propose director nominations under Norfolk Southern’s Bylaws. Ancora had not previously contacted Norfolk Southern nor requested any involvement in any of Norfolk Southern’s shareholder engagement efforts prior to this contact.

On November 17, 2023, Norfolk Southern’s outside counsel provided the questionnaire to Ancora’s outside counsel.

On November 28, 2023, Norfolk Southern received a notice from Ancora and EdgePoint Investment Group, Inc. (together with its affiliates and associates, “EdgePoint,” and together with Ancora, the “Investor Group”) indicating the Investor Group’s intent to nominate seven director candidates – Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry – for election to the Board at the Annual Meeting.

On November 29, 2023, Norfolk Southern received an amended and restated notice of nomination from the Investor Group indicating its intent to nominate an additional director candidate – Nelda Connors – for a control slate of eight director candidates for election to the Board at the Annual Meeting.

Between the date that Ancora requested the director candidate questionnaire and the date of the delivery of the nomination notices, the Investor Group made no attempt to have discussions with Norfolk Southern’s Board of Directors or management team. On December 1, 2023, a representative of Norfolk Southern emailed a representative of EdgePoint to request a call in light of the nomination notices. Norfolk Southern did not hear back from EdgePoint.

Over the next couple of weeks, outside counsel to both Norfolk Southern and Ancora corresponded about scheduling a meeting between representatives of Norfolk Southern and representatives of the Investor Group. During the course of the correspondence, Norfolk Southern’s counsel indicated that the participants on the call from Norfolk Southern would be Board Chair Amy Miles, Board members Claude Mongeau and Thomas C. Kelleher, and CEO Alan Shaw. Ancora’s counsel then requested that Mr. Shaw not participate in the meeting. In addition, Ancora’s counsel noted that representatives of EdgePoint would not attend the meeting.

On December 14, 2023, Ms. Miles, Mr. Mongeau and Mr. Kelleher met virtually with James Chadwick, President of Ancora Alternatives LLC, Conor Sweeney, Portfolio Manager of Ancora Alternatives LLC, and Investor Group nominees Mr. Lamphere and Ms. Landry, to discuss the Investor Group’s views on Norfolk Southern. During the meeting, representatives of Ancora expressed concerns about Norfolk Southern’s strategy, performance, and operations, particularly with respect to management’s implementation of precision-scheduled railroading (PSR), and indicated that significant change is needed at the Company, including a change in management. After listening to the Investor Group’s perspective, representatives of the Board urged Ancora and its representatives to meet with management to learn first-hand what Norfolk Southern is doing before drawing conclusions and come back to the Board with a specific view of what Ancora would do differently.

On January 4, 2024, Mr. Shaw, Mark George, Executive Vice President and Chief Financial Officer of Norfolk Southern, and Paul Duncan, Executive Vice President and Chief Operating Officer of Norfolk Southern, met virtually with Mr. Chadwick and Mr. Sweeney, as well as Investor Group nominees Mr. Lamphere, Ms. Landry, Mr. Fahmy, and Mr. Barber and David Dealy, who Ancora’s outside counsel indicated was an advisor to the Investor Group. During the meeting, representatives of Norfolk Southern’s management team discussed Norfolk Southern’s business, strategy, and operations. Norfolk Southern’s management sought feedback from the Investor Group representatives on their views of Norfolk Southern and answered questions, which mainly focused on the Company’s operations. The Investor Group representatives did not ask any questions about the Company’s initiatives with respect to safety or its response to the East Palestine derailment.

On January 8, 2024, Ms. Miles had a conversation with Mr. Chadwick where they discussed a follow-up meeting between representatives of the Board and representatives of the Investor Group.

On January 9, 2024, Mr. Chadwick sent an email to Ms. Miles to schedule a time for a follow-up discussion between representatives of the Board and representatives of the Investor Group. Over the next several days, Ms. Miles and Mr. Chadwick exchanged correspondence regarding the logistics and scheduling of their next meeting.

On January 21, 2024, Ms. Miles, Mr. Mongeau, and Mr. Kelleher met virtually with Mr. Chadwick, Mr. Sweeney, Mr. Lamphere, Ms. Landry, Mr. Fahmy, and Mr. Dealy to discuss further the Investor Group’s thoughts on Norfolk Southern’s business, strategy, and operational performance and the Investor Group’s objectives.

On January 22, 2024, Mr. Chadwick sent an email to Ms. Miles noting that Ancora planned to brief the entire Investor Group slate as well as its “partner” (without indicating to whom they were referring) on the January 21 meeting discussions. Mr. Chadwick also expressed his desire to keep the dialogue between the parties private and suggested that they resume discussions after Norfolk Southern’s earnings call, which was scheduled for January 26, 2024.

On the same day, Ms. Miles responded to Mr. Chadwick by email noting that the Board had been kept informed of the discussions with the Investor Group. Ms. Miles also expressed the Board’s alignment with the desire to keep the discussions between the parties private.

Over the next several days, outside counsel to both Norfolk Southern and Ancora corresponded about scheduling interviews of the Investor Group nominees by members of the Board, which ultimately were scheduled to take place on February 4 and February 5, 2024.

12 2024 Proxy Statement	Norfolk Southern Corporation

Background of the Solicitation

On January 31, 2024, The Wall Street Journal reported that, according to unnamed sources described as “people familiar with the matter,” Ancora had built a roughly $1 billion stake in Norfolk Southern. The article also stated that Ancora had nominated a majority slate of directors for election to the Norfolk Southern Board, including Mr. Kasich and Mr. Fahmy, in order to “take control of the Board” and seek a CEO change.

On February 4, 2024 and February 5, 2024, Ms. Miles and members of the Board’s Governance and Nominating Committee interviewed each of the Investor Group’s director nominees.

On February 6, 2024, Ms. Miles sent an email to Mr. Chadwick requesting a meeting for later in the week. Mr. Chadwick and Ms. Miles exchanged subsequent emails about the timing of the meeting and who would attend.

On February 9, 2024, Ms. Miles and Mr. Mongeau met with Mr. Chadwick and Mr. Sweeney to further discuss the Investor Group’s concerns and desire for board seats. Ms. Miles and Mr. Mongeau noted that the Board regularly identifies potential new director candidates with the right skillsets to enhance the Board, had an excellent group of potential new directors that would make outstanding additions to the Board and that perhaps they could mutually agree on adding two or three of those previously identified candidates. Ms. Miles and Mr. Mongeau also indicated a willingness to consider certain Investor Group nominees in order to work constructively with the Investor Group. Mr. Chadwick indicated that the Investor Group was interested in filling five board seats and that any settlement framework would have to include a CEO change. Ms. Miles and Mr. Mongeau explained that the Board was not prepared to make a CEO change and that they believed doing so would not be a responsible course of action and would harm Norfolk Southern and ultimately put shareholders at risk. Ms. Miles and Mr. Mongeau reiterated that the Board was open to considering a resolution involving mutually agreeable director candidates. While no agreement was reached during the meeting, the parties agreed to continue to discuss a potential resolution.

On February 13, 2024, Norfolk Southern’s outside counsel called Ancora’s outside counsel to reiterate the Board’s desire to continue a dialogue with the Investor Group and the Board’s openness to adding mutually agreeable candidates to the Board, including from among those proposed by the Investor Group. Ancora’s outside counsel responded that, unless the Board would agree to a CEO change, there was no opportunity to reach a mutually agreed resolution. Ancora’s counsel noted that Ancora had identified a “credible” CEO candidate that it would propose, without offering to identify who it was, and raised the possibility of adding an operational role as a potential resolution. Ancora’s counsel mentioned Jamie Boychuk, but did not offer any further details about how Ancora envisioned the operational role or how Mr. Boychuk could fill that role given his current non-compete agreement with CSX Corporation. Norfolk Southern’s counsel reiterated the Board’s belief that a management change would be harmful to the business and Norfolk Southern shareholders, but agreed to take it back to the Board.

On February 14, 2024, Norfolk Southern’s outside counsel called Ancora’s outside counsel to relay that the Board fully supports Mr. Shaw and the management team and would not agree to a management change. However, the Board remained open to a resolution involving board refreshment and potential governance opportunities. Ancora’s counsel noted that the board seats that Ms. Miles and Mr. Mongeau proposed during the February 9 call were not acceptable but indicated that, if there was also a change in the principal operations role, it might be enough to reach a resolution.

On February 16, 2024, Mr. Chadwick sent an email to Ms. Miles indicating that the parties were far apart on a prospective settlement, which necessarily would include a strong minority representation of the Investor Group nominees on the Board and a CEO change. Mr. Chadwick noted that he would give the Board into the next week to reflect on the Investor Group’s position before going public with their full slate of nominees.

On February 17, 2024, Ms. Miles sent an email to Mr. Chadwick reiterating the Board’s support of Mr. Shaw and the management team and noting that the Board did not need additional time to reflect on that point. Ms. Miles indicated that the Board had offered board refreshment and governance opportunities as a potential resolution and that the Board remained open to continuing a constructive dialogue in an effort to reach a mutually agreed resolution that would be in the best interests of Norfolk Southern’s shareholders.

On February 21, 2024, Mr. Chadwick participated in an interview on CNBC in which he announced the Investor Group’s nomination of a majority slate of eight director candidates for election to the Board at the Annual Meeting and the proposal of Mr. Barber as CEO and Mr. Boychuk as COO of Norfolk Southern. The Investor Group also issued a press release and presentation relating to the announcement.

Also on February 21, 2024, Norfolk Southern issued a press release responding to the Investor Group’s public announcement.

On February 26, 2024, Norfolk Southern filed its preliminary Proxy Statement with the SEC and issued a press release.

On March 19, 2024, Ms. Miles spoke with Mr. Chadwick to discuss a potential cooperation framework as part of Norfolk Southern’s continued efforts to reach a mutually agreed resolution. Ms. Miles informed Mr. Chadwick that the Company was bringing on a new Chief Operating Officer, which the Board believed addressed a key point that was being raised by Ancora, and indicated that the Board was willing to add two Investor Group nominees to the Board. Mr. Chadwick responded that Ancora would not consider a settlement that does not include a CEO change.

On March 20, 2024, Norfolk Southern issued a press release announcing the appointment of John Orr as Executive Vice President & Chief Operating Officer of the Company. Also on March 20, 2024, Norfolk Southern filed its definitive Proxy Statement with the SEC.

Norfolk Southern Corporation	2024 Proxy Statement 13

Norfolk Southern Corporation

CORPORATE GOVERNANCE AND THE BOARD

ITEM 1 Election of 13 Directors for a One-Year Term The Board of Directors unanimously recommends that shareholders vote FOR ONLY the Board’s 13 nominees for election as directors. FOR

The following individuals have been nominated by the Board for election as directors for a one-year term expiring at the 2025 Annual Meeting: Richard H. Anderson, Philip S. Davidson, Francesca A. DeBiase, Marcela E. Donadio, Mary Kathryn “Heidi” Heitkamp, John C. Huffard, Jr., Christopher T. Jones, Thomas C. Kelleher, Amy E. Miles, Claude Mongeau, Jennifer F. Scanlon, Alan H. Shaw, and John R. Thompson. Thomas D. Bell, Jr., and Steven F. Leer will not be standing for re-election at the 2024 Annual Meeting, and Mitchell E. Daniels, Jr. and Michael Lockhart are retiring. We thank them for their service to Norfolk Southern.

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of our nominees and any officer, (2) there is no arrangement or understanding between any Norfolk Southern nominee or director and any other person pursuant to which the nominee or director was selected, and (3) none of our directors or director nominees were participants in related party transactions required to be disclosed by the SEC rules. The age listed for each Norfolk Southern director nominee is as of March 4, 2024. Additional information on the experience and expertise of the Norfolk Southern director nominees can be found on the following pages.

	Name	Age	Director Since	Independent
	Richard H. Anderson	68	—
	Philip S. Davidson	64	2023
	Francesca A. DeBiase	58	2023
	Marcela E. Donadio	69	2016
	Mary Kathryn “Heidi” Heitkamp	68	—
	John C. Huffard, Jr.	56	2020
	Christopher T. Jones	59	2020
	Thomas C. Kelleher	66	2019
	Amy E. Miles (Chair)	57	2014
	Claude Mongeau	62	2019

	Jennifer F. Scanlon	57	2018

	Alan H. Shaw	56	2022

	John R. Thompson	72	2013

14 2024 Proxy Statement	Norfolk Southern Corporation

CORPORATE GOVERNANCE AND THE BOARD

As described previously, the Investor Group has notified Norfolk Southern of its intention to nominate eight candidates to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. As a result, assuming such nominees are in fact nominated for election at the Annual Meeting and all such nominations have not been withdrawn by the Investor Group, the number of director nominees will exceed the number of directors to be elected and, as provided under Article II Section 2 of Norfolk Southern’s Bylaws, directors will be elected by a plurality of the votes cast. This means that the 13 director nominees receiving the greatest number of votes cast “FOR” their election will be elected.

The Board does NOT endorse the Investor Group Nominees, and unanimously recommends that you simply DISREGARD any materials, including any blue proxy card, that may be sent to you by the Investor Group and only vote using the enclosed WHITE proxy card to vote “FOR” ONLY the 13 nominees proposed by the Board of Directors (Richard H. Anderson, Philip S. Davidson, Francesca A. DeBiase, Marcela E. Donadio, Mary Kathryn “Heidi” Heitkamp, John C. Huffard, Jr., Christopher T. Jones, Thomas C. Kelleher, Amy E. Miles, Claude Mongeau, Jennifer F. Scanlon, Alan H. Shaw, and John R. Thompson). The Board strongly urges you to discard and NOT to vote using any blue proxy card that may be sent to you by the Investor Group. If you have already voted using a blue proxy card sent to you by the Investor Group, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card or WHITE voting instruction form to vote in favor of ONLY the 13 nominees recommended by the Board - by internet, or by signing, dating, and returning the enclosed WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, at 1 (877) 750-9496 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 from other countries.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding the Investor Group Nominees and other related information, please refer to the Investor Group’s proxy statement. You may receive solicitation materials from the Investor Group, including proxy statements and blue proxy cards. Norfolk Southern is not responsible for the accuracy or completeness of any information provided by or relating to the Investor Group or its nominees contained in the solicitation material filed or disseminated by or on behalf of the Investor Group or any other statements the Investor Group may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

Norfolk Southern Corporation	2024 Proxy Statement 15

Norfolk Southern Corporation

CORPORATE GOVERNANCE AND THE BOARD

16 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

DIRECTOR NOMINEES

RICHARD H.

ANDERSON

NOMINEE FOR INDEPENDENT DIRECTOR

AGE: 68

BOARD PRIORITIES

FOR 2024

“I look forward to working with the Board and management at such a pivotal moment, and to contribute my expertise in the transportation, logistics, and railway industries as we oversee the execution of Norfolk Southern’s strategy.”

RATIONALE FOR NOMINATION

Mr. Anderson’s significant executive leadership experience in the transportation industry spans over two decades, including his roles as President and Chief Executive Officer of Amtrak, and Chief Executive Officer of Delta Air Lines. Mr. Anderson’s extensive railroad and transportation expertise allows him to provide meaningful oversight of senior management and practical advice to the Board on railway and transportation sector issues such as operations, safety, strategic planning, labor relations, logistics, and governmental and stakeholder relations, which support Norfolk Southern’s balanced strategy.

EXPERIENCE

NATIONAL RAILROAD PASSENGER CORPORATION (AMTRAK)

∎   President and Chief Executive Officer (2017 – 2020)

DELTA AIR LINES, INC.

∎   Chief Executive Officer (2007 – 2016) and Executive Chairman (2016)

UNITEDHEALTH GROUP, INC.

∎   Chief Executive Officer, Ingenix and Executive Vice President and President, Commercial Services and Optum Health (2004 – 2007)

NORTHWEST AIRLINES CORPORATION

∎   Chief Executive Officer (2001 – 2004)

∎   Chief Operating Officer (1998 – 2001)

∎   Senior Vice President, Technical Operations and Airport Affairs (1997 – 1998); Senior Vice President, Labor Relations and Deputy General Counsel (1994 – 1996); Senior Vice President, Labor Relations (1990 – 1994)

CONTINENTAL AIRLINES INC.

∎   Staff Vice President and Deputy General Counsel (1990)

∎   Corporate Attorney and Assistant General Counsel (1987 – 1990)

PUBLIC COMPANY BOARD DIRECTORSHIPS

∎   Medtronic plc (2013 – 2023)

∎   Redwire Corporation (2020 – 2021)

∎   Intercontinental Hotels Group plc (2021)

∎   Delta Air Lines, Inc. (2007 – 2016)

∎   Xcel Energy Inc. (2004 – 2006)

∎   Northwest Airlines Corporation (2001 – 2005)

∎   Mair Holdings Inc. (1999 – 2003)

KEY SKILLS AND EXPERTISE

∎  Executive Leadership, Strategic Planning, Operational Oversight – As Chief Executive Officer of several major airlines and a passenger railroad, Mr. Anderson navigated companies through transformative and key strategic changes, including formative mergers and acquisitions, post-bankruptcy recovery, and a major recession.

∎  Transportation and Logistics – Developed through senior roles leading several major transportation companies, including Delta Air Lines.

∎  Human Resources and Compensation – Gained through role as Senior Vice President Labor Relations at Northwest Airlines, and further developed in most recent role as President and Chief Executive Officer of Amtrak, where he oversaw talent strategies and relations with labor unions.

∎  Governmental and Stakeholder Relations – Acquired through executive leadership career in the highly-regulated transportation industry, which required significant stakeholder engagement with regulators, federal, and state government agencies, customers, clients, and other industry players.

∎  Governance/Board – Developed through service on numerous public company boards, and his service as a director at Cargill Inc. (since 2006), an agricultural services corporation which is the largest privately held corporation in the U.S.

∎  Mr. Anderson also has experience in Environmental and Sustainability, Risk Management, and Safety.

Norfolk Southern Corporation	2024 Proxy Statement 17

Corporate Governance

PHILIP S.

DAVIDSON

INDEPENDENT DIRECTOR SINCE: 2023

AGE: 64

COMMITTEES:

∎  Safety

∎  Finance and Risk
Management

BOARD PRIORITIES

FOR 2024

“A focus on process improvement, particularly around safety, overall operations, risk management, and craft employee engagement. This mindset, shared by the Board and senior management, is helping to drive meaningful change across our enterprise.”

RATIONALE FOR NOMINATION

Adm. Davidson’s significant military experience, including as a four-star Admiral and 25th Commander of the United States Indo-Pacific Command, the nation’s oldest and largest military combatant command, positions him to provide valuable insight into our strategic planning, operations, risk management, and safety matters, which are critical areas for us as we focus on operational excellence.

EXPERIENCE

DAVIDSON STRATEGIES LLC – a management, technical, and strategic advisory firm

∎  Founder (since 2021)

U.S. NAVY

∎  Admiral and 25th Commander of United States Indo-Pacific Command (INDOPACOM) (2018 – 2021)

∎  Admiral and Commander, U.S. Fleet Forces Command and U.S. Naval Forces Northern Command (2014 – 2018)

∎  Vice Admiral and Commander, U.S. Sixth Fleet and Deputy Commander, Naval Forces Europe-Africa (2013 – 2014)

∎  Director, Maritime Operations, U.S, Fleet Forces Command (2012 – 2013)

∎  Military Advisor, U.S. Department of State, Senior Representative for Afghanistan (2010 – 2012)

∎  Commander, Carrier Strike Group Eight (2009 – 2010)

∎  Naval Officer (1982 – 2009)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Par Pacific Holdings, Inc. (since 2021) ∎ AeroVironment, Inc. (since 2023)

KEY SKILLS AND EXPERTISE

∎  Safety – Gained from helping to lead a comprehensive review of the Surface Navy’s safety protocols, which resulted in the implementation of enhanced safety measures, including new training and assessment processes.

∎  Operational Oversight – Developed during service as Admiral and 25th Commander of INDOPACOM, which included overseeing 380,000 Soldiers, Sailors, Marines, Airmen, Coast Guardsmen and Department of Defense civilians, and responsibility for all U.S. military activities in the Indo-Pacific, covering 36 nations and 14 time zones.

∎  Governmental and Stakeholder Relations – Acquired through policy billets on multiple tours and further developed as the Navy’s military aide to the Vice President of the United States.

∎  Strategic Planning – Developed as a result of significant senior military experience, and more recently as the owner and principal of Davidson Strategies LLC, a management, technical, and strategic advisory firm, and board role with the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute that focuses on national security.

∎  Risk Management – Gained during a near 39-year military career, including service as Admiral and 25th Commander of INDOPACOM, Admiral and Commander of the U.S. Fleet Forces Command and U.S. Naval Forces Northern Command, and Vice Admiral and Commander of the U.S. Sixth Fleet and Deputy Commander, Naval Forces Europe-Africa.

∎  Adm. Davidson also has experience in Executive Leadership, Governance/Board and Information Technology.

18 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

FRANCESCA A. DEBIASE

INDEPENDENT DIRECTOR SINCE: 2023

AGE: 58

COMMITTEES:

∎  Audit

∎  Governance and
 Nominating

BOARD PRIORITIES

FOR 2024

“Enhancing operational efficiencies while improving customer service. As we work to improve the productivity and resiliency of our operations, I want to apply my knowledge of the supply chain ecosystem and logistics to enhance Norfolk Southern’s operational efficiency and overall customer experience.”

RATIONALE FOR NOMINATION

Ms. DeBiase’s significant experience managing global supply chain, sustainability, and finance matters enables her to advise us on our strategic planning, sustainability, operations, and logistics matters, and her extensive customer-facing business experience further enables her to play a key role in overseeing our efforts to enhance the overall satisfaction of our customers.

EXPERIENCE

MCDONALD’S CORPORATION – a global fast-food franchise

∎  Executive Vice President and Global Chief Supply Chain Officer (2020 – 2022)

∎  Executive Vice President and Chief Supply Chain and Sustainability Officer (2018 – 2020)

∎  Chief Supply Chain and Sustainability Officer (2015 – 2018)

∎  Senior Vice President, Worldwide Sourcing and Sustainability (2015)

∎  Vice President, Worldwide Supply Chain and Sustainability (2007 – 2015)

∎  Chief Supply Chain Officer, Europe (2006 – 2007)

∎  Senior Director of European Finance (2002 – 2005)

ERNST & YOUNG, LLP – a consulting, assurance, tax and transaction services company

∎  Auditor, retail and consumer products industry (1988 – 1991)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Sysco Corporation (since 2023)

KEY SKILLS AND EXPERTISE

∎  Operational Oversight, Marketing – Developed through her tenure as the Global Chief Supply Chain Officer at McDonald’s Corporation, where Ms. DeBiase helped to create and execute McDonald’s’ turnaround strategy focused on driving operational growth and transforming customer experience through service and technology.

∎  Transportation and Logistics – Obtained during her significant experience at McDonald’s managing global supply chain and sourcing matters.

∎  Environmental and Sustainability, Strategic Planning – Gained during her tenure at McDonald’s Corporation, where Ms. DeBiase was responsible for developing and executing sustainable sourcing strategies across the company’s global supply chain to ensure safety, quality, and sustainability leadership in the industry. Recognized as a pioneer in the integration of supply chain and sustainability, her expertise was further developed through close collaboration with McDonald’s Global Impact Team to implement initiatives focused on resilience and brand trust, as well as her service as management’s representative for the Sustainability and Corporate Responsibility Committee of the McDonald’s Board of Directors.

∎  Finance and Accounting – Acquired during her time at Ernst & Young and over more than three decades at McDonald’s in various roles including service as McDonald’s Senior Director of European Finance from 2002 – 2005.

∎  Executive Leadership – Developed during her 20-year career at McDonald’s Corporation where she held various executive level roles, most recently as Executive Vice President and Global Chief Supply Chain Officer and as Executive Vice President and Chief Supply Chain and Sustainability Officer.

∎  Ms. DeBiase also has experience in Governance/Board and Risk Management.

Norfolk Southern Corporation	2024 Proxy Statement 19

Corporate Governance

MARCELA E. DONADIO

INDEPENDENT DIRECTOR

SINCE: 2016

AGE: 69

COMMITTEES:

∎  Audit (Chair)

∎  Executive

∎  Finance and Risk Management

BOARD PRIORITIES

FOR 2024

“Measurable progress on our new strategic direction, including creating shareholder value through a thoughtful capital allocation strategy that includes robust risk management oversight and advances our balanced approach to safe service, productivity, and growth.”

RATIONALE FOR NOMINATION

Ms. Donadio, a native of Panama, has extensive accounting and public company board experience, including her service as Lead Independent Director of an S&P 500 company, which enables her to contribute valuable expertise to the Board and supports oversight of Norfolk Southern’s accounting, finance, governance, strategic planning, and risk management matters, which are integral to the execution of our strategy. Ms. Donadio’s 25-year experience as an Audit Partner at Ernst & Young is important to the Board, particularly her service as Chair of the Audit Committee, because she provides deep financial expertise in the oversight of the key accounting and disclosure issues related to operational, legal, and regulatory matters for Norfolk Southern.

EXPERIENCE ERNST & YOUNG, LLP – a consulting, assurance, tax and transaction services company ∎ Audit Partner (1989 – 2014) ∎ Americas Oil and Gas Sector Leader (2007 – 2014)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Marathon Oil Corporation (since 2014); Lead Independent Director (since 2021) ∎ NOV Inc. (since 2014) ∎ Freeport-McMoRan, Inc. (since 2021)

KEY SKILLS AND EXPERTISE

∎  Strategic Planning, Risk Management – Developed at Ernst & Young as the Americas Oil and Gas Sector Leader, with responsibility for one of the firm’s most significant industry groups, where she advised the firm’s oil and gas industry clients in the United States and throughout the Americas on business strategies and financial matters.

∎  Finance and Accounting – Demonstrated through experience as a partner at Ernst & Young and as a Certified Public Accountant with over 37 years of audit, public accounting, SEC and related disclosure experience with a specialization in domestic and international operations.

∎  Governmental and Stakeholder Relations – Gained from experience advising highly regulated oil and gas industry clients at Ernst & Young as the Americas Oil and Gas Sector Leader and from her position on the Texas State Board of Public Accountancy (“TSBPA”), where Ms. Donadio provided state regulatory oversight of individuals and professional firms providing certified public accounting services in the State of Texas as well as leading the TSBPA’s enforcement efforts during part of her tenure.

∎  Governance/Board – Developed through her service over multiple years as a director of three public companies, including as the Lead Independent Director at Marathon Oil Corporation. In addition, Ms. Donadio was recognized in 2019 by the National Association of Corporate Directors Directorship 100 as one of the most influential corporate directors based on her demonstrated excellence in the boardroom through innovation, courage, and integrity.

∎  Ms. Donadio also has experience in Human Resources and Compensation, and Executive Leadership.

20 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

MARY KATHRYN “HEIDI” HEITKAMP

NOMINEE FOR INDEPENDENT DIRECTOR

AGE: 68

BOARD PRIORITIES

FOR 2024

“I look forward to contributing my political and regulatory experience from both the federal and state levels to further enhance Norfolk Southern’ s engagement with key stakeholders on issues that are critical to the Company’s ability to execute on its strategic plan to deliver safe and reliable service.”

RATIONALE FOR NOMINATION

Ms. Heitkamp’s significant public service experience as a United States Senator, state Attorney General, and rail safety advocate provides the Board with in-depth expertise on regulatory, safety, and governmental and stakeholder relations matters that are essential to Norfolk Southern as we continue to work with federal and state agencies to elevate the safety standard across the railroad sector and deliver on our strategy of delivering safe, reliable service.

EXPERIENCE

UNIVERSITY OF CHICAGO INSTITUTE OF POLITICS

∎  Director (since 2023)

UNITED STATES SENATE

∎  Senator, North Dakota (2013 – 2019)

NORTH DAKOTA STATE GOVERNMENT

∎  Attorney General (1992 – 2000)

∎  Tax Commissioner (1986 – 1992)

∎  Attorney, Office of the North Dakota State Tax Commissioner (1981 – 1986)

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

∎  Attorney (1980 – 1981)

KEY SKILLS AND EXPERTISE

∎  Safety – Acquired through her extensive experience as an advocate for rail safety improvements following a 2013 crude oil train derailment near Casselton, North Dakota. Following the incident, Ms. Heitkamp took a leading role in understanding what happened, exploring ways to prevent future incidents, and advocating for rail safety improvements. Her subsequent bipartisan advocacy efforts include enacting updated crude oil train and track inspection standards and introducing the Railroad Emergency Services Preparedness, Operational Needs, and Safety Evaluation (RESPONSE) Act that was signed into law and ensures first responders have the proper training and resources to handle train derailments involving hazardous materials.

∎  Governmental and Stakeholder Relations – Developed through her extensive public service career representing North Dakota in the U.S. Senate, where she served on the Senate Committees on Agriculture, Banking, Homeland Security and Governmental Affairs, Indian Affairs, and Small Business and Entrepreneurship. Further developed through her leadership in the North Dakota state government.

∎  Finance and Accounting – Gained during her time as Tax Commissioner for North Dakota and further developed through her service on the U.S. Senate Committee on Banking, Housing, and Urban Affairs, as well as her recent appointment as Chair of the Advisory Board for The Export-Import Bank of the United States (since 2022) and her service as Director of The Committee for a Responsible Federal Budget (since 2023).

∎  Environmental and Sustainability – Gained through her role as a member of the Wilson Center’s Task Force on Net Zero Infrastructure in Canada and the US (since 2019), as well as her prior service as an attorney at the U.S. Environmental Protection Agency.

∎  Executive Leadership – Obtained through multiple public service roles and political career, most recently as the Director of the University of Chicago Institute of Politics, a nonpartisan institute to foster public service and civic engagement among university students.

∎  Ms. Heitkamp also has experience in Governance/Board, Risk Management, and Strategic Planning.

Norfolk Southern Corporation	2024 Proxy Statement 21

Corporate Governance

JOHN C.

HUFFARD, JR.

INDEPENDENT DIRECTOR

SINCE: 2020

AGE: 56

COMMITTEES:

∎  Finance and Risk
Management

∎  Human Capital
Management and
Compensation

BOARD PRIORITIES

FOR 2024

“Innovation – including the use of technology for safety, efficiency and sustainability. It is vital that our own technological systems are sound and resilient in order to enable our strategic approach and long-term productivity.”

RATIONALE FOR NOMINATION

Mr. Huffard’s extensive technology, cybersecurity, finance, and senior executive experience supports the Board’s oversight of information technology, risk management, strategic planning, governance, marketing, and financial matters. The wealth of software and cybersecurity experience that Mr. Huffard gained in his role overseeing cybersecurity risk over more than two decades makes a significant contribution to the Board and to the Finance and Risk Management Committee where he has demonstrated leadership in oversight of Norfolk Southern’s information technology and strategic planning matters, including cybersecurity risks, and has engaged management on Norfolk Southern’s information technology and cybersecurity infrastructure and technological innovations which are foundational to our strategy.

EXPERIENCE

TENABLE HOLDINGS, INC. – a cybersecurity software company (since 2002)

∎   Co-Founder (since 2002)

∎   Chief Operating Officer (2018 – 2019) of Tenable Holdings, Inc.

∎   President and Chief Operating Officer (2002 – 2018) of Tenable Network Security, Inc. (the predecessor to Tenable Holdings Inc.)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Tenable Holdings, Inc. (since 2018)

KEY SKILLS AND EXPERTISE

∎  Information Technology, Risk Management – Acquired through an extensive career building a market-leading cybersecurity software company, with a specific focus on large enterprise risk identification, exposure measurement, and mitigation. In addition, Mr. Huffard is a current member of President Biden’s National Security Telecommunications Advisory Committee (“NSTAC”).

∎  Finance and Accounting – Gained through experience building Tenable Holdings into a public company, including by securing $300 million in private growth capital funding and participating in Tenable Holdings’ successful IPO process as an operator and a board member.

∎ Human Resources and Compensation – Gained through his service as President and Chief Operating Officer of Tenable, where he oversaw execution of the company’s talent strategy, which was instrumental in attracting and retaining strategic talent to support growth, marketing, and operations. Additionally, as Chief Operating Officer of Tenable Holdings, he worked with other senior executives on compensation strategy.

∎ Strategic Planning, Operational Oversight – Developed through his role as Chief Operating Officer of Tenable Holdings, where Mr. Huffard successfully led the company from an initial startup phase through the IPO and subsequent growth as a public company, holding responsibility for driving the company’s global corporate strategy, business operations, and risk oversight.

∎  Marketing – Gained through his experience as President and Chief Operating Officer of Tenable Holdings, where he participated in the execution and evolution of the company’s marketing strategy, which was instrumental in developing a new market category of Cyber Exposure for the business.

∎ Governmental and Stakeholder Relations – Gained through formation and leadership of Government Relations as Chief Operating Officer at Tenable Holdings. In addition, Mr. Huffard is a member of the NSTAC whose mission is to provide the U.S. Government the best possible industry advice in the areas of availability and reliability of telecommunication services for national security and emergency preparedness.

∎ Executive Leadership – Gained through global experience as President, Chief Operating Officer, and as a board member through building and managing Tenable Holdings from a private cyber security software company into a public company.

∎  Mr. Huffard also has experience in Governance/Board.

22 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

CHRISTOPHER T. JONES

INDEPENDENT DIRECTOR SINCE: 2020

AGE: 59

COMMITTEES:

∎  Audit

∎  Executive

∎  Safety (Chair)

BOARD PRIORITIES

FOR 2024

“Innovations and improvements in our safety and operational processes and governance, which will enable us to create a more resilient and consistent service product for our customers as we look to set the standard for safety in our industry.”

RATIONALE FOR NOMINATION

As the new Chair of our Safety Committee, Dr. Jones’ senior executive, technology, governmental relations, safety, and operational oversight experience enables him to provide valuable insight into Norfolk Southern’s information technology, safety, strategic planning, operations, and risk management matters. In addition, his extensive experience overseeing technology and safety at Northrop Grumman further contributes to our safety and cybersecurity initiatives including extensive engagement with management on our information technology and cybersecurity infrastructure. Under Dr. Jones’ leadership, the Safety Committee has enhanced governance practices, including increased meeting cadence, expanded field employee engagement, and recalibrated information and data focused on our safety risk profile to enhance safety outcomes and drive management accountability.

EXPERIENCE

NORTHROP GRUMMAN CORPORATION – a global aerospace and defense technology company

∎  Corporate Vice President and President of the Technology Services sector (2013 – 2019)

∎  Vice President and General Manager of the Integrated Logistics and Modernization division (2010 – 2012)

U.S. AIR FORCE

∎  Chief of Maintenance, Connecticut Air National Guard (1997 – 2012)

KEY SKILLS AND EXPERTISE

∎  Operational Oversight, Safety – Gained through his experience as Vice President and General Manager of the Integrated Logistics and Modernization division at Northrop Grumman, where he supported the U.S. Department of Defense, Department of Homeland Security, NASA, and the U.S. Postal Service, among others, with additional experience gained through responsibility for design, development, production, and safety of the domestic E-2 Hawkeye aircraft program. In addition, Dr. Jones’ service as President of the Technology Services sector of Northrop Grumman included oversight of a multi-billion dollar contract portfolio for facilities in all 50 states and 22 countries globally, as well as responsibility for personnel safety for all 15,000 employees in his division, where he met or exceeded the annual sector safety metric each year.

∎  Information Technology – Acquired during his tenure as a technology executive at Northrop Grumman, where Dr. Jones oversaw aircraft and military vehicle modernization services and training systems development, as well as engineering, information technology, software, and cybersecurity-related contracting for the Department of Homeland Security, the Department of State, and several U.S. allies. Also gained during his distinguished 26-year career with the U.S. Air Force, which consisted of service as an engineer, systems analyst, communications officer, and maintenance officer, including oversight and responsibility for computer, radar, communications, cybersecurity and information technology equipment as Chief of Maintenance with the Connecticut Air National Guard.

∎  Strategic Planning, Risk Management, and Governmental and Stakeholder Relations – Gained during his service as President of the Technology Services sector at Northrop Grumman, where Dr. Jones was part of the core enterprise leadership team that defined Northrop Grumman’s overall corporate strategy and risk management framework and was responsible for creating and executing the Technology Services sector’s strategic planning and risk management programs. His role as President of the Technology Services sector also included helping to define the enterprise-wide government relations strategy and regular interaction with senior international and domestic officials at the federal, state, and local levels.

∎  Environmental and Sustainability – Gained through significant, multi-year executive experience in the technology and logistics sector including leadership of the Technology Services division of Northrop Grumman where Dr. Jones was responsible for defining, funding, and executing the sector’s environmental and sustainability program.

∎  Dr. Jones also has experience in Executive Leadership, Finance and Accounting, and Governance/Board.

Norfolk Southern Corporation	2024 Proxy Statement 23

Corporate Governance

THOMAS C. KELLEHER

INDEPENDENT DIRECTOR SINCE: 2019

AGE: 66

COMMITTEES:

∎  Audit

∎  Executive

∎  Finance and Risk Management (Chair)

BOARD PRIORITIES

FOR 2024

“Oversight of management’s execution of our new strategic direction and delivering on the related productivity and service enhancements for our shareholders and our customers.”

RATIONALE FOR NOMINATION

Mr. Kelleher, a qualified Chartered Accountant, has extensive experience as a senior executive of several global financial institutions which uniquely positions him to advise Norfolk Southern on its governance, financial, strategic planning, and risk management matters and enables him to effectively lead the Finance and Risk Management Committee’s oversight of our capital structure and enterprise risk management program.

EXPERIENCE

MORGAN STANLEY – an investment banking and financial services company

∎  President (2016 – 2019)

∎  Chairman and Chief Executive Officer of Morgan Stanley Bank, N.A. (2016 – 2019)

∎  President of Morgan Stanley Institutional Securities (2010 – 2016)

∎  Chief Executive Officer of Morgan Stanley International (2011 – 2016)

∎  Chief Financial Officer and Co-Head of Corporate Strategy (2007 – 2010)

∎  Head of Global Capital Markets (2006 – 2007)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Chairman, UBS Group AG (since 2022)

KEY SKILLS AND EXPERTISE

∎  Finance and Accounting – Gained in his career, including as President and Chief Financial Officer of Morgan Stanley and as Chairman and Chief Executive Officer of Morgan Stanley Bank, N.A., where he successfully navigated challenges leading a global financial services firm during the global financial crisis and significant changes in the financial services industry.

∎  Strategic Planning, Risk Management – Acquired during his 30-year career with Morgan Stanley, including oversight of the firm’s Institutional Securities business and Wealth Management, and a prior position as Chief Financial Officer and Co-Head of Corporate Strategy.

∎  Human Resources and Compensation – Gained through service as the Chairman of the UBS Group AG’s Corporate Culture and Responsibility Committee and during his career overseeing significant divisions of Morgan Stanley, including Global Capital Markets, Institutional Securities and the sales and trading business.

∎  Governance/Board – Developed through his board service as Chairman of Morgan Stanley Bank, N.A., and UBS Group AG.

∎  Governmental and Stakeholder Relations – Gained throughout his career including as Chairman of UBS Group AG, and as a Member of the Board of the International Monetary Conference.

∎  Executive Leadership – Acquired through his service as President and Chief Financial Officer of Morgan Stanley, as Chairman and Chief Executive Officer of Morgan Stanley Bank, N.A., and Chairman of UBS Group AG.

∎  Mr. Kelleher also has experience in Operational Oversight.

24 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

AMY E.

MILES

INDEPENDENT CHAIR SINCE: 2022

INDEPENDENT DIRECTOR SINCE: 2014

AGE: 57

COMMITTEES:

∎  Executive (Chair)

BOARD PRIORITIES

FOR 2024

“Providing rigorous oversight of management on behalf of our shareholders as we look to drive meaningful productivity and safety improvements and deliver improved operating margins.”

RATIONALE FOR NOMINATION

Ms. Miles’ extensive experience as a Board Chair, Chief Executive Officer, Chief Financial Officer, and a director of multiple large public companies in the retail and biotechnology sectors, as well as significant experience as a certified public accountant and auditor, makes her highly qualified to serve on the Board and enables her to oversee the activities of the Board and management on behalf of our shareholders. Ms. Miles provides Norfolk Southern and our Board with significant insights related to strategic planning, governance, operations, finance, information technology, and marketing matters, which are critical to support effective oversight of the Company’s balanced approach to safe service, productivity, and growth. Under Ms. Miles’ leadership, the Board has enhanced its shareholder engagement efforts, Board composition and recruitment, and oversight of management, particularly with respect to strategy, talent, and risk management. Ms. Miles is leading the Board through legal and regulatory, safety, compensation, operational, and strategic considerations in the aftermath of the East Palestine derailment.

EXPERIENCE

REGAL ENTERTAINMENT GROUP – a leading motion picture exhibitor

∎  Chief Executive Officer (2009 – 2018)

∎  Executive Vice President, Chief Financial Officer, and Treasurer (2002 – 2009)

∎  Various executive roles, including Senior Vice President of Finance (1999 – 2002)

DELOITTE & TOUCHE, LLP – audit & assurance and risk advisory services company

∎  Certified Public Accountant (1998 – 1999)

PRICEWATERHOUSECOOPERS LLP – audit & assurance, consulting and tax services company

∎  Certified Public Accountant (1989 – 1998)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ The Gap, Inc. (since 2020) ∎ Amgen, Inc. (since 2020) ∎ Regal Entertainment Group (2009 – 2018, when it was acquired), Chair of Board (2015 – 2018)

KEY SKILLS AND EXPERTISE

∎  Strategic Planning, Governance/Board, Operational Oversight – Developed as Regal Entertainment Group’s Board Chair, Chief Executive Officer, and Chief Financial Officer, where Ms. Miles oversaw Board and Board Committee matters, including oversight of management’s execution of strategic priorities, strategically positioned the company for long-term sustained growth by driving operational efficiencies, invested in customer experience-related infrastructure to enhance customer satisfaction and loyalty, and expanded marketing and organizational capabilities.

∎  Executive Leadership – Gained during her service as the Chief Executive Officer and Chief Financial Officer with Regal Entertainment Group, where she was responsible for the overall strategic direction and operational and financial matters on behalf of the organization.

∎  Finance and Accounting – Acquired during her years of service as a certified public accountant with two of the largest accounting firms, where she provided significant audit and assurance services on behalf of clients, including those in the transportation industry, and further developed during her tenure as Chief Financial Officer and Treasurer at Regal Entertainment Group, where she led all enterprise-wide capital allocation, financial, and accounting matters for a publicly traded company.

∎  Information Technology – Gained as Chief Executive Officer of Regal Entertainment Group, where during her tenure she oversaw Regal’s technology transformation and helped engineer the industry’s conversion to digital film.

∎  Marketing – Gained during her tenure as a director of multiple customer-facing retail companies, including understanding the importance of identifying and delivering positive service and related experiences to drive loyalty and continued business.

Norfolk Southern Corporation	2024 Proxy Statement 25

Corporate Governance

CLAUDE

MONGEAU

INDEPENDENT DIRECTOR SINCE: 2019

AGE: 62

COMMITTEES:

∎  Human Capital Management and Compensation

∎  Safety

BOARD PRIORITIES

FOR 2024

“Overseeing the execution of our balanced strategy that prioritizes safe and reliable service, continuous productivity improvement and smart and sustainable growth, which is designed to deliver an efficient railroad with industry-competitive margins.”

RATIONALE FOR NOMINATION

With more than 25 years of experience including as a former director and Chief Executive Officer at a Class I railroad, Mr. Mongeau has an extensive understanding of the industry and the operational, safety, strategic planning, environmental, and governmental and stakeholder relations challenges facing Norfolk Southern in the execution of our strategy. Mr. Mongeau’s extensive industry experience enables him to advise senior management and the Board on these issues, including during regular touchpoints with our operational leadership.

EXPERIENCE

CANADIAN NATIONAL RAILWAY COMPANY – a rail and related transportation business

∎  President and Chief Executive Officer (2010 – 2016)

∎  Executive Vice President and Chief Financial Officer (2000 – 2009)

∎  Various roles including Vice President, Strategic and Financial Planning; Vice President Corporate Development (1994 – 2000)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Cenovus Energy Inc. (since 2016); Lead Independent Director (since 2023) ∎ Toronto-Dominion Bank (since 2015) ∎ TELUS Corporation (2017 – 2019)

KEY SKILLS AND EXPERTISE

∎  Transportation and Logistics, Executive Leadership – Gained through experience as President and Chief Executive Officer of Canadian National Railway Company, through which Mr. Mongeau brings an extensive understanding of the industry and the operational and logistical considerations involved in running a national railroad company, including insights from his success in supply chain collaboration to boost overall efficiency.

∎  Governmental and Stakeholder Relations, Strategic Planning – Acquired through his experience interacting with transportation regulators as head of Canadian National Railway Company, where Mr. Mongeau was responsible for strategic planning and execution as one of the key architects of the railroad’s business transformation, including its IPO in 1995 and subsequent expansion as a leading North American railway.

∎  Risk Management, Safety – Gained during his time leading Canadian National Railway Company, where he was responsible for overseeing enterprise risk management and mitigation. In addition, Mr. Mongeau worked closely with regulators and key stakeholders in order to make Canadian National Railway Company’s already solid rail safety record even stronger.

∎  Environmental and Sustainability – Obtained through experience at a national railroad that utilized innovation to lower its carbon footprint and implemented initiatives to deploy its resources on a more sustainable basis.

∎  Finance and Accounting – Developed during his service in various senior leadership roles at Canadian National Railway Company including as Chief Financial Officer and as Vice President of Strategic and Financial Planning.

∎  Operational Oversight – Acquired during his tenure as President and Chief Executive Officer of Canadian National Railway Company, where Mr. Mongeau was responsible for executing the company’s operational and strategic plans, including the expansion of scheduled railroading operating principles to support customer-centric operations.

∎  Mr. Mongeau also has experience in Governance/Board, Human Resources and Compensation, and Marketing.

26 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

JENNIFER F. SCANLON

INDEPENDENT DIRECTOR

SINCE: 2018

AGE: 57

COMMITTEES:

∎ Governance and Nominating (incoming Chair on March 25, 2024)

∎ Safety

∎ Incoming member of Executive Committee on March 25, 2024

BOARD PRIORITIES

FOR 2024

“Continuing to incorporate perspectives from our four key stakeholder groups – employees, customers, shareholders and communities – as we oversee management’s progress on our strategy and more immediate decisions and initiatives to position Norfolk Southern to deliver meaningful service and productivity improvements.”

RATIONALE FOR NOMINATION

Ms. Scanlon’s significant executive and board service experience in the product safety testing and manufacturing industries enables her to provide valuable insights into safety, strategic planning, governance, operations, environmental, and transportation matters and to rotate into the position of Chair of our Governance and Nominating Committee. As the Chief Executive Officer of a safety-focused company, and as the former Chief Executive Officer and director of a public company, she brings important expertise with respect to safety and governance matters.

EXPERIENCE

UL SOLUTIONS INC. – a leading global safety science organization

∎  President, Chief Executive Officer and Director (since 2019)

USG CORPORATION – industry-leading manufacturer of building products and innovative solutions

∎  President and Chief Executive Officer (2016 – 2019)

∎  Executive Vice President and Division President, International; President, L&W Supply Corporation (2016)

∎  Senior Vice President and Division President, International (2013 – 2015)

∎  Vice President and Regional President, International (2010 – 2013)

∎  Vice President and Chief Information Officer (2008 – 2010)

∎  Chief Information Officer and Director, Information Technology (2007 – 2008)

∎  Division Director, Customer Relationship Management and Supply Chain Management Strategy and Implementation (2003 – 2007)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ USG Corporation (2016 – until sale in 2019)

KEY SKILLS AND EXPERTISE

∎  Safety, Environmental and Sustainability, Executive Leadership – Honed from over 16 years of executive leadership roles, including Chief Executive Officer, at USG Corporation, the 2016 winner of the National Safety Council’s Robert W. Campbell award, one of the world’s most respected celebrations of safety-first culture rewarding excellence in environmental, health and safety management. Strengthened as the Chief Executive Officer of UL Solutions, a global safety science leader focused on providing testing, inspection, and certification services, as well as software products and advisory offerings that help companies to address pressing safety, security, and sustainability challenges.

∎  Operational Oversight, Governance/Board, Governmental and Stakeholder Relations – Developed through 35 years of operational and board leadership roles with increasing size and complexity, including more than a decade of service as a public and private company director, being named the first chair of a newly formed $1.6B Australian-Asian manufacturing joint venture, serving as Chief Executive Officer of a publicly-traded building products manufacturer that was taken private, and serving as Chief Executive Officer of a global safety science organization.

∎  Transportation and Logistics – Cultivated by leading supply chain management strategy and technology implementations, prior executive roles, and further bolstered by serving as the most senior executive of one of the largest distributors of building products in the U.S. Ms. Scanlon also serves on the Transportation Task Force of the Civic Committee of Chicago, which brings focus to regional transportation priorities, including the CREATE rail program.

∎  Strategic Planning – Developed while leading USG through some of its most significant strategic initiatives, including international expansion, championing global joint ventures, and operating in one of the fastest growing markets globally, and further developed during her role in L&W Supply where Ms. Scanlon led the divestment of the distribution business, refocusing the company as a pure-play manufacturer.

∎  Information Technology – Gained through her service as the Chief Information Officer at USG, where USG’s transformation leveraged enterprise software and data analytics, and as President and Chief Executive Officer of UL Solutions, a leading provider of regulatory and supply chain software, and through experience as a consultant in her early career where Ms. Scanlon helped Fortune 500 companies deploy information technologies to drive revenue growth and profitability.

∎  Ms. Scanlon also has experience in Human Resources and Compensation, Marketing, and Risk Management.

Norfolk Southern Corporation	2024 Proxy Statement 27

Corporate Governance

ALAN H.

SHAW

DIRECTOR SINCE: 2022

AGE: 56

COMMITTEES:

∎   Executive

BOARD PRIORITIES

FOR 2024

“Safety and resilience of our network structure, along with the actions we are taking to support shareholder value and continuing to demonstrate our progress in building safe delivery and ensuring operational excellence across every aspect of our business.”

RATIONALE FOR NOMINATION

Mr. Shaw is one of the freight industry’s most respected leaders, derived from his extensive 30-year career at Norfolk Southern where he has handled significant operational, marketing, and financial matters and currently serves as Norfolk Southern’s President & Chief Executive Officer and a member of the Board. Mr. Shaw’s significant operational and customer-facing experience uniquely positions him to lead Norfolk Southern’s implementation of a new balanced strategy focused on safe service, productivity, and growth. In addition, he provides the Board with valuable insight into Norfolk Southern’s primary operational, safety, strategic, marketing, and governmental and stakeholder relations matters.

EXPERIENCE

NORFOLK SOUTHERN CORPORATION

∎   Chief Executive Officer (since 2022)

∎   President (since 2021)

∎   Executive Vice President and Chief Marketing Officer (2015 – 2021)

∎   Vice President, Intermodal Operations (2013 – 2015)

∎   Group Vice President, Industrial Products / Chemicals (2009 – 2013)

∎   Director & Group Vice President, Coal Transportation Services (2003 – 2009)

∎   Business Development Manager (1998 – 2003)

∎   Cost Systems Analyst and Manager (1994 – 1998)

KEY SKILLS AND EXPERTISE

∎  Operational Oversight, Strategic Planning – Acquired in his more than 30 years of service in diverse roles at Norfolk Southern, where Mr. Shaw developed a deep understanding of rail operations by leading the Company’s intermodal, industrial products, chemicals, and coal transportation teams, including service as President and Chief Executive Officer, where he leads the Company’s development and implementation of a new strategic plan, and as Chief Marketing Officer where, under Mr. Shaw’s leadership, the Company built the strongest intermodal franchise in the eastern U.S.

∎  Safety – Gained through extensive operational and safety experience with Norfolk Southern, including leadership of the Company’s intermodal, industrial products, chemicals, and coal transportation teams.

∎  Governmental and Stakeholder Relations – Developed as a result of extensive shareholder, stakeholder, legislative, regulatory, and customer outreach efforts, including participating in multiple shareholder engagement activities, serving as a liaison between the Company and its customers during his tenure in the intermodal and marketing departments, and advocating on behalf of the Company and the rail industry with various federal and state legislators and regulators.

∎  Finance and Accounting – Acquired through prior service as a cost systems analyst at Norfolk Southern, and by additional education and training, including obtaining an MBA with a concentration in Finance, as well as earning a Chartered Financial Analyst certification.

∎  Transportation and Logistics – Obtained as a result of over 30 years of service in various roles at Norfolk Southern, including senior executive oversight of the Company’s operations, strategic planning, and marketing activities, and his prior experience leading the Company’s intermodal, industrial products, chemicals, and coal transportation teams, which has collectively led to Mr. Shaw being recognized as a ‘veteran railroader’ and one of the industry’s most respected leaders with a deep understanding of the industry.

∎  Marketing – Gained during his tenure as Executive Vice President and Chief Marketing Officer of Norfolk Southern, where Mr. Shaw had responsibility for enterprise-wide marketing and sales, industrial development, shortline, real estate, and customer operations and service activities.

∎  Mr. Shaw also has experience in Environmental and Sustainability, Executive Leadership, Governance/Board, Information Technology, and Risk Management.

28 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

JOHN R.

THOMPSON

INDEPENDENT DIRECTOR SINCE: 2013

AGE: 72

COMMITTEES:

∎  Executive

∎  Governance and Nominating

∎  Human Capital Management and Compensation (Chair)

BOARD PRIORITIES

FOR 2024

“Continued focus on increasing engagement, training, and quality of life improvements for our craft employees, who are on the front lines executing our balanced approach to service, productivity, and growth.”

RATIONALE FOR NOMINATION

Mr. Thompson’s extensive experience as a director and senior executive in multiple customer-facing publicly traded companies enables him to provide us with valuable insight into strategic planning, operations, logistics, information technology, governance, and compensation issues impacting us, resulting in his effective oversight of Norfolk Southern’s key compensation and disclosure issues related to the East Palestine incident.

EXPERIENCE

BEST BUY CO., INC. – a multinational consumer electronics corporation

∎  Government Relations Consultant (2012 – 2016)

∎  Senior Vice President and General Manager of BestBuy.com LLC (2002 – 2012)

∎  Senior Vice President of Supply Chain and Business Systems (2001 – 2002)

LIZ CLAIBORNE, INC. – a leading apparel company

∎  Chief Information Officer and Senior Vice President for Customer Service, Information Systems, Distribution Logistics and E-Business Service Functions (1995 – 2001)

PUBLIC COMPANY BOARD DIRECTORSHIPS ∎ Belk, Inc. (2006 – 2015) (privately held since 2015) ∎ Wendy’s International, Inc. (2004 – 2008)

KEY SKILLS AND EXPERTISE

∎  Strategic Planning – Developed from his senior leadership positions at Best Buy, Liz Claiborne, Goody’s Family Clothing, and Lee Apparel Company where Mr. Thompson was responsible for divisional, information technology, and logistics strategy, and then further developed during service as a director of Wendy’s International and Belk, Inc.

∎  Transportation and Logistics, Operational Oversight – Acquired during his tenure at Best Buy where he served as the Senior Vice President and General Manager as well as the Senior Vice President of Supply Chain and Business Systems, where he helped oversee operational and strategic plans and managed transportation and logistical issues impacting Best Buy’s supply chain. In addition, gained through prior experience overseeing customer service and distribution matters at Liz Claiborne, where Mr. Thompson served as the Senior Vice President for Customer Service, Information Systems, Distribution Logistics, and E-Business service functions, as well as the Chief Information Officer and Executive Vice President of Merchandise Planning and Logistics at Goody’s Family Clothing, Inc., and the Vice President of Information Systems and Distribution for the Lee Apparel Company.

∎  Information Technology – Obtained during his service as the Chief Information Officer at both Liz Claiborne and Goody’s Family Clothing and the Vice President of Information Systems and Distribution for the Lee Apparel Company. In addition, Mr. Thompson led and managed all aspects of strategy and technology for Best Buy’s direct-to-consumer digital business.

∎  Governance/Board, Human Resources and Compensation – Obtained as a result of his prior service on the Board of Directors of Belk, Inc. and Wendy’s International, Inc., as well as his prior experience overseeing executive compensation matters derived from his service on the Compensation Committee of Belk, Inc.

∎  Governmental and Stakeholder Relations – Gained through his extensive experience as a government relations consultant for Best Buy and further developed through membership on the Board of Directors of the Congressional Black Caucus Foundation.

∎  Mr. Thompson also has experience in Executive Leadership and Marketing.

Norfolk Southern Corporation	2024 Proxy Statement 29

Corporate Governance

CONSIDERATION OF POTENTIAL DIRECTOR CANDIDATES

As set forth below and in our Corporate Governance Guidelines, the Governance and Nominating Committee considers potential candidates to be nominated for election as directors, whether recommended by a current director, member of management, shareholder, or third-party consultant retained to identify, evaluate, and recommend potential candidates for election to the Board, consistent with specifications provided by the Committee. The Governance and Nominating Committee reviews the current biography of the potential candidate and additional information provided by the individual or group that recommended the candidate for consideration. Our independent Board Chair also interviews any potential director candidates and provides feedback to the Governance and Nominating Committee as part of its review. The Governance and Nominating Committee fully considers the qualifications of all candidates including how the nominee will contribute to the diversity and aggregate skills and expertise of the Board, and recommends the nomination of individuals who, in the Governance and Nominating Committee’s judgment, will best serve the long-term interests of all shareholders. In the judgment of the Governance and Nominating Committee and the Board, all director nominees recommended by the Governance and Nominating Committee should, at a minimum:

∎	be of high ethical character and have personal and professional reputations consistent with our image and reputation;

∎

have experience as senior executives of public companies or leaders of large organizations, including charitable and governmental organizations, or have other experience at a strategy- or policy-setting level that would be beneficial to us;

∎	be able to represent all of our shareholders in an objective and impartial manner; and

∎	have time available to devote to board activities, in accordance with our policy on board commitments.

It is the intent of the Governance and Nominating Committee and the Board that at least one director on the Board will qualify as an “audit committee financial expert,” as that term is defined in regulations of the SEC. All members of our Audit Committee qualify as “audit committee financial experts.”

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Corporate Governance

Qualifications of Director Nominees

Our directors have diverse backgrounds and provide critical experience and expertise to Norfolk Southern. The Governance and Nominating Committee carefully considers the experience and qualifications of each director standing for re-election and potential nominees for election, including how such experience and qualifications contribute to the aggregate mix of skills and experience on the Board.

Skills and Qualifications: The Governance and Nominating Committee has identified 13 key areas of expertise that are of particular importance to Norfolk Southern given the nature of our business and our expectations for the future of our company. The table and chart that follow summarize the areas of expertise that our Governance and Nominating Committee has identified as being represented by our Board nominees, including those individual directors and director nominees who have been identified to have experience in each respective area. In addition to these areas of expertise, the Governance and Nominating Committee also considers ethical integrity, board dynamics, reputation of potential nominees, recommendations of director search firms, and diversity of the Board.

Policy On Time Commitments: Our Board has adopted a policy to ensure that directors have adequate time to commit to our Board and fulfill their responsibilities to our shareholders. The policy provides that directors are expected to serve on no more than three other boards of public companies in addition to the Norfolk Southern Board. Our CEO may not serve on more than one board of a public company in addition to our Board. The Governance and Nominating Committee annually reviews directors’ commitments, with consideration given to public company leadership roles, as well as private company boards, non-profit boards, employment status, and other commitments. Based on this review, the Governance and Nominating Committee affirms that our directors do not have excessive external commitments.

Diversity: Norfolk Southern defines diversity as the collective mixture of similarities and differences that impact our workforce, workplace, and marketplace. Our Governance and Nominating Committee views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives, and experiences. The Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time. More information on Norfolk Southern’s diversity principles and philosophy can be found on our website at www.norfolksouthern.com.

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Corporate Governance

BOARD SKILLS MATRIX

Environmental and Sustainability 7/13	A thorough understanding of sustainability and environmental issues through significant operational experience or executive or Board committee oversight of these areas.	●		●		●		●			●	●	●

Executive Leadership 13/13	Experience working as a CEO or senior executive of a major public, private or non-profit entity.	●	●	●	●	●	●	●	●	●	●	●	●	●

Finance and Accounting 9/13	Senior executive level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.			●	●	●	●	●	●	●	●		●

Governance/ Board 13/13	Prior or current experience as a board member of a major public, private or non-profit entity.	●	●	●	●	●	●	●	●	●	●	●	●	●

Governmental and Stakeholder Relations 11/13	Experience in or a strong understanding of the workings of government and public policy on a local, state, and national level, or stakeholder strategy and shareholder engagement.	●	●		●	●	●	●	●		●	●	●	●

Human Resources and Compensation 7/13	Senior executive level experience or membership on a Board compensation committee with an extensive understanding of human resources management and compensation programs, particularly compensation programs for executive level employees and incentive-based compensation programs.	●			●		●		●		●	●		●

Information Technology 7/13	Senior executive level responsibility for or board experience with information technology issues, including cybersecurity, for a major public, private or non-profit entity.		●				●	●		●		●	●	●

Marketing 7/13	Senior executive level experience in marketing including customer and strategy, combined with a strong working knowledge of Norfolk Southern’s markets, customers, and strategy.			●			●			●	●	●	●	●

Operational Oversight 11/13	Knowledge and practical experience overseeing the development and execution of a company’s operational and strategic plan.	●	●	●			●	●	●	●	●	●	●	●

Risk Management 11/13	Senior executive level responsibility for or operational or board experience in the identification, evaluation, and prioritization of risks and the development of comprehensive policies and procedures to effectively mitigate risk and management compliance.	●	●	●	●	●	●	●	●		●	●	●

Safety 7/13	Deep understanding of safety process, including in the transportation of industrial space, or Board or executive responsibility for oversight of safety metric compliance.	●	●			●		●			●	●	●

Strategic Planning 13/13	Senior executive level experience in strategic planning for a major public, private, or non-profit entity.	●	●	●	●	●	●	●	●	●	●	●	●	●

Transportation and Logistics 6/13	Extensive knowledge and experience in the transportation industry, either as a senior executive of a transportation or logistics company or as a senior executive of a significant customer of a transportation company.	●		●							●	●	●	●

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Corporate Governance

Director Independence

To assist in making determinations of a director’s independence, the Board has adopted the independence standards set forth below. The Board has determined that other than Mr. Shaw, all of our current directors and director nominees have no material relationship with Norfolk Southern (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Norfolk Southern) and are independent within the meaning of the applicable listing standards of the NYSE and the director independence standards adopted by the Board. The Board has determined that all the director nominees other than Mr. Shaw satisfy the above categorical standards and qualify as independent directors of Norfolk Southern. In addition, our former CEO James A. Squires, who served as a director until his retirement at the 2023 Annual Meeting, was not an “independent” director. The Board makes these determinations considering all relevant facts and circumstances.

Additionally, the Board determined that the Audit Committee, Governance and Nominating Committee, and Human Capital Management and Compensation Committee meet the additional independence standards applicable to such committee members as set forth below. Under the independence standards below, an individual is not independent if:

∎  the director is, or has been within the last three years, an employee, or an immediate family member of the director is, or has been within the last three years, an Executive Officer of Norfolk Southern or any of our consolidated subsidiaries;

∎  the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $120,000 in direct compensation from Norfolk Southern or any of our consolidated subsidiaries, other than director and committee fees and deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service):

(a)   the director is a current partner or employee of a present or former internal or external auditor of Norfolk Southern or any of our consolidated subsidiaries,

(b)   the director has an immediate family member who is a current partner of such a firm,

(c)   the director has an immediate family member who is a current employee of such a firm and personally works on Norfolk Southern’s audit, or

(d)   the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Norfolk Southern’s audit within that time;

∎  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where one of our Executive Officers serves as a director and sits on that company’s Compensation Committee;

∎  the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, Norfolk Southern or any of our consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

∎  the director is an executive officer or compensated employee, or an immediate family member of the director is an executive officer, of a charitable organization that receives donations from Norfolk Southern, any of our consolidated subsidiaries, or the Norfolk Southern Foundation in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization’s donations.

For purposes of these categorical standards, “immediate family member” has the definition used in the listing standards for the NYSE. These categorical independence standards are available on our website at www.norfolksouthern.com.

12 of our 13 nominees for director are independent

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Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board, through its Governance and Nominating Committee, regularly reviews its leadership structure to ensure that it remains appropriate for the Board’s work. The Board believes that it should have the flexibility to determine whether to separate the positions of CEO and Chair based on what it believes will provide a leadership structure that is in the best interests of Norfolk Southern and our shareholders. In January 2022, the Board decided to separate the CEO and Chair positions and elected Amy E. Miles as Chair, effective May 1, 2022. The Board believes that this structure, with Mr. Shaw serving as both CEO and a director and Ms. Miles serving as the independent Chair, is appropriate given Mr. Shaw’s recent promotion as our CEO and Ms. Miles’ extensive experience in key Board roles and leadership experience. See “Spotlight on our Independent Board Chair” below for more information about Ms. Miles’ role and specific responsibilities as independent Board Chair. Consistent with our Corporate Governance Guidelines, if the CEO and Chair functions are re-combined in the future, we anticipate that an independent Lead Director would be designated at such time. The Board further believes that having an independent Board Chair is a governance best practice and enhances the Board’s ability to carry out its oversight responsibilities on behalf of our shareholders, including with respect to its risk oversight activities, more specifically set forth on page 41.

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Corporate Governance

Spotlight on Our Independent Board Chair

In January 2022, as part of a planned leadership transition, the Board separated the CEO and Board Chair positions and elected Amy E. Miles as Board Chair, effective May 1, 2022. Ms. Miles’ extensive executive and directorial experience and her operational, strategic, and financial experience make her the right director to serve as our Board Chair at this time.

In her role as Board Chair, Ms. Miles supports Norfolk Southern’s commitment to best practices by overseeing overall Board and committee governance matters and actively engaging with senior management and our shareholders. This active engagement enables further oversight of Norfolk Southern’s operations, alignment with our strategic direction, and enhanced focus on management’s responsive actions following the East Palestine derailment. Additionally, Ms. Miles currently limits her committee service to the Executive Committee to allow her to focus on her role as Board Chair, enabling her to attend pertinent committee meetings and address emerging issues. Among other matters, Ms. Miles has focused on the following:

Engagement with Management

∎   Conducted regular onsite meetings with our CEO and other members of management, including those below the C-Suite level, to stay fully engaged on key strategic, operational, and emerging matters.

∎   Conducted regular calls with our CEO to further address ongoing matters in greater detail and to plan for upcoming Board and committee meetings.

Engagement with Shareholders

∎   Participated in multiple engagements with key shareholders to provide additional insight and feedback, including several engagements during 2023 to discuss the East Palestine derailment and the responsive governance, safety, and compensation actions taken at the Board or Board committee level.

Overseeing Board Matters

∎   Develops and approves Board and committee agendas, meeting schedules, and other materials distributed to the Board, to ensure key topics are addressed.

∎   Presides at all Board and shareholder meetings.

∎   Calls Board meetings.

∎   Attends any Board committee meetings she deems necessary, to allow her to devote her and the Board’s focus on emerging issues facing the Company.

∎   Presides over the Board’s annual self-evaluation process, including conducting one-on-one interviews with each Board member.

∎   Provides feedback to the Governance and Nominating Committee when conducting its annual review of desired skills and expertise for the Board.

∎   Interviews prospective director candidates.

∎   Meets with new Board members upon election to confirm process and expectations, and again after one year of service to review performance and development opportunities.

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Corporate Governance

BOARD SELF-EVALUATIONS AND REFRESHMENT

Our independent Board Chair presides over our annual board self-evaluation process. For the 2023 evaluation, an independent third party distributed questionnaires to each member of the Board to solicit feedback on a wide range of factors, including an assessment of the effectiveness of the Board and its committees, director performance, board dynamics, director succession planning, and the effectiveness of the Board Chair and each committee chair. Each director completed a confidential assessment, with results aggregated and reviewed by our Board Chair and each committee Chair who in turn discussed the results with the Board and each committee, respectively. Our Board Chair supplemented the evaluation process with detailed one-on-one reviews with each non-employee director following receipt of the evaluation results to provide feedback and discuss each director’s strengths and qualifications for potential re-nomination. This individually-tailored evaluation process provides meaningful feedback into the specific contributions made by each director to overall Board effectiveness. The Board believes reviewing, updating, and distributing the questionnaire to each director annually, coupled with detailed one-on-one reviews conducted by the independent Board Chair, constitutes a strong governance practice that helps enhance individual director accountability and performance. The Board also periodically engages an independent third party to facilitate the distribution and analysis of the detailed questionnaires.

Board Self-Evaluation Process

1	2	3	4	5

BOARD AND COMMITTEE EVALUATIONS Completed anonymously by each director for the Board as a whole and each committee on which the director serves	EXECUTIVE SESSION DISCUSSIONS Executive sessions to discuss Board and committee performance are led by the independent Board Chair and each committee chair	ONE-ON-ONE DISCUSSIONS Between our independent Board Chair and each non-employee director	FEEDBACK INCORPORATED Policies and practices updated as appropriate as a result of annual and ongoing feedback	ONGOING FEEDBACK Directors provide ongoing, real-time feedback outside of the annual evaluation process

Board Refreshment and Annual Succession Planning Policy: Our Governance and Nominating Committee adopted a policy under our Corporate Governance Guidelines requiring that it discuss succession planning for directors, including the committee chair and Board Chair positions, at least annually. The Committee reviews overall market practice, emerging governance trends, the composition of peer and broader industry boards, overall diversity, tenure, and the feedback of its shareholders and independent Board Chair when conducting its annual review of desired skills and expertise for the Board. In evaluating tenure, the Governance and Nominating Committee reviews average and median tenure and the distribution of individual tenures among the Board (that is, the number of directors having less than five years of service, five to ten years of service, and over ten years of service), with the goal of maintaining an appropriate balance of new perspectives and longer-term expertise. The Committee may otherwise engage third-party service providers, as needed, to help evaluate and solicit qualified candidates for potential nomination to the Board.

In 2023, as part of our robust board refreshment process, we added two new directors following the review of forthcoming retirements and evaluating the skills and expertise needed to provide alignment with our corporate strategy. Admiral Philip Davidson, U.S. Navy (Ret.) and Ms. Francesca DeBiase were added to the Board following an extensive process that included evaluations conducted by outside consultants in consultation with the independent Board Chair and the Governance and Nominating Committee. Furthermore, building on this work, our Board and Governance and Nominating Committee have nominated two new directors, Richard Anderson and Heidi Heitkamp, to stand for election at the 2024 Annual Meeting. The Board and the Governance and Nominating Committee believe that our current slate of director nominees brings a variety of backgrounds, skills, qualifications, and perspectives that contribute to the overall balanced composition, tenure, and diversity of our Board, and our nominees are 54% gender and/or racially/ethnically diverse.

Retirement Policy: Under our Corporate Governance Guidelines, a director must retire effective as of the date of the annual meeting that falls on or next follows the date of that director’s 75th birthday. As previously announced, Directors Mitchell Daniels, Jr. and Michael Lockhart have reached the mandatory retirement age and are retiring from Norfolk Southern at the 2024 Annual Meeting.

36 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

Board Refreshment in 2023 and 2024

New Directors Elected in 2023

In July 2023, the Governance and Nominating Committee recommended and the Board elected Admiral Philip Davidson and Francesca DeBiase, two highly engaged and dynamic leaders, to our Board.

Adm. Davidson retired from the U.S. Navy in 2021, following a distinguished military career that spanned nearly 39 years of service and culminated in his appointment as a four-star Admiral and 25th Commander of the United States Indo-Pacific Command. Adm. Davidson was elected to serve on our Board (and in turn our Safety and Finance and Risk Management Committees) because his significant military experience positions him to provide meaningful oversight of our strategic planning, operations, risk management, and safety matters.

Ms. DeBiase has more than 30 years of global supply chain expertise including as Executive Vice President and Global Chief Supply Chain Officer of McDonald’s Corporation, where she held leadership roles in supply chain and sustainability initiatives for nearly 15 years. Ms. DeBiase was elected to serve on our Board (and in turn our Audit and Governance and Nominating Committees) because of her expertise in advising on strategic planning, sustainability, operations, and logistics matters, and because her significant customer-facing business experience will enhance our Board and senior management’s ability to maintain a customer-focused approach as we execute on our balanced approach to safe service, productivity, and growth.

Following their appointment, both directors began the NS OnBoard program, including completion of the management and Board and Committee Chair meetings described below, as well as visits to our primary network operations, employee training, and intermodal facilities, and also participated, along with the full Board of Directors, in a trip from our Elkhart terminal in Elkhart, Indiana to our intermodal facility in Chicago, Illinois as part of a regular Board meeting. We believe that their participation in, and meaningful progress toward completing, our NS OnBoard program has accelerated their ability to provide effective guidance and oversight of management on behalf of our shareholders.

Board Nominees for 2024

Richard Anderson and Heidi Heitkamp have been recommended by the Governance and Nominating Committee and are nominated by our Board for election as our newest directors at the 2024 Annual Meeting. These distinguished directors bring a unique combination of industry knowledge, strategic thinking, and stakeholder engagement to Norfolk Southern’s Board.

With over two decades of experience in the transportation industry, Mr. Anderson is a highly qualified nominee for our Board of Directors. Mr. Anderson is the former President and CEO of Amtrak, the nation’s largest passenger rail service, and previously served as the CEO and Executive Chairman of Delta Air Lines, one of the world’s largest airlines. Mr. Anderson brings valuable insight and expertise on strategic planning, operational excellence, safety, and the transportation industry to Norfolk Southern’s Board.

Ms. Heitkamp served as a U.S. Senator from North Dakota from 2013 to 2019 and currently serves as the Director of the University of Chicago Institute of Politics. Ms. Heitkamp brings a wealth of government and policy expertise to our Board, with a proven bipartisan track record and a deep understanding of rail transportation safety matters. Ms. Heitkamp’s extensive government experience will be valuable to Norfolk Southern as we continue to work with federal and state regulators to elevate the safety standard across the railroad sector and deliver safe, reliable service.

Additional biographical information on our Director Nominees is provided in the “Director Nominees” section on page 17.

Norfolk Southern Corporation	2024 Proxy Statement 37

Corporate Governance

Director Onboarding and Continuing Education

Each new director elected to the Board participates in the newly created NS OnBoard director orientation program, a structured and multi-dimensional process created to assist each new director to provide meaningful oversight as soon as possible following election to the Board. We view this as a strong governance practice overall that differentiates the Company as a potential destination for qualified Board candidates.

The NS OnBoard program consists of the following activities, among others:

∎	One-on-one meetings with the Board Chair and each Committee Chair to review Board and Committee processes and expectations;

∎

Multiple sessions with management to review the areas of greatest importance to the Company and its operations, including overall strategy, the competitive landscape, operations, human capital management, regulatory, sustainability, ethics and compliance, safety, information technology, and cybersecurity, among others;

∎	Site visits to provide enhanced visibility on employee training and railroad operations;

∎	Education and enrichment opportunities provided in each of the first two years on the Board; and

∎	A one-on-one meeting with the independent Board Chair after one year of service to review overall performance and development opportunities.

Directors also receive continuing education from time to time through presentations about the Company and new legal and regulatory developments relating to directors. Directors are otherwise encouraged to participate in outside director education seminars at any point during their tenure at the Company’s expense. In addition, directors periodically participate in site visits to our railroad facilities.

38 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

CORPORATE GOVERNANCE BEST PRACTICES

Annual Election of Directors: All of our directors are elected annually with a one-year term.

Director Elections Majority Voting Policy and Resignation Requirement: Norfolk Southern’s Bylaws provide that directors will be elected by a majority of votes cast in an uncontested election of directors. Pursuant to our Bylaws, any incumbent director who is not re-elected must promptly tender his or her resignation to the Board of Directors for consideration by our Governance and Nominating Committee. The Governance and Nominating Committee will promptly consider the resignation and recommend to the Board of Directors whether to accept or reject the tendered resignation. The Board of Directors will act on the Committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to this provision will not participate in the Governance and Nominating Committee’s recommendation or Board of Directors’ consideration regarding whether or not to accept the tendered resignation. If the resignation is accepted, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or reduce the size of the Board. We will publicly disclose the Board of Directors’ decision within four business days, including a full explanation of the process by which the decision was reached and, if applicable, the reasons why the Board rejected the director’s resignation.

Proxy Access: Our Bylaws permit a group of up to 20 shareholders holding at least 3% of our outstanding shares for at least 3 years, and who otherwise comply with the requirements provided in our Bylaws, to nominate for election to the Board the greater of 2 directors or 20% of number of directors then in office.

Special Meetings: A special meeting will be called by our Corporate Secretary upon written request by one or more shareholders who in the aggregate represent at least 20% of our voting shares and who otherwise comply with the requirements provided in our Bylaws.

Shareholder Engagement: Norfolk Southern has a long history of shareholder engagement. We believe that regular engagement with our shareholders allows us to improve our decision making through better understanding of our shareholders’ priorities. During 2023, we expanded our existing shareholder outreach program and reached out to shareholders representing 55% of our outstanding shares, ultimately engaging with shareholders representing approximately 49% of our outstanding shares, a 16% increase from the previous year.

Our outreach program included meetings with members of our investor relations, finance, safety, sustainability, and legal teams, with our independent Board Chair, Safety Committee Chair, and our CEO participating in discussions with our largest shareholders. Our engagement team presented shareholder feedback to our Board of Directors and to our Governance and Nominating Committee or Human Capital Management and Compensation Committee, as appropriate, for further consideration. Our Governance and Nominating Committee further reviewed the process for conducting this outreach program and the results of these shareholder meetings with our Board of Directors. Our investor relations team also regularly participates in investor conferences and has meetings with investment analysts and investors on topics relating to company financial performance to discuss our primary strategic and operational priorities.

For more information on our shareholder engagement program, please see the “2023 Say-on-Pay and Shareholder Engagement” section in our Compensation Discussion & Analysis on page 58.

Related Persons Transactions: During 2023, Norfolk Southern did not participate in any related persons transactions.

Related persons include our Executive Officers, directors, any nominee for director, beneficial owners of 5% or more of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related persons transactions.” We have adopted a written policy to prohibit related persons transactions unless they are determined to be in Norfolk Southern’s best interests. Under this policy, the Audit Committee is responsible for the review and approval of each related person transaction exceeding $120,000. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the Chair of the Audit Committee has been delegated authority to act between Audit Committee meetings. The Audit Committee, or its Chair, considers all relevant factors when determining whether to approve a related person transaction, including whether the proposed transaction is on terms and made under circumstances that are at least as favorable to Norfolk Southern as would be available in comparable transactions with or involving unaffiliated third parties. Among other relevant factors, they consider:

∎	the size of the transaction and the amount of consideration payable to the related person(s);

∎	the nature of the interest of the applicable director, director nominee, Executive Officer, or 5% shareholder, in the transaction; and

∎	whether we have developed an appropriate plan to monitor or otherwise manage the potential conflict of interest.

The Chair of the Audit Committee reports any action taken pursuant to this delegated authority to the Audit Committee at its next meeting. In addition, at the Audit Committee’s first meeting of each fiscal year, it reviews all previously approved related persons transactions that remain ongoing and have a remaining term or remaining amounts payable to or receivable from us of more than $120,000. Based on all relevant facts and circumstances, taking into consideration our contractual obligations, the Audit Committee determines whether it is in our and our shareholders’ best interest to continue, modify, or terminate any related persons transaction.

Anti-Hedging and Anti-Pledging Policies: Our anti-hedging policy, which applies to all officers and members of the Board, provides that our executive and non-executive officers and members of the Board are prohibited from purchasing any financial instruments

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Corporate Governance

(including prepaid variable forward contracts, equity swaps, collars, exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, whether granted as part of the officer’s or director’s compensation, or held, directly or indirectly, by the officer or director. We also prohibit executive officers from entering into pledging transactions or positions regarding our securities. All of our executive officers and directors are in compliance with these policies. None of our directors or executive officers currently have pledges of the Company’s securities.

The Thoroughbred Code of Ethics: Our Thoroughbred Code of Ethics sets forth principles for behavior applicable to all directors, officers, and employees of Norfolk Southern that guide our business conduct and relationships with customers, shareholders, colleagues, and the communities we serve. Our Code of Ethical Conduct for Senior Financial Officers applies to specified senior financial officers, which sets forth specific policies to guide the Company’s senior financial officers in the performance of their duties. Our Thoroughbred Code of Ethics is available on our website at www.norfolksouthern.com. Our Code of Ethical Conduct for Senior Financial Officers and Corporate Governance Guidelines are available on the “Corporate Governance” page. Any shareholder may request printed copies of our Corporate Governance Guidelines, The Thoroughbred Code of Ethics, or Code of Ethical Conduct for Senior Financial Officers by contacting our Corporate Secretary at Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308 (Corporate_Secretary@nscorp.com or telephone 470-463-0400).

Shareholder Communications: The Board of Directors has adopted Corporate Governance Guidelines that, among other matters, describe procedures for shareholders and other interested parties to communicate with the independent members of the Board. Communications will be forwarded to the Chair after review by the Corporate Secretary, as appropriate. Communications that are unrelated to the duties and responsibilities of the Board may not be forwarded. These include matters involving individual grievances or that are otherwise not of general concern to all shareholders, and items that are business solicitations or advertisements, resumes or other job-related inquiries, spam, and hostile, threatening, or similarly unsuitable communications, each of which will be handled by management, as appropriate. However, all shareholder and interested parties’ communications are made available to the Board of Directors upon the Board’s request. The Corporate Governance Guidelines are available on our website at www.norfolksouthern.com.

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Corporate Governance

RISK OVERSIGHT

The Board

The Board of Directors is ultimately responsible for overseeing the primary operational, compliance, financial, strategic, and technological risks facing the Company, including the Company’s corresponding Enterprise Risk Management program (“ERM Program”). The Board of Directors uses the ERM Program to proactively identify, assess, monitor, and mitigate the primary risks, threats, and uncertainties that may impact the Company’s business objectives. Management has created an Enterprise Risk Council, composed of executive leadership. The Enterprise Risk Council coordinates with business leaders across the Company to assess and mitigate enterprise risks, and provides periodic reports to the Finance and Risk Management Committee regarding its activities and findings. Management has further created Cross Functional Risk Working Groups comprised of senior departmental leaders who meet quarterly to discuss internal and external developments and emerging and enterprise risks within each of the Company’s five primary risk categories referenced above.

Subject to the Board’s ultimate oversight and accountability, and notwithstanding its periodic receipt of reports and recommendations regarding ERM-related matters, the Board has delegated specific risk management oversight responsibilities to its various committees, as set forth below. The Board and its committees are authorized to engage outside advisors to assist in performing such risk management oversight duties, with the Board and the Finance and Risk Management Committee being further authorized to conduct related risk assessments at any time. The Company also made significant improvements to the ERM Program during 2023, including creating the Cross Functional Risk Working Groups referenced above, creating a crisis management playbook, and developing quarterly and monthly metrics tied to our primary risks to facilitate monitoring. For more information regarding specific enhancements made to the ERM Program, including with respect to safety and cybersecurity, please see the “2023 Risk Oversight Updates” section on page 10. The Board has also implemented the additional risk management efforts with respect to technology and cybersecurity matters described further below.

Finance and Risk Management Committee

The Board has delegated oversight of the ERM Program to the Finance and Risk Management Committee, including to:

∎  Request and receive periodic reports from management on the Company’s overall risk monitoring and mitigation activities, including but not limited to technology risks (related to cybersecurity, cyber incident response, information technology resilience, and the adequacy and effectiveness of the Company’s information technology policies);

∎  Discuss with management the relationship between the Company’s risk appetite and business strategies;

∎  Recommend to the Board processes and procedures for the ERM Program;

∎  Recommend to the Board and the Governance and Nominating Committee the specific Board committee that should be allocated the management and oversight responsibility for specific identified risk areas; and

∎  Assist the Audit Committee with its related responsibilities, including to review the Company’s major financial risk exposures.

Governance and Nominating Committee

The Board has delegated oversight of the Company’s sustainability and climate change risks to the Governance and Nominating Committee, including (i) legislative and regulatory efforts to limit greenhouse gas emissions, (ii) volatility in energy prices, and (iii) business interruption for severe weather. Our management and employees otherwise collaborate to identify and mitigate any sustainability and climate change risks, with periodic reports also provided to the Board and the Finance and Risk Management Committee.

Audit Committee

The Board has delegated responsibility to the Audit Committee to discuss the Company’s (i) guidelines and policies with respect to risk assessment and management, and (ii) major financial risk exposures and management’s efforts to monitor and control such exposures.

Human Capital Management and Compensation Committee

The Board has delegated responsibility to the Human Capital Management and Compensation Committee to oversee the Company’s human capital management strategies and programs, as well as to review the Company’s compensation strategy, plans, and programs to ensure that they do not encourage unnecessary or excessive risk taking.

Safety Committee

The Board has delegated responsibility to the Safety Committee to oversee risk management related to the Company’s safety programs and practices. The Safety Committee has taken significant steps in 2023 to enhance its oversight of these areas, including increasing meeting cadence with regular updates provided on responsive actions in process, as well as recalibrating the incident management process to enhance fact finding, focusing on root cause analysis, and prioritizing corrective actions.

Norfolk Southern Corporation	2024 Proxy Statement 41

Corporate Governance

RISK OVERSIGHT (continued)

Technology and Cybersecurity Risk Management Efforts: We have implemented additional processes to address the significant technological and cybersecurity risks we face:

∎  Management provides periodic reports to the Finance and Risk Management Committee regarding (i) the primary technology risks impacting the Company, including regarding our systems, service resiliency, cybersecurity risks, and the related threat environment, with best practices, cyber readiness, and third-party assessment results also addressed as needed, and (ii) all material or potentially material cybersecurity incidents involving the Company, including root causes and identification of and progress towards remediation activities through completion;

∎  Our Chief Information Security Officer provides an annual report to the Board highlighting the emerging threat landscape, our progress executing on our defensive cybersecurity strategy, and a review of our cybersecurity incident investigation and response processes;

∎  Our Chief Information Officer and Chief Information Security Officer lead a team responsible for establishing enterprise-wide security strategy policy, standards, architecture, and processes, including tracking key risk indicators for our primary cybersecurity risks;

∎  All management employees receive mandatory training on how to identify potential cybersecurity risks and protect the Company’s resources and information which is supplemented by company-wide testing initiatives, including periodic phishing tests; and

∎  We use a risk-based information security program that helps (i) ensure our defenses and resources are aligned to address the most likely and most damaging potential attacks, (ii) provide support for our organizational mission and operational objectives, and (iii) keep us in the best position to detect, mitigate, and recover from a wide variety of potential attacks in a timely fashion.

Management

Management has day-to-day responsibility for identifying, assessing, managing, and monitoring risks by utilizing enterprise risk management processes and controls, including the Enterprise Risk Council and Cross Functional Risk Working Groups described above.

DIRECTOR ATTENDANCE AT BOARD AND ANNUAL MEETINGS

The Board met 12 times in 2023. Each director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served. As set forth in the Corporate Governance Guidelines, each director is expected to attend all meetings of the Board of Directors and the committees on which the director serves. Additionally, to the extent possible, each director is also expected to attend the Annual Meeting of Shareholders. All directors standing for election in 2024 who were on the Board at the time of the 2023 Annual Meeting of Shareholders attended our 2023 Annual Meeting of Shareholders.

42 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

BOARD COMMITTEES AND COMPOSITION AS OF MARCH 4, 2024(1)

Our current Board committees and their responsibilities are described below. Committee assignments will be confirmed after the 2024 Annual Meeting. Each committee operates under a charter approved by the Board of Directors that requires the committee to evaluate its performance at least annually. The committee’s evaluation includes effectiveness, size and composition, the quality of information and presentations given to the committee by management, the suitability of the committee’s duties, and other issues that the committee deems appropriate. Committee membership and copies of the committee charters are available on our website at www.norfolksouthern.com. Any shareholder may request a printed copy of our committee charters by contacting our Corporate Secretary at Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308 (Corporate_Secretary@nscorp.com or telephone 470-463-0400).

Name	Audit	Finance and Risk Management	Governance and Nominating	Human Capital Management and Compensation	Safety	Executive
Thomas D. Bell, Jr.
Mitchell E. Daniels, Jr.
Philip S. Davidson
Francesca A. DeBiase
Marcela E. Donadio
John C. Huffard, Jr.
Christopher T. Jones
Thomas C. Kelleher
Steven F. Leer
Michael D. Lockhart
Amy E. Miles (Chair)
Claude Mongeau
Jennifer F. Scanlon
Alan H. Shaw
John R. Thompson

Committee Chair	Committee Member
(1)	Ms. Scanlon will move into the role of GNC Chair on March 25, 2024, and will become a member of the Executive Committee at that time.

Norfolk Southern Corporation	2024 Proxy Statement 43

Corporate Governance

AUDIT COMMITTEE

Chair: Marcela E. Donadio Current Members: Francesca A. DeBiase Christopher T. Jones Thomas C. Kelleher Michael D. Lockhart Meetings in 2023: 8

All members of the Audit Committee are independent, satisfy all additional requirements for service on an Audit Committee, as defined by the applicable NYSE listing standards and SEC rules, and qualify as “audit committee financial experts,” as that term is defined by SEC rules. No member of the Committee serves on more than three public company audit committees.

Duties:

As reflected in the Audit Committee Charter, our Audit Committee (i) assists the Board in fulfilling its responsibility to provide independent, objective oversight of the Company’s financial statements, reporting processes, and internal control systems, (ii) selects and engages with an independent registered public accounting firm to assist in these efforts, (iii) assists Board oversight of compliance with legal and regulatory requirements, and (iv) prepares the “Audit Committee Report” included in our proxy statement.

2023 Highlights:

During 2023 the Audit Committee took a number of important actions on behalf of the Board and our shareholders, including:

∎  Reviewing and approving the 2023 risk-based Internal Audit Plan, including receiving and reviewing summaries of internal audit reports to management and management’s responses to audit findings;

∎  Reviewing significant financial and compliance risks and risk mitigation practices with senior management and reviewing Board and management responsibilities for oversight of enterprise risks;

∎  Discussing with management the Company’s Ethics and Compliance Program and reviewing data from various reporting channels, including the Company’s compliance hotline, as well as the status of related responsive or mitigating actions;

∎  Reviewing the Company’s periodic financial information with management and the Company’s independent registered public accounting firm;

∎  Completing an annual review of the Code of Ethics and related internal governance documentation; and

∎  Reviewing with senior management the accounting adjustments and SEC disclosures related to the East Palestine derailment.

44 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

FINANCE AND RISK MANAGEMENT COMMITTEE

Chair: Thomas C. Kelleher Current Members: Thomas D. Bell, Jr. Philip S. Davidson Marcela E. Donadio John C. Huffard, Jr. Meetings in 2023: 5

All members of the Finance and Risk Management Committee are independent.

Duties:

As reflected in the Finance and Risk Management Committee Charter, our Finance and Risk Management Committee (i) reviews and oversees tax, treasury, and capital structure matters, including the appropriate mix and structure of long-term debt and equity, (ii) recommends to the Board the declaration of dividends, share repurchases, and the issuance of debt securities, and (iii) assists the Board in monitoring the Company’s exposure to major financial and non-financial risks, including risk assessment and effectiveness of the Company’s ERM Program and oversight of cybersecurity and cyber incident response preparedness.

2023 Highlights:

During 2023 the Finance and Risk Management Committee took a number of important actions on behalf of the Board and our shareholders, including:

∎  Receiving periodic reports from management regarding the Company’s enterprise risk management efforts, and approving updates to the enterprise risk framework to add key risk indicators for information technology, operations technology, cybersecurity, and privacy matters;

∎  Overseeing the performance of a third-party information technology assessment focused on resiliency and recovery capabilities and initiating a cybersecurity risk assessment that will finish in early 2024;

∎  Reviewing the Company’s capital structure, capital expenditure budget, and sources of liquidity and debt with senior management, including multiple debt issuances in an aggregate principal amount of $3.1 billion;

∎  Receiving reports regarding an enterprise risk management tabletop exercise conducted with management; and

∎  Recommending the declaration of dividends in February and August.

Norfolk Southern Corporation	2024 Proxy Statement 45

Corporate Governance

GOVERNANCE AND NOMINATING COMMITTEE

Chair: Jennifer Scanlon* Current Members: Mitchell E. Daniels, Jr. (outgoing chair) Francesca A. DeBiase Steven F. Leer John R. Thompson * Incoming chair effective March 25, 2024 Meetings in 2023: 7

All members of the Governance and Nominating Committee are independent.

Duties:

As reflected in the Governance and Nominating Committee Charter, our Governance and Nominating Committee (i) recommends qualified individuals to be nominated as members of the Board or elected as officers, (ii) monitors legislative developments, (iii) oversees shareholder relations, (iv) monitors corporate governance trends, and (v) provides oversight of sustainability and climate risks.

2023 Highlights:

During 2023 the Governance and Nominating Committee took a number of important actions on behalf of the Board and our shareholders, including:

∎  Reviewing the extensive shareholder engagement feedback following the East Palestine derailment;

∎  Conducting a process to select potential director candidates, electing to appoint two new directors to the Board in Philip Davidson and Francesca DeBiase and recommending the nomination of two additional directors in Richard Anderson and Heidi Heitkamp for our 2024 Annual Meeting;

∎  Approving the new NS OnBoard director orientation process used to help onboard Adm. Davidson and Ms. DeBiase;

∎  Recommending changes to the Safety and Governance and Nominating Committee Chairs in light of age-based Board retirements occurring at the 2024 Annual Meeting;

∎  Revising the committee charter to reflect the committee’s oversight of climate change risks;

∎  Reviewing and approving changes in Board committee membership to reduce the number of directors serving on three committees to further streamline and enhance participation for our directors, and to have the Board Chair serve solely on the Executive Committee to enable her to focus on her role as Board Chair;

∎  Reviewing and approving amendments to the Corporate Governance Guidelines reflecting the enhanced involvement of the independent Board Chair in overseeing Board and committee activities;

∎  Reviewing regulatory and legislative developments with management, including those resulting from the East Palestine derailment such as the Railway Safety Act, as well as the Company’s related engagement efforts; and

∎  Reviewing trade group memberships, political lobbying expenses and strategy, and regulatory and legislative developments, including with respect to STB Reciprocal Switching and the Railway Safety Act.

46 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

Chair: John R. Thompson Current Members: Thomas D. Bell, Jr. Mitchell E. Daniels, Jr. John C. Huffard, Jr. Steven F. Leer Claude Mongeau Meetings in 2023: 7

All members of the Human Capital Management and Compensation Committee are independent and satisfy all additional requirements for service on a Compensation Committee, as defined by the applicable NYSE listing standards and the SEC rules.

Duties:

As reflected in the Human Capital Management and Compensation Committee Charter, the committee (i) considers and recommends to the Board the compensation levels, plans, and programs for the directors, CEO, and Executive Officers, (ii) reviews the results of the shareholder advisory vote on executive compensation, (iii) oversees disclosures made in the Compensation Discussion and Analysis and produces a Compensation Committee report for inclusion in our proxy statement, (iv) oversees our key human capital management strategies and programs, and (v) oversees and administers our executive compensation plans and approves related goals and performance.

2023 Highlights:

During 2023 the Human Capital Management and Compensation Committee took a number of important actions on behalf of the Board and our shareholders, including:

∎  Approving new compensation metrics in the annual incentive program that more closely align with our strategic plan;

∎  Reviewing and approving a mandatory and a supplemental clawback policy that includes reputational harm;

∎  Reviewing and considering compensation-specific feedback from our shareholders;

∎  Considering the impact of the East Palestine incident on our shareholders and our operations, and following multiple internal discussions and following consultation with its independent compensation consultant, approving adjustments to 2023 compensation to account for the impact of the East Palestine incident; and

∎  Exercising negative discretion to zero out any annual incentive for our CEO and Executive Vice Presidents for 2023.

Compensation Committee Interlocks and Insider Participation: During 2023, each of John R. Thompson, Chair, Thomas D. Bell, Jr., Mitchell E. Daniels, Jr., John C. Huffard, Jr., Steven F. Leer, Claude Mongeau, and Jennifer F. Scanlon (who served until September 2023), served on our Human Capital Management and Compensation Committee. None of these members have ever been employed by Norfolk Southern, and no members had any relationship with us during 2023 requiring disclosure as a transaction with a related person, promoter, or control person under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K.

Norfolk Southern Corporation	2024 Proxy Statement 47

Corporate Governance

SAFETY COMMITTEE

Chair: Christopher T. Jones Current Members: Philip S. Davidson Michael D. Lockhart Claude Mongeau Jennifer F. Scanlon Meetings in 2023: 6

All members of the Safety Committee are independent.

Duties:

As reflected in the Safety Committee Charter, the Safety Committee (i) reviews and evaluates the Company’s safety program, practices, and performance, and (ii) monitors the Company’s compliance with applicable rules and regulations.

2023 Highlights:

During 2023, the Safety Committee took a number of important actions on behalf of the Board and our shareholders, including:

∎  Reviewing and enhancing a dashboard of key performance metrics provided to the Committee;

∎  Reviewing detailed results of independent safety assessments from AtkinsRéalis and the FRA;

∎  Overseeing management’s implementation of the detailed recommendations provided by AtkinsRéalis and the FRA, including improving early warning systems, communication and collaboration with craft employees, and our continuous improvement process;

∎  Reviewing with management the six-point safety plan put in place following the East Palestine derailment, and overseeing implementation of the status of such plan, including enhancing our hot bearing detector network, working with industry partners on best practices, accelerating our Digital Train Inspection Program, and enhancing our safety culture;

∎  Reviewing training activities with management to improve the Company’s safety culture and employee safety, including a new training program for more than 1,000 front line field supervisors who manage more than 78% of our workforce; and

∎  Working with the new Vice President Safety to take a data driven approach to enhance our safety program and processes, including to identify root causes of potential incidents.

48 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

EXECUTIVE COMMITTEE

Chair: Amy E. Miles Current Members: Mitchell E. Daniels, Jr. Marcela E. Donadio Christopher T. Jones Thomas C. Kelleher Alan H. Shaw John R. Thompson Meetings in 2023: 2

Duties:

When the Board is not in session, and except as otherwise provided by law, the Executive Committee has and may exercise all the authority of the Board, including the authority to declare a quarterly dividend on our common stock at the rate of the quarterly dividend most recently declared by the Board. All actions taken by the Executive Committee are reported to the Board at its next meeting and are subject to revision or alteration by the Board.

2023 Highlights:

During 2023, the Executive Committee met twice to review and declare the quarterly dividents paid in May and November on behalf of our shareholders.

Norfolk Southern Corporation	2024 Proxy Statement 49

Corporate Governance

COMPENSATION OF DIRECTORS

2023 Non-Employee Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Thomas D. Bell, Jr.	165,000	180,315		—	345,315

Mitchell E. Daniels, Jr.	185,000	180,315		20,000	385,315

Philip S. Davidson	60,000	82,030		—	142,030

Francesca A. DeBiase	60,000	82,030		5,000	147,030

Marcela E. Donadio	140,000	180,315		8,250	328,565

John C. Huffard, Jr.	174,000	180,315		—	354,315

Christopher T. Jones	130,000	180,315		5,000	315,315

Thomas C. Kelleher	140,000	180,315		—	320,315

Steven F. Leer	120,000	180,315	21,569	125	322,009

Michael D. Lockhart	135,000	180,315		5,000	320,315

Amy E. Miles	220,000	279,599		—	499,599

Claude Mongeau	120,000	180,315		—	300,315

Jennifer F. Scanlon	120,000	180,315		—	300,315

James A. Squires(6)	30,000	180,315		—	210,315

John R. Thompson	140,000	180,315		11,000	331,315

(1)	As our CEO, Mr. Shaw does not receive additional compensation for his service as a director. For compensation information for Mr. Shaw, see the Summary Compensation Table.

(2)

Includes amounts elected to be received on a deferred basis pursuant to the Directors’ Deferred Fee Plan. For a discussion of this plan, as well as our other director compensation plans, see the narrative discussion below. For directors Davidson and DeBiase, fees represent the amount paid for service beginning in July 2023.

(3)

Represents the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 of the restricted stock units granted to those directors then in office pursuant to our Long-Term Incentive Plan (the “LTIP”) on January 26, 2023, and an additional grant to Amy Miles on April 28, 2023 in connection with her service as independent Board Chair. Adm. Davidson and Ms. DeBiase received a pro-rated grant on July 31, 2023, in connection with their appointment to the Board. All of the restricted stock units granted to our directors under the LTIP are vested upon grant and acceptance of the award, but are subject to a restriction period of one year and, depending on the director’s election, may be subject to a retention period that ends upon the director’s termination of service. Each of Thomas Bell, Steven Leer, Michael Lockhart, Amy Miles, and John Thompson, who were elected to the Board before 2015, also held, as of December 31, 2023, 3,000 restricted shares granted pursuant to the Directors’ Restricted Stock Plan. See below under “Non-Employee Director Compensation - Long-Term Incentive Plan” and “Non-Employee Director Compensation - Directors’ Restricted Stock Plan” for more information.

(4)

Represents the amounts by which 2023 interest accrued on fees deferred prior to 2001 by Mr. Leer under the Directors’ Deferred Fee Plan exceeded 120% of the applicable Federal long-term rate provided in Section 1274(d) of the Internal Revenue Code.

(5)	Represents the dollar amounts we contributed to charitable organizations on behalf of directors pursuant to our matching gift programs.

(6)	Mr. Squires served on the Board until his retirement at the 2023 Annual Meeting.

50 2024 Proxy Statement	Norfolk Southern Corporation

Corporate Governance

Narrative to Non-Employee Director Compensation

Below is a discussion of the material factors necessary to an understanding of the compensation disclosed in the above table.

How We Set Director Compensation. The Human Capital Management and Compensation Committee and the Board of Directors determine the annual compensation of non-employee directors each year. Directors who are executives of the Company receive no compensation for their Board service. The Committee consults with its compensation consultant on the director compensation program and reviews survey information to determine whether changes are advisable. The Committee reviews a comparison to the market amount of compensation paid to directors serving on boards of similar companies and reviews the allocation of this compensation between cash retainer and equity grants. In general, the Human Capital Management and Compensation Committee and the Board seek to make any changes to non-employee director compensation in a gradual and incremental fashion.

The Company pays for or reimburses directors for expenses related to attending Board and committee meetings, director education programs, and other company business meetings.

Fees. In 2023, each member of the Board received a quarterly fee of $30,000 for service on the Board and its standing committees. Directors who served as committee chairpersons received an additional quarterly fee of $5,000 for such service. The independent Chair received an additional quarterly fee of $25,000. Beginning in the second quarter of 2023, members of the Special Litigation Committee (a temporary special purpose committee that was formed during 2023 and that is still reviewing litigation matters specific to the East Palestine derailment) each received an additional monthly fee of $5,000, and the chairperson of that Committee received an additional monthly fee of $6,000.

Directors’ Deferred Fee Plan. A director may elect to defer receipt of all or a portion of the director’s compensation. Amounts deferred are credited to a separate account maintained in the name of each participating director.

Five directors elected to defer compensation that would have been payable in 2023 into the Directors’ Deferred Fee Plan.

Amounts deferred on or after January 1, 2001, are credited with variable earnings and/or losses based on the performance of hypothetical investment options selected by the director. The hypothetical investment options include NS stock units and various mutual funds as crediting indices. Norfolk Southern stock units are phantom units whose value is measured by the market value of shares of our common stock, but the units will be settled in cash, not in shares of stock. These amounts will be distributed in accordance with the director’s elected distribution option in one lump sum or a stream of annual cash payments over 5, 10, or 15 years.

Amounts deferred before January 1, 2001, earn a fixed rate of interest, which is credited to the account at the beginning of each quarter. The fixed interest rate under the plan is determined based on the director’s age at the time of the deferral, which rate was 10% for deferrals made when a director was between ages 45-54. Amounts set forth in the table above represent the extent to which this rate exceeds 120% of the applicable federal long-term rate. These amounts will be distributed in ten annual installments beginning in the year following the year in which the participant ceases to be a director.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the Directors’ Deferred Fee Plan, the Board may reduce the interest and/or earnings on deferrals to a rate not less than one half the rate otherwise provided for in the Directors’ Deferred Fee Plan.

Long-Term Incentive Plan. Each of our non-employee directors was granted restricted stock units effective on January 26, 2023, or in the case of Adm. Davidson and Ms. DeBiase, on July 31, 2023, in connection with their appointment to the Board. Ms. Miles received an additional award of restricted stock units on April 28, 2023, in connection with her service as Board Chair. Each restricted stock unit represents the economic equivalent of one share of our common stock, and will be settled in shares of our stock. Beginning in 2020, each director was offered a choice as to the form for settlement of shares for the restricted stock unit award between (1) distribution one year after grant, with cash dividend equivalent payments made on the restricted stock units in an amount equal to, and commensurate with, regular quarterly dividends paid on our common stock, or (2) distribution upon leaving the Board, either in a lump sum or in ten annual distributions in accordance with the director’s prior election, with the award credited with dividend equivalents as dividends are paid on our common stock and the dividend equivalents converted into additional restricted stock units or fractions thereof based on the fair market value of our stock on the dividend payment date.

Under the LTIP, if a new non-employee director is appointed after the date of the plan awards for the year, the new director will receive an award under the same terms as made to other non-employee directors for the year but with the amount of the award prorated based on the number of days remaining in the year that the individual became a director. Adm. Davidson and Ms. DeBiase received equity awards on July 31, 2023, in accordance with this protocol.

Directors’ Charitable Award Program. Each director who has served for one year is entitled to nominate up to five tax-exempt institutions to receive, in the aggregate, up to $500,000 from Norfolk Southern following the director’s death. Directors are entitled to designate up to $100,000 per year of service until the $500,000 cap is reached. Following the director’s death, we will distribute the donations in five equal annual installments.

The Directors’ Charitable Award Program supports our long-standing commitment to contribute to educational, cultural, and other charitable institutions and to encourage others to do the same. We fund some of the charitable contributions made under the program out of general corporate assets, and some of the charitable contributions with proceeds from life insurance policies we purchased before 2011 on some of the directors’ lives. We are the owner and beneficiary of these policies, and the directors have no rights to any policy benefits. Upon directors’ deaths, we receive these life insurance death benefits free of income tax, which provide a source from which we can be reimbursed for donations made under the program. No premiums were paid for these life insurance policies after 2019.

Norfolk Southern Corporation	2024 Proxy Statement 51

Corporate Governance

Because we make the charitable contributions (and are entitled to the related deduction) and are the owner and the beneficiary of the life insurance policies, directors receive no direct financial benefit from this program. In the event the proceeds from any of these policies exceed the donations we are required to make under the program, we contribute the excess proceeds to the Norfolk Southern Foundation. Amounts the Norfolk Southern Foundation receives under this program may reduce what we otherwise would contribute from general corporate resources to support the Foundation’s activities.

Directors’ Restricted Stock Plan. Before 2015, each non-employee director serving at the time received a grant of 3,000 shares of restricted stock upon election to the Board. Restricted stock was registered in the name of the director, who has the right to vote the shares and receive dividends, but restricted stock may not be sold, pledged, or otherwise encumbered during the restriction period. The restriction period began when the restricted stock was granted and ends on the earlier of death or the director ceasing to serve on the Board because of disability or retirement. Effective January 2015, the Board of Directors amended the Directors’ Restricted Stock Plan to provide that no additional awards will be made under the plan.

Share Ownership Guidelines for Directors. Our Board of Directors has established as part of our Corporate Governance Guidelines that each non-employee director should own shares of Norfolk Southern stock equal to at least five times the annual amount of quarterly fees paid for service on the Board and its standing committees. The Board of Directors believes this stock ownership guideline is reasonable and aligns director and shareholder interests. Norfolk Southern common stock, restricted stock, and deferred and restricted stock units held in Norfolk Southern’s LTIP count toward this guideline. Directors may acquire such holdings over a five-year period. All directors currently meet this guideline or are expected to meet the guideline within the five-year period.

52 2024 Proxy Statement	Norfolk Southern Corporation

Norfolk Southern Corporation

AUDIT COMMITTEE MATTERS

ITEM 2

Ratification of Appointment
of Independent Registered Public Accounting Firm

The Audit Committee unanimously recommends, and the Board of Directors concurs, that shareholders vote FOR the proposal to ratify the appointment of KPMG LLP as our
independent registered
public accounting firm for
the year ending
December 31, 2024.

FOR

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to perform the integrated audit of our consolidated financial statements and internal control over financial reporting for 2024. KPMG and its predecessors have been the Company’s external auditor since 1982.

Selection of KPMG. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm and consequently is involved in the selection of the lead audit partner for the engagement. In addition, the Audit Committee is responsible for negotiating and approving the fees paid to KPMG. In determining whether to reappoint KPMG this year, the Committee reviewed KPMG’s performance and independence and considered a number of factors, including:

∎   the quality of its interactions and discussion with KPMG;

∎   KPMG’s performance in the audit engagement;

∎   the qualifications of the lead audit partner and audit team;

∎   KPMG’s independence program and processes for maintaining independence;

∎   KPMG’s expertise in relevant accounting and financial matters;

∎   the length of time KPMG has been engaged; and

∎   the potential impact of changing our independent registered public accounting firm.

Due to KPMG’s high-quality performance and strong independence, the Audit Committee and the Board of Directors believe that the continued engagement of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

KPMG Fees. For the years ended December 31, 2023, and December 31, 2022, KPMG billed us for the following services:
	2023 ($)	2022 ($)

Audit Fees(1)	3,308,214	3,423,000

Audit-Related Fees(2)	300,100	327,000

Tax Fees(3)	21,667	64,880

All Other Fees	—	—

Total Fees	3,629,981	3,814,880

(1)  Audit Fees include fees for the audit of our consolidated financial statements, included in our 10-K filing, and internal control over financial reporting (integrated audit), the review of our consolidated financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)  Audit-Related Fees principally include fees for employee benefit plan audits and other attestation services.

(3)  Tax Fees consist of tax advice, tax planning, and tax compliance services.

Norfolk Southern Corporation	2024 Proxy Statement 53

Audit Committee Matters

Pre-Approval Policy. The Audit Committee requires that management obtain the Committee’s prior approval for all audit and permissible non-audit services. The Committee considers and approves at each January meeting anticipated services to be provided during the year, as well as the projected fees for those services. The Committee considers and pre-approves additional services and projected fees as needed at each meeting. The Audit Committee has delegated authority to its Chair to pre-approve services between meetings, provided that the Chair reports any such pre-approval to the Audit Committee at its next meeting. The Audit Committee will not approve non-audit engagements that would violate SEC rules or impair the independence of our independent registered public accounting firm. All services rendered to us by KPMG in 2023 and 2022 were pre-approved in accordance with these procedures.

Representatives of KPMG are expected to attend the 2024 Annual Meeting. They will have the opportunity to make a statement, if they so desire, and be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

Before our Annual Report on Form 10-K for the year ended December 31, 2023 was filed with the SEC, the Audit Committee of the Board of Directors reviewed and discussed with management our audited financial statements for the year ended December 31, 2023.

The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referenced above be included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Marcela E. Donadio, Chair

Francesca A. DeBiase

Christopher T. Jones

Thomas C. Kelleher

Michael D. Lockhart

54 2024 Proxy Statement	Norfolk Southern Corporation

Norfolk Southern Corporation

EXECUTIVE COMPENSATION

ITEM 3

Approval of Advisory
Resolution on Executive
Compensation

The Board of Directors
recommends that
shareholders vote FOR the
advisory resolution
to approve the
compensation of Named
Executive Officers

FOR

We are asking our shareholders to vote to support the compensation of our Named Executive Officers, as disclosed in this Proxy Statement. Our executive compensation program is described in detail in the “Compensation Discussion and Analysis” beginning on page 58 and our “Executive Compensation Tables” beginning on page 87. An executive summary of the Compensation Discussion and Analysis is provided beginning on page 59.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Although this Say-on-Pay vote is advisory, and therefore not binding on the Board, the Human Capital Management and Compensation Committee (the “Committee”) will consider the results of the vote in evaluating our executive compensation program in the future.

As more fully described in our Compensation Discussion and Analysis, our executive compensation program is designed to align executives’ compensation with the Company’s overall strategic objectives, to attract and retain highly qualified executives, and to provide incentives that drive shareholder value. A significant portion of our executives’ compensation is variable, at-risk, and tied to meeting performance goals.

RESOLVED, that the shareholders of Norfolk Southern Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, and the other related tables and disclosures.

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Executive Compensation

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Committee oversees the executive compensation program on behalf of the Board. In fulfilling our oversight responsibilities, we reviewed and discussed with management the “Compensation Discussion and Analysis” set forth in this Proxy Statement.

The Compensation Discussion and Analysis discloses the material elements of Norfolk Southern’s executive compensation program. We are committed to a compensation program that is designed to align executive compensation with Norfolk Southern’s overall business strategies, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The Compensation Discussion and Analysis describes how our decisions regarding Norfolk Southern’s executive compensation program for 2023 implemented these design objectives.

In reliance on the review and discussions with management referenced above, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Norfolk Southern’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

MEMBERS OF THE HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

John R. Thompson, Chair

Thomas D. Bell, Jr.

Mitchell E. Daniels, Jr.

John C. Huffard, Jr.

Steven F. Leer

Claude Mongeau

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Executive Compensation

A MESSAGE FROM OUR HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

Fellow Shareholder,

Fiscal 2023 was a year of transformation as Norfolk Southern set itself on a path to achieve new standards for safe and reliable rail transportation across the U.S. and increase value for our shareholders. The Human Capital Management and Compensation Committee has taken action to ensure Norfolk Southern’s compensation program supports this transformation and is closely aligned with shareholder objectives.

Specifically, in 2023 we recalibrated our incentive program design to include priorities defined by our new innovative strategy, including adding performance metrics focused on safety and top-line revenue growth.

This past year, our engagement team expanded shareholder outreach efforts and held 55 meetings with 40 of our top shareholders. Following the East Palestine incident, these meetings focused on updating our shareholders on Norfolk Southern’s significant response efforts. To better understand drivers behind our 2023 Say-on-Pay vote support, we also continued to engage with our shareholders to discuss their compensation priorities and develop responsive actions.

The predominant themes conveyed by our shareholders included a desire for executive pay outcomes to align with shareholder outcomes, a preference for a robust clawback policy covering financial restatements and misconduct, and a focus on objective performance metrics in the incentive program design. The Committee has worked to respond to this feedback, most notably in its extensive deliberations around the most effective and balanced way for East Palestine response costs and future cost recoveries to be reflected in 2023 and future compensation outcomes, while encouraging cohesiveness of the relatively new executive leadership team and progress on the strategic priorities. In our meetings, we considered a range of factors, including the financial impacts of alternative adjustments, shareholder views, market data, the potential for future cost recoupment, and management’s responsive actions.

The Committee ultimately approved annual and long-term incentive award calculations which exclude the costs associated with East Palestine, and applied negative discretion to reduce 2023 annual executive incentive payouts to zero. The adjustments, combined with the impacts of our stock performance on the value of executive equity grants, have lowered our executives’ 2023 realizable compensation by 33% from its target value at year end. We believe these actions appropriately align executive incentives with shareholder returns, are consistent with our historical approach, and protect against unintended future incentive payouts due to cost recoveries, while also supporting our talent strategy and continuity of our relatively new cohesive management team in pursuit of our growth objectives.

We encourage you to read the Compensation Discussion & Analysis that follows for additional details. We remain committed to a transparent compensation program design that aligns our executive pay with the interests of our shareholders and performance results.

We look forward to continuing our dialogue with you as we work with the management team to advance Norfolk Southern’s transformation and deliver value to our stakeholders. On behalf of the Human Capital Management and Compensation Committee, we sincerely thank you for your feedback and support.

Sincerely,

John R. Thompson Committee Chair	Thomas D. Bell, Jr.	Mitchell E. Daniels, Jr.	John C. Huffard, Jr.	Steven F. Leer	Claude Mongeau

Norfolk Southern Corporation	2024 Proxy Statement 57

Executive Compensation

Norfolk Southern Corporation

COMPENSATION DISCUSSION

AND ANALYSIS

This Compensation Discussion and Analysis describes the objectives, governance, and policies that guide our executive compensation program, the compensation components that made up that program during 2023, and the related performance goals and results.

OUR 2023 NAMED EXECUTIVE OFFICERS

ALAN H. SHAW President & Chief Executive Officer	MARK R. GEORGE Executive Vice President & Chief Financial Officer

ANN A. ADAMS Executive Vice President & Chief Transformation Officer	CLAUDE E. (ED) ELKINS Executive Vice President & Chief Marketing Officer

PAUL B. DUNCAN Executive Vice President & Chief Operating Officer

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Executive Compensation

2023 EXECUTIVE COMPENSATION AT A GLANCE

ENGAGED IN PROACTIVE DIALOGUE WITH OUR SHAREHOLDERS AND RESPONDED TO THEIR FEEDBACK

We enhanced our shareholder engagement efforts in response to the East Palestine derailment and following the 2023 Say-on-Pay vote that received 84% support, less than in prior years. Throughout 2023, we held 55 engagement meetings with 40 shareholders representing 49% of our outstanding shares. In response, the Committee took the following actions:

∎

New Safety Metrics. We heard positive feedback from our shareholders on the new 2023 annual incentive plan design that incorporated two publicly reported safety measures, and intend to maintain safety performance metrics in our 2024 annual incentive plan.

∎

Negative Discretion. The Committee considered and approved the recommendation of the President & CEO to apply negative discretion and reduce the 2023 annual incentive plan payout to zero for all NEOs to foster alignment with our shareholders.

∎

Supplemental Clawback Policy. Adopted an expanded clawback policy that exceeds the NYSE requirements and covers detrimental conduct, including detrimental conduct resulting in a material risk management, operational, safety, or reputational failure.

OUR NEO AVERAGE REALIZABLE COMPENSATION WAS 33% BELOW TARGET AT YEAR END

Consistent with our shareholder returns in fiscal 2023, the realizable compensation for our CEO and other NEOs was 67% of their target total compensation at year end, which underscores the overall alignment of pay outcomes with our shareholders.

Target Compensation includes: 2023 base salary earned, 2023 target annual incentive compensation, and 2023 target value of the annual equity awards. Realizable Compensation Value reflects: 2023 base salary earned, no 2023 annual incentive earned, and the end-of-year value of performance share units (“PSUs”), restricted stock units (“RSUs”), and Stock Options issued in 2023, in each case valued based on a stock price of $236.38 at December 29, 2023, with PSUs valued at target and stock options valued based on an exercise price of $241.18. Please see the 2023 Grants of Plan-Based Awards Table beginning on page 90 for more information regarding the 2023 annual incentive and equity awards made to our CEO and the other NEOs.

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Executive Compensation

NO ANNUAL INCENTIVE PAID FOR 2023

The Committee applied negative discretion to reduce 2023 annual incentive plan payouts achieved at 24% of our incentive opportunities to zero for the President & CEO and all Executive Vice Presidents, including all NEOs. The Committee considered and approved this reduction, taking into account our operational and financial results for the year to ensure alignment between executive pay outcomes and the outcomes experienced by our shareholders and other stakeholders during 2023, including as a result of the East Palestine derailment.

2021-2023 PSUS PAYOUT REDUCED BY 2023 ROAIC PERFORMANCE

PSUs for the 2021-2023 performance cycle paid out at 105% of target reflective of our strong Return on Average Invested Capital (“ROAIC”) performance in the first two fiscal years and below-target performance in 2023, inclusive of a 0.875x payout reduction modifier based on our Total Shareholder Return (“TSR”) performance relative to the North American Class I railway companies.

BALANCED AND CONSISTENT APPROACH TO THE EAST PALESTINE DERAILMENT IMPACT ON EXECUTIVE COMPENSATION

After careful consideration as described below, the Committee determined to approve annual and long-term incentive payouts which adjust for costs associated with the East Palestine derailment to ensure consistency with the Company’s reported financial performance results, preempt the possibility of future unintended incentive payouts when the vast majority of additional recoveries from insurance and other settlements occur, support alignment with shareholder returns, and retain key talent.

OUR EXECUTIVE COMPENSATION IS PREDOMINANTLY AT-RISK AND PERFORMANCE-BASED

In 2023, 92% of our CEO target compensation and 81% of target compensation for our other NEOs was provided in the form of at-risk or performance-based incentives with value tied to the achievement of preset, rigorous performance goals or our stock price performance.

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Executive Compensation

INCENTIVE PROGRAM SUPPORTS OUR STRATEGY THAT BALANCES SAFE SERVICE, PRODUCTIVITY, AND SMART GROWTH

Our short- and long-term incentive programs are tied to our balanced shareholder value creation strategy. We updated the annual incentive metrics to focus on key drivers of smart and sustainable growth through the combination of revenue and operating income goals, as well as two measures of reliable customer service and two separate safety metrics. The 2023 PSU program is intended to motivate long-term productivity and growth through a 3-year after-tax ROAIC performance metric, and incorporates an additional revenue growth modifier and relative TSR modifier to further incentivize sustainable growth relative to our Class I railway and broader industry peers. Our long-term incentives, including PSUs, stock options and RSUs, are tied to our common stock value, incentivizing our executives to successfully execute this strategy.

Annual Incentives	Long-term Incentives

PRODUCTIVITY

Including operating income (40%) as our highest-weighted metric represents our continued focus on continuous productivity improvements and accretive incremental margins

SMART AND SUSTAINABLE GROWTH

Our relentless focus on smart and sustainable growth is supported by the inclusion of top-line annual revenue (30%) as our second financial metric

SAFE, RELIABLE, AND RESILIENT SERVICE

Our merchandise on-time delivery (10%) and intermodal composite (10%) goals incentivize customer-centric service. Two new safety metrics FRA reportable injury rate (5%) and FRA reportable train accident rate (5%) support our focus on providing safe and reliable service

PRODUCTIVITY

Utilizing ROAIC as our primary long-term metric incentivizes long-term productivity and promotes efficient long-term capital allocation

SMART AND SUSTAINABLE GROWTH

Both the relative TSR and relative revenue growth modifiers ensure our pay outcomes incentivize growth outperformance relative to our industry peers and require both long-term, top-line revenue growth and successful execution of our strategy

SAFE, RELIABLE, AND RESILIENT SERVICE

All three long-term performance measures incentivize safe, reliable and resilient service as reflected in our financial and relative performance measures

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Executive Compensation

2023 FINANCIAL AND STRATEGIC PERFORMANCE HIGHLIGHTS

Throughout 2023, our executive leadership team has taken significant steps to enhance the Company’s safety performance, improve overall safety culture, respond to several significant near-term operational, regulatory, and public relations challenges, and make it right for affected individuals and businesses.

PRODUCTIVITY

∎  Made substantial progress decongesting our rail yards by reducing the number of cars on our properties using a data-driven approach, delivering better service to our customers, and increasing our productivity.

∎  Meaningfully improved terminal dwell time and manifest train speed year-over-year through plan compliance, precision train building processes, and balanced resource allocation.

∎  By year-end, we resumed a trajectory of productivity improvement as train and engine workforce productivity improved sequentially in the fourth quarter by 4% through a combination of increased volume and network fluidity.

∎  Replaced 7% more rail in 2023 than the prior year, completing our third consecutive year of increased rail replacement in support of safety, service, and resilience. This work was performed with existing production teams through industry-leading technology and engineering processes.

∎  Increased cross-training efforts in our transportation workforce by 48%, progressed agreement modernization, and laid the foundation for the implementation of Predictable Workforce Scheduling, which will drive a more productive and resilient workforce.

∎  Implemented a next-generation technology, Yard Planner, at our Norris Yard in Birmingham, Alabama. Yard Planner is designed to improve operational consistency and increase on-time delivery of freight to our customers. This solution will be deployed to all of our hump yards during 2024.

SMART AND SUSTAINABLE GROWTH

∎  Provided our best intermodal service in over three years in the fourth quarter of 2023 and growing intermodal volume by 5% on a year-over-year basis.

∎  Became the exclusive rail service provider to the new Georgia Inland Port, designed to lift up to 200,000 containers annually.

∎  Formed new partnerships with Canadian National Railway Company and Florida East Coast Railway, extending the reach of our network and ability to serve customers.

∎  Worked with 62 customers to complete $3.1 billion in strategic industrial development projects in 2023, including expanding our partnership with FedEx Ground and signing on new business with a plastic recycling plant in Ohio.

∎  Completed $1 billion in comprehensive infrastructure improvement projects throughout the Company’s 22-state network.

∎  Created a first-of-its-kind First & Final Mile Markets department, which aims to help our customers move their freight from the first mile to the last, providing integrated solutions that encompass rail, terminal, and trucking.

∎  Announced the $1.62 billion acquisition of Cincinnati Southern Railway, expected to close in March 2024.

SAFE, RELIABLE, AND RESILIENT SERVICE

∎  Lowered our mainline train accident rate by 38% year-over-year, resulting in the fewest mainline accidents since 1999, as a result of enhanced safety culture across the organization.

∎  Launched industry-leading Digital Train Inspection Portals that utilize AI train inspection technology, with two portals already constructed and 20 slated to be deployed across our network by 2027.

∎  Successfully completed UPS Peak Season with over 99.99% of units meeting the customer’s sort commitment.

∎  Worked with our drayage partners to reimagine how we work to better serve our intermodal customers. Through the revolutionary ModalView app, our intermodal customers will have a full and transparent view into their shipments and a seamless administrative experience. Our published intermodal trip plan compliance improved to 97% in 2023.

∎  Invested in 22 DOT-117 tank cars used for transporting flammable liquids with enhanced safety features to replace currently operating DOT-111 cars.

∎  Appointed AtkinsRéalis, a premier safety and project management expert, to evaluate the Company’s safety culture, safety-related training programs, employee engagement and oversight, and communications practices.

∎  Held the Company’s first ever company-wide town hall, which focused exclusively on safety, and engaged all 20,000 employees.

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Executive Compensation

Management’s Focus on East Palestine Recovery

As discussed in the section “East Palestine Response Progress,” on February 3, 2023, a Norfolk Southern train derailed in East Palestine. Norfolk Southern team members were onsite quickly to take the actions necessary to ensure the safety of residents and to engage in site rehabilitation in coordination with federal, state, and local agencies. As further detailed in our 12-Month Progress Report, available on our website at www.NSMakingItRight.com, since the East Palestine derailment, our executive leadership team has been committed to enhancing the Company’s safety performance, improving overall safety culture, and responding to significant operational, regulatory, and public relations challenges. In furtherance of these efforts, our management team has:

Led environmental remediation strategy and efforts to safely and thoroughly rehabilitate the East Palestine community, in partnership with federal, state, and local agencies, with major excavation and soil removal activities in 2023.

Committed over $104 million in assistance to East Palestine and the surrounding areas in Ohio and Pennsylvania, reached over 11,750 families through our Family Assistance Center, and established a permanent field office and community liaison role in East Palestine to provide ongoing assistance to ongoing residents.

Fostered a culture of safety and compliance by establishing a six-point safety plan to address preliminary NTSB findings, enhancing the Company’s hot bearing detector network to align with industry best practices, and implementing stakeholder recommendations to enhance safety-related communication and training.

Updated and enhanced our Enterprise Risk Management framework to incorporate each aspect of the Company’s new strategy: a balanced approach to Safe Service, Productivity, and Growth.

Engaged with regulators and elected officials on environmental and safety considerations, establishing cooperative and collaborative dialogue and relationships.

Established community support and engagement initiatives to ensure that East Palestine and surrounding areas had the support required after the incident, including multiple visits per month by the CEO and other senior executives.

Regularly met with the independent Board Chair and the new Chair of the Safety Committee to address ongoing strategic, operational, and emerging matters in preparation for Board and Committee meetings.

Engaged with key shareholders on various topics, including our response to the East Palestine derailment, our ESG strategy and performance, and our compensation program and practices, incorporating feedback into our decision-making and disclosure processes.

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Executive Compensation

2023 COMMITTEE DELIBERATIONS AND PROCESS

In the ordinary course, the Committee is actively engaged in overseeing our executive compensation program, receiving consistent updates from Company management and its independent compensation consultant, Pay Governance, on alignment with our business strategy, shareholder feedback, market compensation levels and practices, and progress toward our incentive performance goals.

January 2023

As part of its regular annual compensation program review and as described above, in January 2023, the Committee recalibrated the executive compensation program to effectively support our shareholder value growth drivers and priorities set by our new strategic plan announced in December 2022.

February - June 2023

Following the East Palestine derailment, the Committee’s immediate priority became to ensure effective oversight over pay-for-performance alignment for 2023 and to hear investor perspectives through a robust expanded shareholder engagement program.

July - December 2023

Throughout the second half of 2023, the Committee conducted meaningful deliberations of potential responsive alternatives in four separate meetings, including special and regular meetings, to appropriately address the East Palestine incident for executive compensation purposes. These deliberations included the following elements:

∎   Scope of Alternatives: The scope, nature, and impact of the various alternatives being considered, including comparisons of the overall impact on executive compensation if a particular response was implemented versus whether no action was taken.

∎   Shareholder Feedback: Feedback expressed by the Company’s largest shareholders during multiple engagements in 2023, including the desire for alignment between executive pay and shareholder outcomes.

∎   Market Data: Input from its independent compensation consultant regarding potential compensation responses for the Committee’s considerations, including responses taken by other companies with similar significant events and a range of potential perspectives from multiple stakeholders.

∎   Financial Review: A detailed review of the costs and charges that comprise the financial adjustment for earnings purposes, including the respective components and timing of potential payments and recoveries.

∎   Board Engagement: Periodic discussions with the full Board regarding potential responses and the various factors impacting such decision.

For more detail on the outcomes, see “Impact of East Palestine Derailment on 2023 Compensation Decisions” below. The Committee believes that the updated compensation program design and approved adjustments support the Company’s growth priorities and talent strategy.

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Executive Compensation

2023 SAY-ON-PAY AND SHAREHOLDER ENGAGEMENT

Our annual Say-on-Pay vote is one of the opportunities to receive feedback from shareholders on our executive compensation program, and Norfolk Southern has a history of strong Say-on-Pay results. The 2023 Say-on-Pay vote received 84.5% support from shareholders, below our ten-year average approval level of 93%. The Committee considered these results and feedback from our shareholders and implemented several changes to our compensation program as discussed below. Following review of the results and the ongoing review of our compensation programs, the Committee believes that our compensation program effectively aligns the interests of the Named Executive Officers with our long-term strategic goals and with the interest of our shareholders.

As part of our open and ongoing dialogue with our shareholders, in 2023, our engagement team held 55 meetings with 40 of our top shareholders representing 49% of our outstanding shares. The independent Chair of our Board, other members of our Board and management, including our CEO and representatives from our investor relations, finance, safety, and sustainability teams participated in this engagement effort.

SPRING 2023 SHAREHOLDER ENGAGEMENT

In the spring of 2023, we bolstered outreach efforts to enhance transparent and open communication with our shareholders regarding our East Palestine responsive efforts, including the Board’s oversight of management’s response and our overall commitment to make things right. The majority of our shareholders expressed appreciation for the breadth and comprehensiveness of our responsive efforts as well as strong support for the Board’s decision to incorporate two publicly reported safety measures into our executive compensation program.

FALL 2023 SHAREHOLDER ENGAGEMENT

We continued our robust engagement efforts in the fall to further our discussions regarding our responsive remediation efforts and safety initiatives, highlight recent Board member and Committee Chair refreshment activities, emphasize our continued commitment to sustainability and other key ESG initiatives (including becoming the first Class I railroad to provide paid sick leave to all employees as well as our commitment to release a Climate Transition Plan, which was subsequently fulfilled in December 2023). We also solicited feedback on the drivers behind the shareholder vote on our executive compensation proposal at the 2023 Annual Meeting.

Throughout these engagements, most shareholders expressed appreciation for the continued focus and responsive safety and governance actions taken following the East Palestine derailment, including Board refreshment and appointment of two new Board members with extensive safety, strategic planning, and risk management experience. Diverse feedback provided during these follow-up discussions was primarily focused on alignment of pay and performance, rationale for the various components of our redesigned annual incentive plan, and the scope of our clawback policy.

2023 Shareholder Engagement Shareholders Contacted 55 | 55% of Outstanding Shares

Shareholders Engaged 40 | 49% of Outstanding Shares

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Executive Compensation

2023 SHAREHOLDER ENGAGEMENT TIMELINE AND FEEDBACK

Below is a detailed summary of the feedback we received from our shareholders and our response.

What We Heard	Our Response

Executive pay should align with overall performance

To align overall pay outcomes with our shareholder outcomes, the Committee considered and approved the recommendation of the President & CEO to reduce payouts for the 2023 annual incentive awards to zero for the CEO and the Executive Vice Presidents, including all of the NEOs.

Realizable compensation for 2023 represented 67% of the total target compensation for the CEO and other NEOs at year end, which underscores the overall alignment of pay outcomes with our shareholders.

Focus on pre-set, objective, quantitative goals in the annual incentive plan

We have provided detailed disclosure in this proxy statement of the new performance metrics included in our 2023 annual incentive plan, which was 100% based on pre-set, quantitative performance goals and was updated to support our innovative growth strategy.

We established Operating Income (40%) as the most heavily weighted metric in our annual incentive program to drive continued focus on productivity improvements and accretive incremental margins. We added annual revenue (30%) to reflect our continued focus on smart and sustainable growth.

From a service standpoint, we elected to use two internal metrics that are representative of our core service performance, merchandise on-time delivery (10%) and intermodal composite (10%).

From a safety perspective, we elected to use two publicly reportable metrics used in the industry to measure safety performance, FRA reportable injury rate (5%) and FRA reportable train accident rate (5%).

The Committee evaluates our incentive program design on an annual basis and will continue to consider feedback from shareholders and the appropriate mix and weighting of performance metrics for future years to ensure our incentive plans effectively support our shareholder value creation strategy.

Focus on safety performance metrics in executive compensation program	The new annual incentive plan design for 2023 incorporated two publicly reported safety measures (FRA injury and train accident rates) to further emphasize safety performance and better align with our corporate priorities. We heard positive feedback from our shareholders regarding the addition of these metrics, and intend to maintain safety performance metrics in our 2024 annual incentive plan.

Clawback policy should be expanded beyond NYSE requirements

In addition to a mandatory clawback policy in compliance with the updated NYSE listing standards, we adopted a supplemental clawback policy. The supplemental clawback policy provides discretion to the Committee to recoup incentive compensation from a broader group of persons than the NYSE policy, including Executive Officers, Senior Vice Presidents, and Vice Presidents, in case of specific detrimental conduct, including detrimental conduct resulting in a material risk management, operational, safety, or reputational failure.

The supplemental clawback policy applies to all incentive awards, whether time or performance-based, and applies to all incentive compensation granted after adoption of the policy, beginning with our 2024 incentive awards.

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Executive Compensation

2023 COMPENSATION PROGRAM

2023 HIGHLIGHTS

∎   Base salary revisions limited to market-based adjustments

∎   No annual incentive payout

∎   Payouts for 2021-2023 PSUs were impacted by below-target ROAIC performance in 2023 and were further reduced by the PSU modifier based on our TSR performance relative to peers

COMPENSATION PROGRAM OVERVIEW

We believe that the compensation opportunities of our Executive Officers should be predominantly at-risk, tied to the Company’s long-term performance and shareholder value creation. Approximately 92% and 81% of target compensation for our CEO and other NEOs, respectively, is variable and provided in the form of cash incentives and equity-based compensation that deliver value based on the achievement of rigorous performance targets or our stock price performance. Because the Chief Executive Officer’s job carries the highest level of responsibility and has the greatest ability to drive shareholder value, his total compensation has historically contained a higher performance-based component than that of the other Named Executive Officers.

Our executive compensation program is designed to attract, retain, and motivate talent that have the leadership abilities and experience necessary to achieve the Company’s short-term and long-term business strategies, create profitable growth, and drive sustainable, long-term shareholder value. Our program is primarily designed to:

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Executive Compensation

The objectives of each compensation element are as follows:

COMPENSATION ELEMENT	PURPOSE	CEO WEIGHTING	AVERAGE NEO WEIGHTING	KEY FEATURES

Base Salary	Attract and retain executive talent through a fixed level of competitive base pay			∎ Generally set to approximate the median of the peer group, but may be adjusted based on an executive’s performance, expertise, tenure, and scope of responsibilities relative to market benchmarks

Annual Incentive (see pages 75 – 78 for more information)	Incentivize and reward annual performance on key financial, service, and safety metrics of company success			∎ Payouts between 0–150% of incentive opportunity based on performance against six key measures of financial, customer, and safety performance

Long-Term Incentives (see pages 78 – 82 for more information)	Reward long- term performance, align incentives with shareholder value, and retain key executives

∎  Awards comprised of three vehicles – PSUs, RSUs, and stock options – to provide exposure to different aspects of shareholder value creation

∎  PSUs pay out between 0–250% of target based on performance on long-term return on capital, relative revenue growth, and relative shareholder returns

∎  PSUs vest after a 3-year performance period

∎  RSUs and stock options vest ratably over 4 years; strong practice relative to market norms

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COMPENSATION GOVERNANCE

The Committee establishes, reviews, and approves the Company’s overall compensation strategy, working with its independent compensation consultant, Pay Governance LLC, as described below.

Human Capital Management

and Compensation Committee

∎  Reviews our overall compensation strategy and executive compensation programs and levels.

∎  Makes decisions on the compensation paid to our Named Executive Officers, considering, among other factors, market data, tenure, scope of role, and executive performance.

∎  Works closely with its independent compensation consultant throughout the year to develop the executive compensation program and to align pay with business strategy and market practice among peers.

∎  Acts independently of management to retain advisors to assist in decision making, as appropriate.

∎  Annually reviews the performance of the President & CEO and other NEOs.

∎  Considers both its own and the President & CEO’s assessment of NEO performance.

Independent Compensation Consultant:

Advisory Actions in 2023

∎  Conducted peer group analysis of compensation for key executive positions.

∎  Conducted market pay assessments of our compensation levels relative to both the competitive market and our compensation philosophy, including identifying and reviewing available market benchmark positions and pay data.

∎  Advised on long-term incentive grant guidelines based on a competitive pay assessment.

∎  Advised on updates to the annual incentive program and PSU awards to more closely align with our new strategic plan.

∎  Reviewed emerging regulations, trends, and issues in executive compensation.

∎  Advised on the development of the NYSE mandatory clawback policy and a more expansive supplemental clawback policy.

∎  Assisted in evaluating shareholder feedback in connection with the executive compensation program.

∎  Advised on the precedents of companies facing significant business challenges.

Pay Governance does not provide services to Norfolk Southern other than those provided at the request of the Committee. At the Committee’s request, the consultant attends Committee meetings and provides recommendations regarding individual pay and executive compensation program design.

The Committee considered Pay Governance’s independence under applicable SEC rules and the listing standards of the SEC and, following review of a report provided by Pay Governance regarding the independence factors under such rules, determined that the engagement of Pay Governance does not raise any conflicts of interest.

Coordination with Board and Other Committees

∎  Works with the Board to make key compensation decisions.

∎  Coordinates with the Safety Committee to design compensation program metrics relating to safety.

∎  Evaluates with the Audit Committee the impact of financial results on executive compensation program.

Committee Consideration of Management Recommendations

∎  Management does not make recommendations on the compensation of the President & CEO.

∎  Pay Governance makes recommendations to the Committee regarding the compensation for the President & CEO, and the President & CEO is not present when the Committee makes decisions on his compensation.

∎  The President & CEO makes recommendations to the Committee regarding adjustments to compensation for the other NEOs. Such adjustments are based on each individual’s performance, level of responsibility, and internal pay equity, in addition to the market compensation data for peer group companies provided by Pay Governance.

∎  The President & CEO also provides recommendations to the Committee on adjustments to compensation to address hiring or retention needs, performance goals, market pay equity, overall corporate performance, and general economic conditions.

∎  The Committee considers these recommendations along with other factors and makes its decisions independently.

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Executive Compensation

PEER GROUPS

The Committee monitors the continuing appropriateness of the peer group companies used in evaluating various components of executive compensation. The Committee continues to believe that it is important to focus on a peer group of the other North American Class I railroads or their holding companies (“Class I Railroads Peer Group”) because we are in direct competition with those companies for key executive talent. The Committee also recognizes the market we compete in for many executive positions extends to other industrial companies of comparable size to Norfolk Southern, and also references pay levels at comparable industrial companies (the “Industrials Peer Group”). At the time that the Committee reviewed market compensation levels for this peer group, Norfolk Southern ranked at the 26th percentile of this group in annual revenue, at the 85th percentile in market capitalization, and at the 79th percentile in total assets.

In November 2022, the Committee reviewed compensation data provided by Pay Governance for the Industrials Peer Group, as well as for the Class I Railroads Peer Group as part of its annual review of benchmark compensation data, and in preparation for its decisions on officer compensation made in January 2023. The chart below reflects the 2023 peer groups and changes from 2022 to 2023.

PEER GROUP	DESCRIPTION		YEAR-OVER-YEAR CHANGES FROM 2022 TO 2023
Industrials Peer Group (20 companies)	Companies in the industrials sector of a comparable size and complexity to Norfolk Southern, used to provide robust market data on executive pay levels and design.		No change

Industrials Peer Group

Burlington Northern Santa Fe, LLC

Canadian Pacific Railway Limited

CSX Corporation

Eaton Corporation plc

Illinois Tool Works Inc.

L3Harris Technologies, Inc.

Parker-Hannifin Corporation

Textron Inc.

Waste Management, Inc.

XPO, Inc

Canadian National Railway Company

Carrier Global Corporation

Dover Corporation

Fortive Corporation

Johnson Controls International plc

Otis Worldwide Corporation

Republic Services, Inc.

Trane Technologies, plc

Westinghouse Air Brake

 Technologies Corporation

Xylem Inc.

Class I Railroads Peer Group (Five companies)

The other Class I North American railroads against which we directly compete for talent; compensation practices are selectively considered as inputs to our own programs, and we measure our growth rate relative to this group to potentially modify PSU payouts.

No change
	Class I Railroads Peer Group Burlington Northern Santa Fe, LLC Canadian Pacific Railway Limited Union Pacific Corporation	Canadian National Railway Company CSX Corporation

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FACTORS CONSIDERED WHEN SETTING COMPENSATION

In setting compensation for the Named Executive Officers, the Committee considers the following factors and then makes its own judgments about the appropriate levels and mix of compensation:

∎

each officer’s performance, experience, qualifications, and responsibilities and, for newly hired officers, competitive pay, including pay appropriate to encourage acceptance of our offer of employment;

∎	current and historical salary levels, targeted annual incentive opportunities, and long-term incentive awards;

∎	expected corporate performance and general economic conditions;

∎	potential dilutive effect of stock-based awards;

∎	allocation of compensation elements in support of strategic objectives;

∎	general industry compensation survey data;

∎

comparative market data, provided by the independent compensation consultant, as a guideline. In 2023, the Committee considered total direct compensation (salary plus target annual incentive plus the expected value of long-term incentive awards) relative to the 50th percentile for the Chief Executive Officer and the other Named Executive Officers as compared to the peer groups;

∎	results of shareholder advisory vote on executive compensation; and

∎	the advice of its independent compensation consultant.

The Committee does not consider amounts realized from prior performance-based or stock-based compensation awards when setting the current year’s target total direct compensation, regardless of whether such realized amounts may have resulted in a higher or lower payout than targeted in prior years. Since the nature and purpose of performance-based and stock-based compensation is to tie executives’ compensation to future performance, the Committee believes that considering amounts realized from prior compensation awards in making current compensation decisions is inconsistent with this purpose.

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Executive Compensation

LEADING COMPENSATION GOVERNANCE PRACTICES

Embedded in our overall executive compensation program are features that reflect leading governance principles and demonstrate our commitment to best practices in executive compensation:

PAY-FOR-PERFORMANCE COMPENSATION PROGRAM	Predominantly at-risk and performance-based, with majority of incentives in the form of long-term incentives that foster alignment with shareholder interests
ACCOUNTABLE TO SHAREHOLDERS	Annual Say-on-Pay vote and robust ongoing shareholder engagement
ALIGNED WITH SHAREHOLDER EXPERIENCE	No stock option repricing, reloads, cash buyouts or exchanges without shareholder approval, as prohibited by our equity incentive plan
COMPREHENSIVE CLAWBACK	Covers financial restatements and supplemental policy covers misconduct and applies to time- and performance-based incentives
FORMULAIC INCENTIVE PLAN DESIGN	Supported by transparent disclosure of performance thresholds, target and maximum levels and achieved results for the annual and long-term incentives
PROHIBIT HEDGING AND PLEDGING	No hedging Norfolk Southern securities by our Executive Officers or directors; and no pledging by our Executive Officers
STOCK OWNERSHIP GUIDELINES	Stock ownership guidelines of 5x salary for CEO, 3x salary for EVPs
AT-WILL EMPLOYMENT	No individual employment agreements or individual supplemental retirement plans
DOUBLE-TRIGGER CHANGE- IN-CONTROL PAYMENTS	No single-trigger change-in-control benefits
NO GROSS-UPS	No excise tax gross-ups on change in control benefits
INDEPENDENT COMPENSATION CONSULTANT	The Committee directly retains an independent compensation consultant that performs no services for the Company other than those for the Committee
LIMITED PERQUISITES	We do not provide significant perquisites for Executive Officers or directors

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2023 COMPENSATION DECISIONS AND OUTCOMES

The objective of the compensation program is to align executive compensation with the objectives of our strategy, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The program provides a significant portion of compensation in the form of equity and directly links executive compensation to our strategic goals and financial performance, so that a substantial portion of targeted executive compensation aligns with shareholder interests.

IMPACT OF EAST PALESTINE DERAILMENT ON 2023 COMPENSATION DECISIONS: A BALANCED AND CONSISTENT APPROACH

As discussed above, our management team took quick and decisive action in response to the February 2023 East Palestine derailment and is committed to helping East Palestine recover and thrive. Our team has dedicated its efforts to enhancing the Company’s safety performance, improving overall safety culture, and responding to significant near-term operational, regulatory, and public relations challenges since the East Palestine derailment. Our non-operating financial results were significantly impacted by the East Palestine incident and response costs.

As described in “2023 Committee Deliberations and Process” above, throughout 2023, the Committee thoughtfully deliberated regarding the most effective and balanced way to take into account the impact of the East Palestine derailment in connection with compensation decisions for 2023. Taking into account various alternatives, shareholder feedback, market data, financial and operational impact, potential for future unintended incentive payouts, and management responsiveness, the Committee determined to approve 2023 annual and long-term incentive payouts that adjust for costs related to the East Palestine incident and response (the “East Palestine Adjustments”), consistent with reported results. The East Palestine Adjustments are permitted by the provisions of the annual and long-term incentive plans and are designed to more accurately recognize actual performance achievements of the relatively new management team for the year, and align with the presentation of East Palestine-related charges in our financial statements.

As described further below, the East Palestine Adjustments had no impact on the annual incentive plan achievement level or payments for our President & CEO and our Executive Vice Presidents, as the Committee exercised negative discretion and reduced the earned annual incentive payouts to zero for this group. The East Palestine Adjustments did impact the amounts payable under our PSUs, with the calculated three-year average ROAIC achievement for the pertinent performance cycle increasing from 11.7% to 12.6% and the PSU payout percentage from 56% to 96.3% of target. The PSU Payout percentage increased to 105% of target when further adjusted for the impact of the Cincinnati Southern Railway acquisition cost as further discussed below.

The Committee believes this is a balanced and consistent approach that results in an appropriate level of compensation for our relatively new management team in 2023 in light of Company performance and management’s significant efforts following the East Palestine derailment, and getting back on track in terms of safety and service.

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Executive Compensation

FACTORS	COMMITTEE CONSIDERATIONS
Alignment with reported results for unusual event by adjusting for charges relating to the East Palestine derailment

In consideration of the feedback from the Board of Directors, the Committee believes that calculation of the annual and long-term incentive performance measures for executive compensation purposes should be consistent with the presentation of East Palestine-related charges in the Company’s financial statements. Those charges, which are periodically reviewed with the Audit Committee, include costs for environmental response efforts and expected recovery and monitoring activity, costs of legal-related activities and community assistance and expected insurance recoveries.

Furthermore, the Committee considered benchmarking provided by the Committee’s independent compensation consultant reflecting other companies’ treatment of relevant unusual events.

Protection against future unintended incentive payouts

The Committee considered how to appropriately align incentive awards with current operational performance. The East Palestine Adjustments provide for a consistent calculation of performance over time and preempt the possibility of future unintended incentive payouts when the vast majority of additional recoveries from insurance and other settlements in subsequent years may offset a significant portion of such charges, while the exercise of negative discretion with respect to 2023 payouts demonstrates the Committee’s responsiveness to recent events.

Failure to apply the East Palestine Adjustments would result in a significant imbalance between when the majority of costs are incurred versus when the vast majority of potential recoveries may occur, resulting in a reduction in 2023 compensation as well as an increase in future-period compensation related to the timing of offsetting insurance and potential third-party recoveries that are unrelated to underlying management performance during such periods.

Alignment with shareholder return and more accurate reflection of performance with annual incentive payouts reduced to zero with negative Committee discretion

The Committee considered shareholder returns as compared to our NEOs’ realizable compensation. The 33% reduction in 2023 realizable executive compensation, which reflects zero payouts under the 2023 annual incentive plan and the underwater status of the 2023 stock options as of the fiscal year end, underscores the alignment of 2023 executive compensation with shareholder returns.

The compensation program has historically included a significant proportion of equity-based incentives. The decrease in the Company’s stock value subsequent to the East Palestine derailment has resulted in a reduction in the value of long-term equity awards previously granted to executives, including underwater 2023 stock options and overall reduction of equity value.

The cumulative decrease in the value of equity awards is consistent with the compensation plan’s intended pay-for-performance alignment and alignment of executive compensation and shareholder outcomes. The Committee’s application of the East Palestine Adjustments balanced with the exercise of discretion further aligns the payouts with the stock’s performance.

Retention of key executive talent and continuity

The Committee believes it is important for the senior management team to focus on appropriately responding to the derailment and recovery measures, as well as the Company’s long-term strategy without concern over potential future impacts on incentive awards unrelated to their own performance. Moreover, the Committee believes it is essential to maintain continuity of the leadership team. A balanced approach to making compensation decisions for 2023 more accurately recognizes management’s actual performance achievements and supports the Company’s efforts to retain and appropriately incentivize its executives.

The balanced approach also allows overall compensation outcomes to adequately reflect the significant effort and responsive steps taken during 2023 by senior management to enhance safety performance, improve our safety culture, respond to several significant near-term operational, regulatory, and public relations challenges, as well as to take significant steps to make it right for affected individuals and businesses.

Further, this approach specifically enables the Committee to more appropriately tie overall pay outcomes to underlying management performance, which has the dual benefit of continuing to incentivize and retain key management personnel following the East Palestine derailment as well as maintain continuity in strategic and operational initiatives during this critical period.

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Base Salaries

The Board establishes competitive base salaries for our executive officers to attract and retain key executive talent. The Committee reviews the Named Executive Officers’ base salaries annually and periodically makes recommendations to our Board of Directors to adjust salaries based on market data, individual performance, experience, changes in position or responsibilities, or for other circumstances.

After the Committee’s annual salary review in January 2023, the Committee recommended and the Board approved increases in the salaries of Mr. Shaw and Ms. Adams for 2023 to more appropriately position them based on comparisons of total direct compensation among the peer group companies. With respect to Mr. Shaw, his 2022 salary reflects a composite average for his salary as President of the Company through May 1, 2022, and his salary as CEO of the Company beginning May 1, 2022, after which his base salary increased to $950,000. The Committee did not recommend any other salary adjustments for the Named Executive Officers during 2023.

EXECUTIVE OFFICER	2022 SALARY ($)	2023 SALARY ($)	YEAR-OVER-YEAR CHANGE (%)
Alan H. Shaw	900,000	1,100,000	22
Mark R. George	675,000	675,000	0
Ann A. Adams	600,000	625,000	4
Claude E. Elkins	600,000	600,000	0
Paul B. Duncan(1)	N/A	625,000	N/A

(1)	Mr. Duncan was appointed as Executive Vice President & Chief Operating Officer in January 2023.

2023 ANNUAL INCENTIVES

NEW IN 2023

∎  Recalibrated the annual incentive program design to support our balanced strategy

∎  Increased weighting for operating income from 30% to 40% to reinforce productivity improvements and related strategic initiatives

∎  Introduced the annual revenue metric to focus executives on top-line revenue growth

∎  Introduced two measures of reliable customer service and two publicly reported safety measures that are widely used in the industry to measure performance

NO 2023 ANNUAL INCENTIVE PAYOUT

The Committee considered and approved the recommendation of the President & CEO to exercise negative discretion to reduce the 2023 annual incentive awards below the earned 24% of our incentive opportunities to zero.

The payout reduction was applied to the President & CEO and the Executive Vice Presidents (despite the performance reflected below) to more closely align overall 2023 executive compensation with shareholders’ outcomes. As a result, none of our Named Executive Officers earned an award under the annual incentive for 2023.

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Executive Compensation

Each of our Named Executive Officers participates in our annual Executive Management Incentive Plan (the “EMIP”), which is designed to compensate executives based on achievement of annual corporate performance goals.

For 2023, the Committee established the following annual incentive opportunities for the Named Executive Officers, which provided zero payout for 2023 as further detailed below:

NAMED EXECUTIVE OFFICER	ANNUAL INCENTIVE OPPORTUNITY (% OF SALARY)	TARGET PERFORMANCE LEVEL		ANNUAL INCENTIVE AT TARGET PERFORMANCE (% OF SALARY)	ANNUAL INCENTIVE AT TARGET PERFORMANCE LEVEL ($)	RANGE OF POTENTIAL PAYOUTS ($)
Alan H. Shaw	225%	X 67%	=	151%	$1,658,250	$ 0–$3,712,500
Mark R. George	135%	X 67%	=	90%	$ 610,538	$ 0–$1,366,875
Ann A. Adams	135%	X 67%	=	90%	$ 565,313	$ 0–$1,265,625
Claude E. Elkins	135%	X 67%	=	90%	$ 542,700	$ 0–$1,215,000
Paul B. Duncan	135%	X 67%	=	90%	$ 565,313	$ 0–$1,265,625

To support our new innovative strategy announced in December 2022, the Committee updated the metrics for the 2023 EMIP to emphasize a balanced approach of safely delivering reliable and resilient service, driving continuous productivity improvement, and propelling smart and sustainable growth. The annual incentive plan supports safe operations through performance goals for FRA injury rate and FRA train accident rate; customer service through goals for merchandise on-time delivery and an intermodal composite measure; productivity through operating income goals; and smart, sustainable growth through the combination of revenue and operating income goals. For all officers at the level of Vice President and above, the Committee also included an award modifier in the 2023 EMIP, which may have increased annual incentive awards earned under the EMIP by up to 20% based on our employee engagement scores compared to benchmarks for US employees across a range of industries, but minimum levels of performance were not achieved. The modifier was not relevant to 2023 NEO compensation because the 2023 annual incentive awards were reduced to zero.

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2023 Annual Incentive Outcomes

After the end of the year, the Committee determines the extent to which the performance goals were met. The performance-based annual incentive paid to each officer is then calculated by multiplying the officer’s salary paid in the prior year by that officer’s annual incentive opportunity and percentage achievement of the corporate performance goals. The Committee may reduce the annual incentive paid to any executive based on individual performance. For 2023, the Committee did not make any adjustments to the annual incentive payout based on individual performance.

For 2023, the performance under the annual incentive plan achieved was 24% resulting from below-threshold performance for the operating income and safety metrics, and performance between threshold and target for the revenue and service metrics. After applying the adjustment for East Palestine-related costs, the performance achieved under the annual incentive plan was not impacted and remained at 24% of target. The corporate performance metrics, performance levels for each metric (threshold, target, and maximum performance levels) and results for the 2023 annual incentive are detailed below:

			GOALS AND ACHIEVEMENT
TYPE OF METRIC	DESCRIPTION	MEASURE	THRESHOLD (30%)	TARGET (67%)	MAXIMUM (150%)	ACHIEVEMENT LEVEL (% OF TARGET)
FINANCIAL 70%	Our continued focus on productivity is reflected in the continued use of operating income, and our inclusion of revenue reflects our balanced approach to safe service, productivity, and growth	Operating Income 40%				0.0%
		Revenue 30%				47.3%
CUSTOMER SERVICE 20%	These metrics were selected to incentivize execution of our customer-centric, operations-driven approach to improving service levels as a platform for growth	Merchandise On-Time Delivery 10%				34.5%
		Intermodal Composite 10%				63.8%
SAFETY 10%	The selected safety performance measures are key indicators of success related to our employees and the communities in which we operate	FRA Reportable Injury Rate 5%				0.0%
		FRA Reportable Train Accident Rate 5%				0.0%
Annual Incentive Payout Level						24.0%
Final Annual Incentive Payout Level						0.0%

(1)	Adjusted for East Palestine-related costs, Operating Income was $3.967B, which would still represent below-threshold achievement for our Operating Income measure.

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Executive Compensation

Annual incentive award targets and payout ranges for 2023, as well as the actual annual incentive award payouts for each of the Named Executive Officers for 2023 (following exercise of the negative discretion referenced above), are:

NAMED EXECUTIVE OFFICER	ANNUAL INCENTIVE OPPORTUNITY ($)	CORPORATE PERFORMANCE FACTOR (%)		PAYOUT EARNED ($)	AWARD ACTUALLY PAID ($)

Alan H. Shaw	1,658,250	X 24	=	594,000	0

Mark R. George	610,538	X 24	=	218,700	0

Ann A. Adams	565,313	X 24	=	202,500	0

Claude E. Elkins	542,700	X 24	=	194,400	0

Paul B. Duncan	565,313	X 24	=	202,500	0

2024 Annual Incentive Updates

In several meetings in 2023 and early 2024, the Committee considered whether any updates were required to the annual incentive program to further promote the Company’s overall strategic objectives. Based on its discussion and review of the annual incentive plan’s alignment with our strategy, and taking into account shareholder feedback and advice from its independent compensation consultant, the Committee elected to continue using the same performance metrics and weightings for the 2024 annual incentive awards as were used in 2023. However, to motivate management for driving shareholder value by maintaining and improving the Company’s operating margins, the Committee elected to transition to a new award modifier for 2024 based on incremental margin performance. Thus, the 2024 EMIP includes an award modifier for all officers at the level of Executive Vice President and above based on 2024 incremental margin performance (defined as growth in operating income as a percentage of the growth in revenue). This modifier can increase or decrease the annual incentive awards earned based on achievement of the other annual incentive goals by up to 15%. The Committee elected to use this as the sole modifier for 2024 to enhance executive focus on this important metric.

LONG-TERM INCENTIVE AWARDS

NEW IN 2023

In addition to the relative TSR modifier, the Committee introduced a relative revenue growth payout modifier (+0 - 50%, subject to 200% payout cap) to incentivize long-term, top-line revenue growth relative to our Class I railroad peers, which is one of our strategic priorities and a driver of our shareholder value creation.

We believe the most effective means to achieve long-term corporate performance is to align the interests of our Named Executive Officers with those of our shareholders. Our PSU awards motivate long-term productivity and growth through goals for 3-year return on average invested capital, and growth through a relative revenue growth award modifier. All of our long-term incentives, including PSUs, stock options, and RSUs are tied to our common stock value, and this, along with the relative total shareholder return PSU award modifier, incentivizes executives to increase long-term shareholder value by successfully executing our new innovative strategy.

In determining the appropriate allocation, the Committee considers the portion of total direct compensation to be awarded as long-term compensation and how the long-term portion should be allocated among PSUs, RSUs, and stock options. This allocation is based on our compensation objectives, general market practices, compensation trends, governance practices, and business strategy.

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EQUITY VEHICLE	PURPOSE	CEO WEIGHTING	OTHER NEO WEIGHTING	KEY FEATURES AND METRICS
PSUs	Incentivize outperformance on key metrics of long-term value creation

∎  Payout is based on 3-year ROAIC, with relative revenue growth and total shareholder return (“TSR”) serving as modifiers

∎  Payouts range between 0-250% of target

∎  Any earned awards vest following the three-year performance period

RSUs	Provide a strong retentive value and directly align executives’ rewards with shareholder value			∎ RSU grants vest ratably over 4 years, providing robust retentive value
Stock Options	Directly incentivize the creation of long-term shareholder value

∎  Awards only have value if company stock price increases from the grant date

∎  Options vest and become exercisable ratably over 4 years to support retention

∎  Awards expire 10 years after the grant date

In 2023, the Committee approved the following equity awards for the NEOs, consistent with the long-term program structure outlined above:

	2023 TARGET LONG-TERM INCENTIVE VALUE ($)
EXECUTIVE OFFICER	PSUs 60% CEO | 50% NEO	RSUs 15% CEO | 25% NEO	OPTIONS 25%	TOTAL 100%
Alan H. Shaw	$6,000,000	$1,500,000	$2,500,000	$10,000,000
Mark R. George	$1,200,000	$600,000	$600,000	$2,400,000
Ann A. Adams	$1,000,000	$500,000	$500,000	$2,000,000
Claude E. Elkins	$1,000,000	$500,000	$500,000	$2,000,000
Paul B. Duncan	$1,200,000	$600,000	$600,000	$2,400,000

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PERFORMANCE SHARE UNITS

We use PSUs to reward the achievement of performance goals over a three-year performance period. PSUs are settled in shares of Norfolk Southern common stock after the Committee certifies the extent to which the performance goals were attained.

2023 PSU AWARDS

Target # of PSU Units	x	ROAIC Performance Level	x	Relative Revenue Growth Modifier	x	Relative TSR Modifier	=	# PSU Units Earned

In January 2023, the Committee established performance goals based on 3-year after-tax return on ROAIC, with revenue growth and TSR serving as modifiers.

The Committee believes ROAIC is an important performance indicator to shareholders for a capital-intensive company such as Norfolk Southern. Further, the use of the ROAIC measure, with the revenue growth and TSR modifiers, promotes the enhancement of shareholder value and efficient utilization of corporate assets.

Using relative revenue growth as a modifier motivates and rewards executives for propelling smart and sustainable growth over the long term relative to our Class I railroad peers, and using TSR as a modifier ensures that the final payout is reflective of our performance relative to our Industrials Peer Group, while placing primary focus on making profitable use of our assets.

For the 2023 awards, if a threshold or higher payout is met for the ROAIC measure, then the payout may be modified based on our revenue growth relative to other North American Class I railroads and our TSR as compared with that of the other companies in the S&P 500 Industrials Index reflecting the return over the entire three-year period, as follows:

METRIC	PURPOSE	MEASUREMENT
ROAIC 100%	Place primary long-term focus on productivity and effective capital allocation strategy	The metric is our average 3-year after-tax return on annual average invested capital
Relative Revenue Growth +0 - 50% (subject to 200% cap)	Motivate and reward executives for propelling smart and sustainable growth over the long term relative to our Class I Railroads Peer Group	Our 3-year revenue growth is compared to that of other North American Class I railroads; top performance results in a positive award modifier, subject to the overall payout cap of 200% of target
NSC 3-Year Revenue Growth PSU Multiplier
		Highest 1.50	Second highest 1.25	Third or lower (No Change)
Relative TSR +/- 25%	Ensure that the final payout is reflective of our shareholder returns relative to our Industrials Peer Group

Our 3-year TSR is compared to that of the companies in the S&P 500 Industrials Index; performance can result in a positive or negative modifier. The multiplier is interpolated for performance between the percentiles shown below:

NSC 3-Year TSR Percentile Rank PSU Multiplier
		≥75th 1.25	50th (No Change)	≤25th 0.75

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The Committee believes that long-term targets for ROAIC represent proprietary information that would give substantial insight into the Company’s confidential, forward-looking strategies if they were disclosed, and could therefore place the Company and our shareholders at a competitive disadvantage. The Committee believes that it has set rigorous and challenging, but achievable performance targets aligned with the Company’s goals and strategic priorities. To allow shareholders to assess the link between corporate performance and compensation, consistent with our prior practice, the Committee is committed to disclosing in this Compensation Discussion and Analysis the achievements for our performance share units at the end of each performance period.

2021-2023 PSU EARNOUT AND RELATED ADJUSTMENTS

For the 2021-2023 performance cycle, the performance criterion was based on ROAIC as shown in the table below:

THREE-YEAR AVERAGE ROAIC 2021-2023	PSUS EARNED
≥ 13.3%	200%
12.8%	140%
12.5%	100% Target Performance
11.6%	60%
11.0%	30%
<11.0%	0%

Additionally, for the 2021-2023 performance cycle, the Company’s TSR relative to the other North American Class I railroads was used as a modifier, as shown in the table below.

MODIFIER FOR 2021 – 2023 PSUS
RANK OF NS 3-YEAR TSR VS. CLASS I RAILROADS	PSU MODIFIER
First	1.250x
Second	1.125x
Third or Fourth	No Change
Fifth	0.875x
Sixth	0.750x

Our TSR for the period ranked fifth out of the five North American Class I railroads that remain publicly traded following the consolidation of Canadian Pacific Railway and Kansas City Southern. As a result, the initial earnout was reduced by multiplying the achieved performance level by the 0.875 PSU modifier.

Adjustments to 2021-2023 PSUS

As discussed above, following significant deliberation, and after considering input from its independent compensation consultant, the Committee determined to adjust for the accounting charges relating to the East Palestine derailment when calculating ROAIC performance for 2023 under the PSUs. An adjustment was also made to exclude the $1.62 billion acquisition cost of the Cincinnati Southern Railway, consistent with past practice and because the initial performance goals for the 2021-2023 PSU cycle were set without regard to the cost of such a significant, one-time acquisition.

Taking into account the Cincinnati Southern Railway (CSR) adjustments, the calculated three-year average ROAIC achievement for the 2021-2023 PSUs performance cycle increased from 11.7% to 11.8%, and to 12.7% when also taking into account the East

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Palestine Adjustments on a cumulative basis. This resulted in the increase in the PSUs payout from the original 64.0% to 68.0%, when accounting for the CSR adjustments on a standalone basis, and 120.0% of target when combined with the East Palestine Adjustments. The payout was reduced by 0.875 PSU modifier based on the relative TSR performance results as described above, resulting in the final payout of 105.0% of target for the 2021-2023 performance cycle.

	EXCLUDING ADJUSTMENTS	EXCLUDING ONLY CSR ADJUSTMENTS	EXCLUDING ONLY EAST PALESTINE ADJUSTMENTS	EXCLUDING BOTH EAST PALESTINE AND CSR ADJUSTMENTS
Average 2021-2023 ROAIC	11.7%	11.8%	12.6%	12.7%
Payout for 2021-2023 ROAIC	64.0%	68.0%	110.0%	120.0%
TSR Modifier	0.875x	0.875x	0.875x	0.875x
Final 2021-2023 PSU Award Payout	56.0%	59.5%	96.3%	105.0%

Based on the final earnout of 105% for the 2021-2023 performance share units, the Named Executive Officers received the following number of shares of stock of Norfolk Southern Corporation in early 2024, with the earned award reduced upon distribution as required for tax withholding:

NAMED EXECUTIVE OFFICER	PSU AWARD GRANTED (#)	PSU EARNED AWARD (#)
Alan H. Shaw	3,540	3,717
Mark R. George	4,000	4,200
Ann A. Adams	3,540	3,717
Claude E. Elkins	420	441
Paul B. Duncan(1)	–	–

(1)	Mr. Duncan did not receive an earnout from the 2021-2023 performance share units as he was not employed by the Company in 2021.

RESTRICTED STOCK UNITS

The use of time-based RSUs serves as a retention tool for valued members of management. For 2023, the Committee granted RSUs that vest ratably over four years beginning on the first anniversary of the date of grant, which include dividend equivalent payments on the unvested units, and which settle in shares of Norfolk Southern common stock.

STOCK OPTIONS

We believe that use of stock options provides us with the ability to retain key employees and incentivize an increase in shareholder value, as the value of the options is only realizable if our stock price increases from the date on which the options are granted. For stock option awards in 2023, the Committee provided for a four-year ratable vesting period to encourage retention of key employees and awarded dividend equivalent payments on options during the vesting period. The number of stock options awarded is adjusted to recognize the value of the dividend equivalents. The Committee elected to change to a four-year ratable vesting period for these grants in light of prevailing market practice among our peer companies.

Under the terms of the LTIP, the effective date of a stock option grant is the date on which the Committee makes the grant or, if granted during a blackout period that precedes the release of our financial or other material information for the prior calendar quarter, the first day on which the Company’s common stock is traded after a full trading day has elapsed following the release of the prior quarter’s financial or other material information, unless the Committee expressly designates a specific later date. This establishes a prospective effective date to price the options.

82 2024 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

2023 EXECUTIVE COMPENSATION AT A GLANCE	2023 SAY-ON-PAY AND SHAREHOLDER ENGAGEMENT	2023 COMPENSATION PROGRAM	2023 COMPENSATION DECISIONS AND OUTCOMES	OTHER COMPENSATION ELEMENTS AND POLICIES

OTHER COMPENSATION ELEMENTS AND POLICIES

We provide the Named Executive Officers with certain health and welfare benefits, relocation program benefits, and a tax-qualified 401(k) plan in the same manner that such benefits have been made available to other salaried employees of the Company. However, a Named Executive Officer is not eligible for an equity advance against the value of his or her residence in the event of relocation, which is a benefit that is available to all other salaried employees of the Company under our relocation program.

The Named Executive Officers receive limited perquisites that the Committee believes are necessary to retain Executive Officers and to enhance their productivity.

Our Board of Directors has specifically directed and requires the Chief Executive Officer to use Norfolk Southern’s aircraft whenever reasonably possible for air travel. The Board believes that such use of the corporate aircraft promotes the best interests of Norfolk Southern by generally ensuring the immediate availability of the Chief Executive Officer and by providing a prompt, efficient means of travel in view of the need for security in such travel. Personal use of Norfolk Southern’s aircraft by the Chief Executive Officer is limited to 60 flight hours per year, with the Chief Executive Officer being obligated to lease the aircraft from the Company under the terms of a time-sharing agreement if such annual threshold has been met. For the same reasons, our Board of Directors has determined that the Chief Executive Officer may authorize employees and their guests to use the corporate aircraft for purposes that further our business interests and when the aircraft is available. Non-business use by our other Named Executive Officers is infrequent. We calculate and disclose the incremental costs for personal use of our aircraft by the Chief Executive Officer and our other Named Executive Officers in the Summary Compensation Table in accordance with SEC rules.

Other perquisites include executive physicals and certain approved spousal travel. We do not make tax gross-up payments on perquisites for the Named Executive Officers employed at the Executive Vice President level or above, except for tax gross-ups on certain relocation expenses and benefits, consistent with our relocation programs for all management employees.

The Committee reviews perquisites periodically for both appropriateness and effectiveness. However, the value of any perquisites provided to any of the Named Executive Officers is a limited portion of any officer’s compensation. As such, the Committee does not consider perquisites in its analysis of the total compensation package granted to the Named Executive Officers. We believe that the benefits and perquisites described above are appropriate to remain competitive compared to other companies and to promote retention of these officers.

RETIREMENT PLANS AND PROGRAMS

We believe that our Retirement Plan and Supplemental Benefit Plan provide us with the ability to retain key employees over a longer period. Our officers, including our Named Executive Officers, participate in the Retirement Plan, a tax-qualified defined benefit pension plan that is generally provided to all our employees who are not subject to a collective bargaining agreement. The Retirement Plan provides a benefit based on age, service, and a percentage of final average compensation. We also sponsor the Supplemental Benefit Plan, a non-qualified plan that restores the retirement benefit for amounts in excess of the Internal Revenue Code limitations for tax-qualified retirement plans, and provides a retirement benefit for salary or annual incentive that is deferred under our deferred compensation plans. In addition to supporting the goal to retain key employees, the Committee believes the Supplemental Benefit Plan maintains internal equity by ensuring that pension benefit levels are based on relative compensation levels of each participant.

Further information on the Retirement Plan and Supplemental Benefit Plan may be found in the narrative to the Pension Benefits Table.

We maintain the Executive Deferred Compensation Plan (the “EDCP”) for the benefit of the Named Executive Officers and certain other employees. The purpose of the EDCP is to provide executives with the opportunity to defer compensation, as adjusted for earnings or losses, until retirement or another specified date or event. We do not make any company or matching contributions to the EDCP. Further information on the EDCP may be found in the narrative to the Nonqualified Deferred Compensation Table.

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Executive Compensation

EXECUTIVE SEVERANCE PLAN

The Board in 2020 adopted the Executive Severance Plan to meet the needs of the Company, its executives, and prospective executives, by providing a severance arrangement similar to that offered by competitors for executive talent. The plan allows our executives to continue to exercise their judgment and perform their responsibilities without the potential for distraction that can arise from concerns regarding their personal circumstances. Executives in positions at the executive vice president level and above and selected senior vice presidents are eligible for benefits under the plan in the event of a qualifying termination.

Benefits under the Executive Severance Plan include:

∎	a payment equal to two times the executive’s salary, paid as a lump sum;

∎	a prorated annual incentive for time worked during the year in which the employee was severed if the employee was not retirement eligible;

∎

either (i) for a retirement-eligible employee, favorable treatment of long-term incentives in accordance with the terms of the Norfolk Southern LTIP, or (ii) for an employee who is not retirement eligible, cash payment for the full value of restricted share units and the option profit on outstanding stock options, and a prorated cash payment for the value of performance share units; and

∎	lump sum payments of $30,000 and $36,000 for outplacement services and health care coverage, respectively.

To receive the above-listed benefits, an executive must execute a release of any claims against the Company, and the release includes non-disparagement, non-competition, and confidentiality covenants. The Executive Severance Plan does not provide any benefits in the event of a change in control.

The Executive Severance Plan eliminates the potential to exceed 2.99 times an executive’s pay plus annual incentive, so it will not be necessary to seek shareholder approval of future severance benefits for executives who receive benefits under the plan.

INDIVIDUAL AGREEMENT FOR PAYMENT IN CONNECTION WITH TERMINATION

As previously disclosed, we entered into an offer letter agreement with Mr. George, dated August 26, 2019, and which sets forth his compensation and certain other benefits that became effective upon his appointment as Executive Vice President & Chief Financial Officer (“George Offer Letter”). The George Offer Letter provides that although his employment is “at will,” if the Company terminates his employment without “cause” (as defined below) within the first sixty months of his employment, he will receive the following, subject to his execution of a general release of claims against the Company:

∎

All compensation due as of his termination date, including any applicable annual incentive awards, which awards would be prorated based on his actual employment during the year of termination (payable prior to March 1 of the year following termination); and

∎

A waiver of the LTIP provision for termination of awards such that his outstanding LTIP awards would be treated as if he retired, with continued vesting of all unvested shares of LTIP previously granted as of his termination date.

For purposes of the George Offer Letter, “cause” is defined to mean George‘s (a) indictment, conviction, or plea of nolo contendere to any felony, (b) theft, fraud, or embezzlement resulting in his gain or personal enrichment, or (c) his failure or refusal to substantially perform his duties for the Company.

The Committee determined that it was appropriate to include this term in the offer letter to attract Mr. George to join us as our Executive Vice President & Chief Financial Officer and leave his prior employment.

We have no employment agreements or other employment arrangements with our Named Executive Officers, other than a Retention Agreement entered into with Ann A. Adams as more fully described in the Potential Payments Upon a Change in Control or Other Termination of Employment section beginning on page 98.

CHANGE-IN-CONTROL AGREEMENTS

We have entered into change-in-control agreements with our Named Executive Officers to provide certain economic protections to executives in the event of a termination of employment following a change in control. The change-in-control agreements are intended to keep management intact and focused on the best interests of Norfolk Southern and its shareholders in pursuing a potential change-in-control transaction, while serving to eliminate potential management distraction related to the uncertainty of possible job and income loss. The Committee believes that the agreements are reasonable and appropriate. Benefits will not be paid under the agreements unless both a change in control occurs and the executive’s employment is terminated or constructively terminated following the change in control. The Committee believes this “double-trigger” maximizes shareholder value because this structure would prevent an unintended windfall to management in the event of a change in control that does not result in the termination or constructive termination of employment of management. A detailed description of the benefits provided under the change-in-control agreements may be found on page 100.

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Executive Compensation

IMPACT OF THE TAX TREATMENT OF AWARDS ON NORFOLK SOUTHERN’S COMPENSATION POLICIES

Our executive compensation program has been carefully considered in light of the applicable tax rules. Section 162(m) of the Internal Revenue Code generally provides that a publicly held company may not deduct compensation paid to certain of its executive officers to the extent such compensation exceeds $1 million per executive officer in any year. The Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives, and that shareholder interests are best served if the Committee’s discretion and flexibility in awarding compensation is not restricted to deductible compensation. Therefore, the Committee has approved compensation for executive officers that was not fully deductible because of Section 162(m), and expects in the future to approve compensation that is not deductible for income tax purposes. Norfolk Southern reserves and will continue to exercise its discretion in this area so as to serve the best interests of Norfolk Southern and its shareholders.

OTHER COMPENSATION POLICIES

SHARE OWNERSHIP GUIDELINES FOR OFFICERS

Our Board of Directors has established as part of its Corporate Governance Guidelines the following ownership guidelines for shares of Norfolk Southern stock for its officers:

POSITION	MINIMUM VALUE

Chief Executive Officer	5 times annual salary

Executive Vice Presidents	3 times annual salary

Senior Vice Presidents, Vice Presidents	1 times annual salary

Norfolk Southern common stock, stock equivalents held in Norfolk Southern’s 401(k) plan, and RSUs held in our LTIP are counted toward these holdings, but unexercised stock options or unvested PSUs are not counted. Officers may acquire such holdings over a five-year period. All officers currently meet these guidelines or are expected to meet the guidelines within the five-year period.

Please refer to the Beneficial Ownership of Stock table on page 113 for a summary of the number of common shares owned by our directors and Named Executive Officers as of March 4, 2024.

All Executive Officers of Norfolk Southern are required to clear any transaction involving its common stock with Norfolk Southern’s Corporate Secretary prior to the transaction, and pledging or hedging transactions will not be approved.

ANTI-PLEDGING/ANTI-HEDGING POLICY

The Company’s anti-hedging policy, which applies to all executive officers and members of the Board, provides that the Company’s executive and non-executive officers and members of its Board of Directors are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities, whether granted by the Company as part of the officer’s or director’s compensation, or held, directly or indirectly, by the officer or director. Our policy also prohibits executive officers from entering into pledging transactions or positions regarding the Company’s securities. All of our executive officers and directors are in compliance with these policies.

CLAWBACK POLICIES

We have adopted both a mandatory and a supplemental clawback policy.

In November 2023, we adopted a mandatory clawback policy consistent with the NYSE listing requirements. The mandatory policy requires the recoupment of incentive compensation, which is defined as compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, in the event that the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws. Consistent with these requirements, the Company will seek recovery of erroneously awarded incentive-based compensation received by current and former executive officers during the three-year fiscal year period prior to the date the Company is required to prepare an accounting restatement.

In January 2024, we adopted a supplemental clawback policy that provides the Committee the discretion to recoup incentive compensation in all forms including time-and performance-based awards received by a current or former Vice President, Senior Vice President, Executive Vice President, President/CEO or other Executive Officer during the three-year period prior to which the Board or the Committee determines that Detrimental Conduct (as defined below) has occurred. “Detrimental Conduct” occurs when a Vice President or more senior officer engages in conduct that constitutes (a) gross negligence (including gross negligence in supervising the work of others), (b) fraud, (c) intentional misconduct, or (d) violation of a written Company policy that results in a material risk management, operational, safety, or reputational failure. The supplemental clawback policy applies to incentive compensation granted after adoption of the policy, beginning with our 2024 incentive awards and was not applicable to the East Palestine derailment since it occurred in 2023. As discussed above, the Committee was able to exercise negative discretion to reduce the annual incentive payout to zero, thereby aligning overall executive pay outcomes with the impact on shareholders, consistent with the feedback received during our engagements.

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Executive Compensation

Furthermore, the Company’s long-term incentive award agreements provide for forfeiture of awards, including after retirement, if the recipient engages in certain competing employment, or if it is determined that the recipient has committed fraud or theft in the course of the recipient’s employment with Norfolk Southern, or if the recipient discloses certain confidential information. Both the LTIP and the EMIP further allow for the reduction, forfeiture, or recoupment of any award as may be required by law.

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Executive Compensation

EXECUTIVE COMPENSATION TABLES

2023 Summary Compensation Table

The following table shows the total compensation awarded to, earned by, or paid to each Named Executive Officer during 2023 for service in all capacities to Norfolk Southern and our subsidiaries for the fiscal year ended December 31, 2023. The table also sets forth information regarding fiscal 2022 and 2021 compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Alan H. Shaw President & Chief Executive Officer	2023	1,100,000	–	7,500,059	2,500,272	–	2,171,580	147,067	13,418,978
	2022	900,000	–	5,540,524	2,228,262	901,276	–	200,848	9,770,910
	2021	616,667	–	1,448,348	255,584	1,179,500	585,000	277,702	4,362,801

Mark R. George Executive Vice President & Chief Financial Officer	2023	675,000	–	1,801,018	599,848	–	183,588	106,792	3,366,246
	2022	675,000	–	2,041,089	1,360,099	450,021	253,476	122,806	4,902,491
	2021	600,000	–	1,635,698	288,704	1,134,000	84,216	32,360	3,774,978

Ann A. Adams(1) Executive Vice President & Chief Transformation Officer	2023	625,000	–	1,501,230	499,744	–	781,560	11,550	3,419,084
	2022	600,000	–	1,527,400	1,019,747	400,019	–	33,320	3,580,486
	2021	600,000	–	1,448,348	255,584	1,134,000	568,692	32,524	4,039,148

Claude E. Elkins Executive Vice President & Chief Marketing Officer	2023	600,000	–	1,501,230	499,744	–	1,284,444	74,217	3,959,635
	2022	600,000	–	1,355,255	989,152	400,019	100,980	305,334	3,750,740

Paul E. Duncan Executive Vice President & Chief Operating Officer	2023	625,000	–	1,801,018	599,848	–	82,320	61,369	3,169,555

(1)	Ms. Adams will leave her position as Executive Vice President and Chief Transformation Officer of the Company, effective March 16, 2024, as disclosed in the Form 8-K filed on February 1, 2024.

Salary (Column (c))

Reflects salary payable before reduction for elective deferrals to our 401(k) plan, non-qualified deferred compensation plan, or our other plans.

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Executive Compensation

Stock Awards (Column (e))

The amounts reported for Stock Awards are the grant date fair values of the awards computed in accordance with FASB ASC Topic 718 “Compensation – Stock Compensation.” This column includes Performance Share Units and Restricted Stock Units.

For Performance Share Units, the grant date fair value is determined consistent with the estimated full accounting cost to be recognized over the three-year performance period, determined as of the end of the month following the grant date under FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. For the grant date fair value of only those awards granted to the Named Executive Officers in 2023, see the Grants of Plan-Based Awards Table. For Performance Share Units, the grant date fair value is based on the probable outcome of the performance condition at the time of grant which is based on target performance achieved.

Assuming the highest level of performance is achieved, the value would be as follows: Mr. Shaw, $16,499,816; Mr. George, $3,600,969; Ms. Adams, $3,002,965; Mr. Elkins, $3,002,965; and Mr. Duncan, $3,600,969.

Option Awards (Column (f))

The amounts reported for Option Awards are the full grant date fair values of the awards computed in accordance with FASB ASC Topic 718. For discussions of the relevant assumptions made in calculating these amounts, see note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Non-Equity Incentive Plan Compensation (Column (g))

As more fully described in the Compensation Discussion and Analysis, the Committee exercised negative discretion to reduce the 2023 annual incentive awards below the earned 24% of opportunity to zero for all Named Executive Officers.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

For all the Named Executive Officers, the amounts shown in this column solely represent the aggregate increase in the actuarial present value of the Named Executive Officers’ accumulated benefits under the Retirement Plan and the Supplemental Benefit Plan for 2023. In accordance with SEC rules, any increase or decrease in the present value of the benefits under our Retirement Plan is aggregated with any increase or decrease in the present value of the benefits under our Supplemental Benefit Plan.

Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual compensation, and the assumptions used to determine the present value, such as the discount rate and mortality assumptions.

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Executive Compensation

All Other Compensation (Column (i))

The amounts reported as All Other Compensation for 2023 include: (i) matching contributions to our Thrift and Investment Plan as follows: $11,550 for each of Mr. Shaw, Mr. George, Ms. Adams, Mr. Duncan; and $7,875 for Mr. Elkins, (ii) premiums paid on an individually owned executive life insurance policy under our Executive Life Insurance Plan for Mr. Shaw of $13,449, (iii) event tickets for each of Mr. Shaw, Mr. George, and Mr. Elkins, (iv) an executive physical for Mr. Duncan and for Mr. Elkins, and (v) the cost associated with guest travel for Mr. Elkins.

The values in this column also include amounts for personal use of the corporate aircraft, as follows: Mr. Shaw, $118,928; Mr. George, $93,672; and Mr. Elkins, $56,907. With regard to personal use of corporate aircraft, aggregate incremental cost is calculated as the weighted-average cost of fuel, aircraft maintenance, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Use of corporate aircraft includes use by the Named Executive Officers as permitted by resolution of the Board of Directors. If there is more than one Named Executive Officer on a flight, the aggregate incremental cost for personal use of corporate aircraft by our Named Executive Officers is allocated entirely to the highest-ranking Named Executive Officer on the flight. Because corporate aircraft are used primarily for business travel that is integrally and directly related to the performance of the executive’s duties, this calculation excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase or lease costs of the airplane, and the cost of maintenance not related to such personal travel. All perquisites are valued on the basis of aggregate incremental cost to us. All the Named Executive Officers also participated in the Executive Accident Plan, for which there was no aggregate incremental cost.

Norfolk Southern has different relocation programs that offer benefits on a uniform basis to similarly situated management employees who are required to relocate for their employment. Mr. Duncan and Mr. Elkins received benefits under these programs in 2023, and these amounts are included in the amounts reported as All Other Compensation for 2023, including $35,994 in allowances, reimbursements and benefits under a relocation program for Mr. Duncan in 2023.

The relocation programs provide tax gross-ups that are designed to partially offset the taxes an employee incurs on certain relocation benefits that are considered ordinary income under federal and state laws, and the amounts reported as All Other Compensation for 2023 included $13,825 for Mr. Duncan in such tax gross-ups.

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Executive Compensation

2023 Grants of Plan-Based Awards Table

Name and Principal Position	Grant Date	Committee Action Date(2)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other stock awards	All Other Options	Exercise price of options	Grant date fair value of stock and option awards

			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Alan H. Shaw			37,125	1,658,250	3,712,500
	1/26/2023	1/24/2023				5,704	25,350	63,375				5,999,838
	1/26/2023	1/24/2023							6,240			1,500,221
	1/26/2023	1/24/2023								32,220	241.18	2,500,272

Mark R. George			13,669	610,538	1,366,875
	1/26/2023	1/24/2023				1,141	5,070	12,675				1,199,968
	1/26/2023	1/24/2023							2,500			601,050
	1/26/2023	1/24/2023								7,730	241.18	599,848

Ann A. Adams			12,656	565,313	1,265,625
	1/26/2023	1/24/2023				952	4,230	10,575				1,001,156
	1/26/2023	1/24/2023							2,080			500,074
	1/26/2023	1/24/2023								6,440	241.18	499,744
	1/26/2023	1/24/2023

Claude E. Elkins			12,150	542,700	1,215,000
	1/26/2023	1/24/2023				952	4,230	10,575				1,001,156
	1/26/2023	1/24/2023							2,080			500,074
	1/26/2023	1/24/2023								6,440	241.18	499,744

Paul B. Duncan			12,656	565,313	1,265,625
	1/26/2023	1/24/2023				1,141	5,070	12,675				1,199,968
	1/26/2023	1/24/2023							2,500			601,050
	1/26/2023	1/24/2023								7,730	241.18	599,848

(1)

The amounts shown represent the full-year threshold, target, and maximum opportunity payable for the annual incentive under the 2023 EMIP, as determined at the time that the Committee made the awards. The amount actually paid as an annual incentive under the 2023 EMIP is reported in the Non-Equity Incentive Plan Compensation (column (g)) of the Summary Compensation Table (also see discussion under “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” below).

(2)

Consistent with past practice and the terms of LTIP, the Committee made all January 2023 equity awards to directors and Executive Officers effective on the day after a full trading day had elapsed following the release of our fiscal year financial results or other material information. Because the Committee meetings at which these awards were made occurred prior to the effective date of the awards, we have provided both dates in accordance with SEC rules. See our “Compensation Discussion and Analysis” section for further discussion of our equity award grant practices.

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (EMIP) (Columns (c), (d), and (e))

These awards were made pursuant to our EMIP and had the potential to be earned upon the achievement of certain performance goals established by the Committee for the fiscal year ended December 31, 2023. For a discussion of the performance goals established by the Committee, see our “Compensation Discussion and Analysis” section beginning on page 58. The Committee targeted a payout of 67% in 2023 in setting the annual performance goals for EMIP incentive awards, and used an annual incentive opportunity equal to 225% of salary for the Chief Executive Officer, and 135% of salary for an Executive Vice President. Consequently, the target amounts in column (d) assume that the Named Executive Officers earned 67% of the potential EMIP awards that they could have earned using these annual incentive opportunities. The threshold amounts in column (c) assume that the Named Executive Officers earned the minimum EMIP awards based on performance required to trigger any level of payment; if

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performance fell below performance goals required to earn the threshold amount, they would not have been entitled to any EMIP awards. As described in the Compensation Discussion and Analysis section, the Committee exercised negative discretion to reduce the 2023 annual incentive awards below the earned 24% of opportunity to zero for all Named Executive Officers, under “Non-Equity Incentive Compensation” in the Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (Columns (f), (g), and (h))

These amounts represent grants of PSUs made pursuant to our LTIP. These PSUs will be earned over the performance cycle ending December 31, 2025. The Committee targeted a payout of 100% in setting the performance goals for performance share unit awards, which target amount is reflected in column (g). The threshold amounts in column (f) assume that the Named Executive Officers will earn the minimum number of performance share units based on performance required to trigger any level of payment; if the Company’s performance fell below performance goals required to earn the threshold amount, they would not receive any performance share units. The number listed in column (i) is the maximum number of performance units that would be earned if each metric and modifier is earned at the maximum performance level.

All Other Stock Awards (RSUs) (Column (i))

These amounts represent grants of RSUs made under our LTIP. The RSUs vest ratably over a four-year period.

All Other Option Awards (Stock Options) (Columns (j) and (k))

Except as otherwise noted, the non-qualified stock options granted on January 26, 2023, vest (and become exercisable) in four equal installments on the first four anniversaries of the grant date. The Committee granted these options at an exercise price equal to the higher of the closing market price or the average of the high and low prices of our common stock on the effective date of the grant. For the options granted on January 26, 2023, the closing price was higher than the average price on the date of grant, so the exercise price shown is the closing price on the date of grant.

Grant Date Fair Value of Stock and Option Awards (Column (l))

The amounts reported in Column (l) represent the full grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. For awards that entitle the Named Executive Officers to dividends or dividend equivalents, those amounts are also computed in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End 2023

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Alan H. Shaw	20,210		70.32	1/27/2026	13,829	3,268,899	59,511	14,067,210
	13,220		120.25	1/25/2027
	3,480		149.58	1/24/2028
	3,400		165.79	1/27/2029
	5,985		298.08	1/26/2032
		2,960[5]	214.50	1/29/2030
		4,090[6]	241.79	1/27/2031
		7,500[7]	270.98	1/26/2032
		11,970[8]	298.08	1/26/2032
		5,985[9]	298.08	1/26/2032
		5,200[10]	244.83	7/27/2032
		24,165[11]	241.18	1/25/2033
		8,055[12]	241.18	1/25/2033

Mark R. George	2,250		189.92	1/27/2029	6,846	1,618,257	13,715	3,241,834
	4,787		298.08	1/26/2032
		3,340[5]	214.50	1/29/2030
		4,620[6]	241.79	1/27/2031
		4,590[7]	270.98	1/26/2032
		9,576[8]	298.08	1/26/2032
		4,787[9]	298.08	1/26/2032
		5,798[11]	241.18	1/25/2033
		1,932[12]	241.18	1/25/2033

Ann A. Adams	940		204.06	1/27/2029	5,611	1,326,328	11,048	2,611,408
	3,590		298.08	1/26/2032
		2,960[5]	214.50	1/29/2030
		4,090[6]	241.79	1/27/2031
		3,440[7]	270.98	1/26/2032
		7,180[8]	298.08	1/26/2032
		3,590[9]	298.08	1/26/2032
		4,830[11]	241.18	1/25/2033
		1,610[12]	241.18	1/25/2033

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	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Claude E. Elkins	1,610		104.23	1/26/2025	4,345	1,027,071	10,659	2,519,574
	1,230		70.32	1/27/2026
	1,300		120.25	1/25/2027
	3,590		298.08	1/26/2032
		3,050[7]	270.98	1/26/2032
		7,180[8]	298.08	1/26/2032
		3,590[9]	298.08	1/26/2032
		4,830[11]	241.18	1/25/2033
		1,610[12]	241.18	1/25/2033

Paul B. Duncan		270[13]	224.99	10/26/2032	4,726	1,117,132	9,746	2,303,641
		5,798[11]	241.18	1/25/2033
		1,932[12]	241.18	1/25/2033

(1)

For each option award, an expiration date listed for 2026 or after expires on the earlier of the date listed or, if the Named Executive Officer retires before that date, five years after the Named Executive Officer retires.

(2)

The table that follows provides information with respect to the vesting of each Named Executive Officer’s restricted stock units as shown in the Number of Shares or Units of Stock That Have Not Vested column, and unearned performance units as shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested column in the above table.

(3)	These values are based on the $236.38 closing market price of our common stock as of December 29, 2023, which was the last trading day of our fiscal year.

(4)

These amounts represent (i) grants of performance share units made in 2022 pursuant to the LTIP that may be earned out over the three-year period ending December 31, 2024, and (ii) grants of performance share units made in 2023 pursuant to the LTIP that may be earned out over the three-year period ending December 31, 2025. Because the number of performance share units earned is determined based on a three-year performance period for each cycle, in accordance with the SEC requirements for this table, the number of performance share units disclosed is determined by reporting performance based on achieving threshold performance goals, except that if performance during the last completed fiscal year over which performance is measured has exceeded the threshold, then the disclosure is based on the next highest performance measure (target or maximum) that exceeds the last completed fiscal year over which performance is measured. In accordance with this rule, the number of performance share units shown by each Named Executive Officer for these grants is 105% for the annual grant of performance share units made in 2022, and 180% for the annual grant of performance share units made in 2023, which represents (a) the actual percentage for the ROAIC for each completed year in the performance periods, (b) the target percentage for the uncompleted year in the 2022-2024 performance period, and (c) the maximum percentage for the uncompleted years in the 2023-2025 performance period.

(5)	These options vested on January 30, 2024.

(6)	These options vest on January 28, 2025, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(7)	These options vest on January 27, 2026, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(8)	These options vest ratably over two years beginning on January 27, 2025, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death

(9)	These options vested on January 27, 2024.

(10)	These options vest on July 28, 2026, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(11)	These options vest ratably over three years beginning on January 26, 2025, or, if the Named Executive Officer retires or dies before that date, the date of retirement or death.

(12)	These options vested on January 26, 2024.

(13)	These options vest on October 27, 2026, or, if Mr. Duncan dies before that date, the date of death.

Norfolk Southern Corporation	2024 Proxy Statement 93

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2023 (continued)

Name	Unvested Restricted Stock Units (#)	Unearned Performance Share Units (#)	Unit Vest Date

Alan H. Shaw	545		1/30/2024
	1,246		50% in Jan. 2024 and 2025
	5,798		33% in Jan. 2024, 2025, and 2026
	6,240		25% in Jan. 2024, 2025, 2026, and 2027
		13,881	12/31/2024
		45,630	12/31/2025

Mark R. George	615		1/30/2024
	1,406		50% in Jan. 2024 and 2025
	2,325		33% in Jan. 2024, 2025, and 2026
	2,500		25% in Jan. 2024, 2025, 2026, and 2027
		4,589	12/31/2024
		9,126	12/31/2025

Ann A. Adams	545		1/30/2024
	1,246		50% in Jan. 2024 and 2025
	1,740		33% in Jan. 2024, 2025, and 2026
	2,080		25% in Jan. 2024, 2025, 2026, and 2027
		3,434	12/31/2024
		7,614	12/31/2025

Claude E. Elkins	224		1/30/2024
	496		50% in Jan. 2024 and 2025
	1,545		33% in Jan. 2024, 2025, and 2026
	2,080		25% in Jan. 2024, 2025, 2026, and 2027
		3,045	12/31/2024
		7,614	12/31/2025

Paul B. Duncan	1,505		3/2/2024
	721		33% in Jan. 2024, 2025, and 2026
	2,500		25% in Jan. 2024, 2025, 2026, and 2027
		620	12/31/2024
		9,126	12/31/2025

94 2024 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

Option Exercises and Stock Vested in 2023

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)

Alan H. Shaw	0	0	7,525	1,789,793

Mark R. George	0	0	6,830	1,623,173

Ann A. Adams	4,300	319,316	6,129	1,456,469

Claude E. Elkins	0	0	1,714	409,665

Paul B. Duncan	0	0	1,744	352,467

(1)	Represents the difference between the price of the underlying common stock on the day of exercise and the exercise price of the option(s).

(2)

Represents the aggregate number of (i) restricted stock units that vested and were distributed during fiscal 2023, multiplied by the average of the high and low of the market price of the underlying shares on the vesting date, and (ii) performance share units that vested during fiscal 2023, which shares were distributed on January 30, 2024, multiplied by the average of the high and low of the market price of the underlying shares on December 29, 2023, which was the last trading day of the Company’s fiscal year.

RETIREMENT BENEFITS

The following table shows, as of December 31, 2023, each Named Executive Officer’s years of credited service, present value of accumulated benefit, and benefits received, if any, under each of (i) the tax-qualified Retirement Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “Retirement Plan”) and (ii) the nonqualified Supplemental Benefit Plan of Norfolk Southern Corporation and Participating Subsidiary Companies (the “SERP”).

2023 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Alan H. Shaw	Retirement Plan	30	1,306,608	0
	SERP	30	7,304,196	0

Mark R. George	Retirement Plan	4.17	130,884	0
	SERP	4.17	499,128	0

Ann A. Adams	Retirement Plan	23.42	835,452	0
	SERP	23.42	2,749,032	0

Claude E. Elkins	Retirement Plan	36	1,554,576	0
	SERP	36	2,904,420	0

Paul B. Duncan	Retirement Plan	2	43,764	0
	SERP	2	47,388	0

Norfolk Southern Corporation	2024 Proxy Statement 95

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Narrative to Pension Benefits Table

The Retirement Plan is a defined benefit pension plan that covers substantially all of the management employees of Norfolk Southern Corporation. Benefits payable under the Retirement Plan are subject to current Internal Revenue Code limitations, including a limitation on the amount of annual compensation for purposes of calculating eligible compensation for a participant under a qualified retirement plan. The SERP is a restoration plan that generally provides for the payment of benefits in excess of the Internal Revenue Code limits, which benefits vest in the same manner that benefits vest under the Retirement Plan.

Under the Retirement Plan and the SERP, each Named Executive Officer can generally expect to receive an annual retirement benefit equal to average annual compensation for the five most highly compensated years (for Mr. George and Mr. Duncan, the five highest consecutive years) out of the last ten years of creditable service multiplied by a percentage equal to 1.5% times total years of creditable service, but not in excess of 40 years of creditable service (which would be equivalent to a maximum of 60% of such average compensation), less an offset for the annual Railroad Retirement Act annuity. Average compensation includes salary, awards under the EMIP and unused vacation amounts paid upon severance from employment. Under the Retirement Plan and the SERP, annual retirement benefits will be payable to each Named Executive Officer upon retirement and, upon the Named Executive Officer’s death, to his or her spouse on a joint- and survivor-annuity basis.

The above table shows the number of years of credited service and the actuarial present value of each Named Executive Officer’s accumulated benefits under our defined benefit plans as of December 31, 2023, which is the pension plan measurement date we use for financial reporting purposes. For purposes of the table, we assume: a retirement age of 60 for Mr. Shaw, Ms. Adams, and Mr. Elkins; and a retirement age of 62 for Mr. George and Mr. Duncan. For each of these Named Executive Officers, the age listed is the earliest age at which each may retire under the plans without an age-based benefit reduction, and none of those officers had reached the listed age as of December 31, 2023. Neither Mr. George nor Mr. Duncan is vested in the benefit shown in the table, since both have less than five years of service with Norfolk Southern Corporation, and the accrued benefit shown is subject to forfeiture until each officer has achieved five years of credited service. For a discussion of the other material assumptions applied in quantifying the present values of the above accrued benefits, see note 12 to our financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We have no policy with regard to granting extra years of credited service.

96 2024 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

DEFERRED COMPENSATION

Our Named Executive Officers may have deferred the receipt of portions of their compensation under the EDCP. The table and narrative below describe the material elements of the EDCP.

2023 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Alan H. Shaw	0	0	6,280	0	30,502

Mark R. George	419,101	0	214,769	0	1,758,458

Ann A. Adams	0	0	0	0	0

Claude E. Elkins	0	0	19,760	0	174,694

Paul B. Duncan	0	0	0	0	0

(1)	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column(s) of the Summary Compensation Table.

(2)

Of these amounts, the following has previously been reported as compensation to the Named Executive Officer in our Summary Compensation Tables ending with the fiscal year ended December 31, 2023: Mr. George, $236,871.

Narrative to Nonqualified Deferred Compensation Table

The EDCP permits executives to defer compensation, as adjusted for earnings or losses, until retirement or another specified date or event. Amounts that our Named Executive Officers defer under the EDCP are credited to a separate memorandum account maintained in the name of each participant. We do not make contributions to participants’ accounts.

Participants may defer up to 50% of base salary and 100% of annual incentive payments to the EDCP, and are credited with earnings and/or losses based on the performance of hypothetical investment options selected by the participant. The hypothetical investment options include various mutual funds as crediting indices. With respect to each deferral, participants may choose to receive a distribution at the earliest of separation from service, disability, or a specified future date. The amounts credited to a participant will be distributed, in accordance with the participant’s elected distribution options, in one lump sum or a stream of annual cash payments.

Our commitment to accrue and pay interest and/or earnings on amounts deferred is facilitated by the purchase of corporate-owned life insurance with executive officers as insureds under the policies. If the Board of Directors determines at any time that changes in the law affect our ability to recover the cost of providing the benefits payable under the EDCP, the Board, in its discretion, may reduce the earnings on deferrals. The adjusted rate may not be less than the lesser of one-half the rate of earnings otherwise provided for in the EDCP or 7%.

Norfolk Southern Corporation	2024 Proxy Statement 97

Executive Compensation

POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL OR OTHER

TERMINATION OF EMPLOYMENT

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our Named Executive Officers in the event of a termination of their employment with the Company.

Post Employment Benefits

The benefits that would have been provided to our Named Executive Officers in the event of a termination occurring on December 31, 2023, due to retirement, involuntary separation, death, disability, or a change in control are quantified in the table below. As of December 31, 2023, Mr. George, Ms. Adams and Mr. Duncan were not eligible to retire under our retirement plans. This analysis otherwise assumes that on December 31, 2023:

∎	for a Retirement, the executive retired as of that date;

∎	for an Involuntary Separation, the executive’s employment was terminated as of that date (and the executive elected to retire if he or she is retirement eligible);

∎	for a Death, the executive dies on that date;

∎	for a Disability, the executive became disabled on that date;

∎

for a Change in Control, (i) a change in control of the Company occurred, as defined in the applicable change-in-control agreements, and (ii) the executive’s employment with us was terminated without cause; and

∎	the annual incentive and PSUs for the performance period ending on December 31, 2023, were fully earned as of that date and thus excluded from the amounts shown in the table.

In addition, the analysis values equity awards based on the $236.38 closing stock price on December 29, 2023, the last trading day of the Company’s fiscal year.

		Retirement ($)	Involuntary Separation ($)	Death ($)	Disability ($)	Change in Control ($)

Alan H. Shaw	Severance Pay		2,266,000			8,247,168
	Performance Share Units	6,257,505	6,257,505	6,257,505	6,257,505
	Unvested Stock Options	64,765	64,765	64,765	64,765
	Restricted Stock Units	3,268,899	3,268,899	3,268,899	3,268,899
	Life Insurance Proceeds			5,250,000
	TOTAL	9,591,169	11,857,169	14,841,169	9,591,169	8,247,168

Mark R. George	Severance Pay		1,634,700			3,843,758
	Performance Share Units		1,569,735	1,569,735	1,569,735
	Unvested Stock Options		73,079	73,079	73,079
	Restricted Stock Units		1,618,257	1,618,257	1,618,257
	Life Insurance Proceeds			1,350,000
	TOTAL		4,895,771	4,611,071	3,261,071	3,843,758

Ann A. Adams	Severance Pay		3,103,800			3,559,034
	Performance Share Units			1,340,399	1,240,339
	Unvested Stock Options			64,765	64,765
	Restricted Stock Units			1,326,328	1,326,328
	Life Insurance Proceeds			1,250,000
	TOTAL		3,103,800	3,981,492	2,631,432	3,559,034

98 2024 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

		Retirement ($)	Involuntary Separation ($)	Death ($)	Disability ($)	Change in Control ($)

Claude E. Elkins	Severance Pay		1,266,000			3,416,674
	Performance Share Units	1,172,120	1,172,120	1,172,120	1,172,120
	Unvested Stock Options
	Restricted Stock Units	1,027,071	1,027,071	1,027,071	1,027,071
	Life Insurance Proceeds			1,200,000
	TOTAL	2,199,191	3,465,191	3,399,191		3,416,674

Paul B. Duncan	Severance Pay		2,673,747			3,559,034
	Performance Share Units			872,792	872,792
	Unvested Stock Options			3,075	3,075
	Restricted Stock Units			1,117,132	1,117,132
	Life Insurance Proceeds			1,250,000
	TOTAL		2,673,747	3,242,999	1,992,999	3,559,034

This table does not include the pension benefits reflected in the Pension Benefits Table, or the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table. In addition, this table does not quantify the benefits that would be payable under the Company’s long-term disability insurance program to any of our Named Executive Officers who terminated employment as a result of total disability.

Severance Pay: For an Involuntary Separation, reflects an amount payable under our Executive Severance Plan, as described in the Compensation Discussion and Analysis.

For a Change in Control, these amounts represent the sum of base salary plus target annual incentive pay times 2.99.

Performance Share Units: For Retirement, Death, or Disability, these amounts represent the estimated dollar value of the annual grants of PSUs to be earned during the performance cycles ending December 31, 2024, and December 31, 2025, assuming an earnout of 78.0% for the grants of PSUs made in 2022 and 63.75% for the grants of PSUs made in 2023. Because the number of PSUs earned is determined based on a three-year performance period for each cycle, these percentages represent the actual percentage achieved for each completed year in the performance cycle for the ROAIC measure and the 100% target percentage achievement for each uncompleted year in the performance period.

Estimated amounts for the performance cycles ending December 31, 2024, and December 31, 2025, are also included in the Outstanding Equity Awards at Fiscal Year-End Table. However, because the executives would forfeit these awards but for retirement or death benefit provisions under our LTIP, we have included these awards here as well. If a participant retires, dies, or becomes disabled before the end of the performance period, the awards are calculated and earned at the end of the performance period as if the participant had not retired or died.

For Involuntary Separation, amounts for Mr. Shaw and Mr. Elkins reflect that each was eligible to retire as of December 31, 2023, and would have been entitled to the retirement benefits described above. For an Involuntary Separation for Mr. George, the table reflects that his performance share units would be treated as if he retired as provided in the George Offer Letter. For Mr. Duncan and Ms. Adams, the amounts reflect a prorated cash payment for the value of PSUs determined under the Executive Severance Plan.

Unvested Stock Options: For Retirement and Death, these amounts represent the value of the unvested stock options for the Named Executive Officer. Amounts in these columns do not include the value of vested, unexercised stock options. See the Outstanding Equity Awards at Fiscal Year-End Table for a complete list of each Named Executive Officer’s vested, unexercised options.

For Involuntary Separation, amounts for Mr. Shaw and Mr. Elkins reflect that each was eligible to retire as of December 31, 2023 and would have been entitled to the retirement benefit provisions described above. For an Involuntary Separation for Mr. George, the table reflects that his unvested stock options would be treated as if he retired as provided in the George Offer Letter. For Mr. Duncan and Ms. Adams, the amounts represent the option profit on outstanding unvested stock options as determined under the Executive Severance Plan.

Restricted Stock Units: For Retirement, Death, and Disability, these amounts represent the dollar value of RSUs. If a participant retires or becomes disabled before the end of the restriction period, the awards are delivered at the end of the restriction period as if the participant had not retired or become disabled.

Norfolk Southern Corporation	2024 Proxy Statement 99

Executive Compensation

For Involuntary Separation, amounts for Mr. Shaw and Mr. Elkins reflect that each was each eligible to retire as of December 31, 2023 and would have been entitled to the retirement benefit provisions described above. For an Involuntary Separation for Mr. George, the table reflects that his RSUs would be treated as if he retired as provided in the George Offer Letter. For Mr. Duncan and Ms. Adams, the amounts represent the value of the RSUs as determined under the Executive Severance Plan.

For a Change in Control, the change-in-control agreements do not provide for the acceleration of any unvested RSUs held by Named Executive Officers at the time their employment with us is terminated or upon a change in control. Under the terms of the LTIP, they will forfeit any unvested RSUs if their employment is terminated for any reason other than retirement, disability, or death. The Committee has the authority under the LTIP to waive any restrictions on RSUs.

Life Insurance Proceeds: These amounts represent the life insurance proceeds payable upon the death of the executive officer while employed. In addition to the amounts listed in the table, if a Named Executive Officer died or was totally and permanently disabled for at least 12 months, in either case as a result of an accident that was covered under the insurance policy that provides benefits under the Executive Accident Plan, then the Named Executive Officer (in the case of disability) or his or her beneficiary (in the case of death) would receive a $400,000 lump-sum payment from the insurance company.

Ms. Adams’ Departure: With respect to Ms. Adams, this table reflects the benefits that Ms. Adams would have been paid in the event of a termination occurring on December 31, 2023, due to retirement, involuntary separation, death, disability, or a change in control. As previously disclosed by the Company in its Current Report on Form 8-K, filed on February 1, 2024, Ms. Adams will leave her position as Executive Vice President and Chief Transformation Officer of the Company on March 16, 2024. The change in Ms. Adams’ position, as well as changes to certain internal administrative reporting line reorganizations constitutes a “good reason” event under the Executive Severance Plan, entitling Ms. Adams to the benefits described under “Involuntary Separation” in the Post-Employment Benefits table and consistent with the terms and conditions described above under “Executive Severance Plan.”

As previously disclosed, in order to retain Ms. Adams and benefit from her specialized skills relating to her oversight of the Company’s human resources, information technology, and labor relations matters, on January 29, 2024, the Company entered into an agreement with Ms. Adams (the “Retention Agreement”), pursuant to which Ms. Adams will remain an active employee of the Company for a period of time that may extend to July 31, 2025 (unless she is earlier terminated pursuant to the terms of the Retention Agreement). Pursuant to the Retention Agreement and subject to Ms. Adams’ execution of a separation agreement at the time of her departure from the Company, Ms. Adams will retain her entitlement to a “good reason” termination under the Executive Severance Plan and will remain eligible to receive the severance benefits she is entitled to under the Executive Severance Plan when her employment with the Company ends (the “Separation Date”).

The severance benefits that Ms. Adams will receive are materially consistent with the benefits described in the Post-Employment Benefits table above and include: a lump sum payment equal to two times Ms. Adams’ base salary; a prorated annual incentive for time worked in 2024 up to the March 16, 2024 transition date or, if greater, the accrued annual incentive as of her Separation Date; a cash payment for the full value of RSUs and the option profit on outstanding stock options, and a prorated cash payment for the value of PSUs, all calculated as of her Separation Date, or if she becomes a retirement-eligible employee prior to her Separation Date, treatment of her long-term incentives in accordance with the terms of the Company’s LTIP; and lump sum payments of $30,000 and $36,000 for outplacement services and health care coverage, respectively.

Under the Retention Agreement, Ms. Adams will assist in the transition of her prior responsibilities, assist in the transition to new leadership in the Human Resources and Information Technology departments, provide consultation and evaluation with respect to the Company’s organization structure, support on-going and pending litigation involving the Company, assist with the formulation and implementation of the Company’s plans regarding the upcoming round of national labor negotiations beginning in 2025, and perform other duties and responsibilities consistent with her skills and experience. During the time of Ms. Adams’ continued employment, in exchange for her services during the transition period and to incentivize her retention, it is expected that she will receive a base salary of $500,000 and be entitled to equity grants commensurate with her position.

Change-in-Control Agreements

Generally: We have entered into change-in-control agreements with a number of key executives, including our Named Executive Officers employed as of the end of the fiscal year. A Named Executive Officer will only receive the benefits provided under these agreements if:

∎	a change in control of Norfolk Southern occurs; and

∎

within two years of the change in control, we terminate the Named Executive Officer’s employment for any reason other than for “cause,” death, total disability, or mandatory retirement, or the Named Executive Officer terminates his or her employment with us for “good reason.”

Definition of Change in Control: Generally, under these agreements, a change in control is defined as:

∎	a merger, sale of all or substantially all of our assets, or similar fundamental transaction which results in our shareholders holding less than 80% of the voting power of the combined company;

∎	a shareholder-approved consolidation or dissolution pursuant to a recommendation of our Board of Directors;

∎

a change in the composition of the Board of Directors that results in less than a majority of Board members having either (i) served on the Board for at least two years or (ii) been nominated or elected to be a director by at least two-thirds of directors who had at least two years of service at the time of the director’s nomination or election;

100 2024 Proxy Statement	Norfolk Southern Corporation

Executive Compensation

∎	any person or organization acquires more than 20% of our voting stock; or

∎	a determination by the Board that an event similar to those listed above has occurred or is imminent.

Benefits Payable upon Termination Following a Change in Control: The change-in-control agreement provides senior executives with 2.99 times the sum of the executives’ base salary plus annual incentive.

Events Triggering Change-in-Control Payments: If a Named Executive Officer terminates employment with us within two years of a change in control for any of the following “good reasons,” we are required to pay the Named Executive Officer the benefits provided under the change-in-control agreement:

∎	the Named Executive Officer is not elected or reelected to the office held immediately prior to the change in control, or if serving as a director he or she is removed as a director;

∎	the Named Executive Officer’s salary or annual incentive opportunity is materially reduced below the amounts in effect prior to the change in control;

∎

we terminate or materially reduce the value or scope of the Named Executive Officer’s perquisites, benefits, and service credit for benefits provided under any employee retirement income or welfare benefit policies, plans, programs, or arrangements in which he or she is participating immediately prior to the change in control and which have substantial value;

∎

the Named Executive Officer determines in good faith that following the change in control, he or she has been rendered substantially unable to carry out or has suffered a substantial reduction in any of the substantial authorities, powers, functions, responsibilities, or duties attached to the position he or she held immediately prior to the change in control;

∎	the successor to the change in control does not assume all of our duties and obligations under the change-in- control agreement;

∎

we require that the Named Executive Officer relocate his or her principal location of work in excess of 50 miles from his or her employment location immediately prior to the change in control, or that the Named Executive Officer travel away from his or her office significantly more than was required immediately prior to the change in control; or

∎	there is any material breach of the change-in-control agreement by us or our successor.

However, if we terminate a Named Executive Officer’s employment with us for “cause,” we will not be required to pay the benefits provided under his or her change-in-control agreement. “Cause” is defined as any of the following if the result of the same is materially harmful to us:

∎	an intentional act of fraud, embezzlement, or theft in connection with the executive’s duties or in the course of his or her employment with us;

∎	intentional wrongful damage to our property;

∎	intentional wrongful disclosure of secret processes or of our confidential information; or

∎	intentional violation of The Thoroughbred Code of Ethics or, as applicable, our Code of Ethical Conduct for Senior Financial Officers.

Requirement Not to Compete Following a Change in Control: In exchange for the benefits provided under the change-in-control agreements, the Named Executive Officers agreed that if they accept benefits payable or provided under the agreements, they may not engage in specified competing employment for a period of one year from the date they are terminated following the change in control.

Retirement: As of December 31, 2023, Mr. Shaw and Mr. Elkins were each eligible to retire and choose to receive the full amount of the accrued pension benefits disclosed in the Pension Benefits Table, as well as the retirement vesting provided for long-term incentives. None of the other Named Executive Officers employed on December 31, 2023, were eligible to retire as of that date. See “Termination for Any Other Reason” below for a discussion of the benefits to which Ms. Adams and Mr. George would have been entitled had either of them been terminated as of December 31, 2023. Each Named Executive Officer would have been entitled to receive the deferred compensation amounts disclosed in the Nonqualified Deferred Compensation Table.

Death: If any of the Named Executive Officers had died on December 31, 2023, that Named Executive Officer’s spouse would have been eligible for the pension benefits disclosed in the Pension Benefits Table (reduced on account of the Named Executive Officer’s death) and the Named Executive Officer’s designated beneficiaries would have been eligible for the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table. In addition, RSUs would immediately vest, PSUs would have the opportunity to vest and be distributed following the end of the three-year performance term to the extent the performance conditions were met, and any options would vest on the later of the date of death or one year after the grant date.

Disability: If Mr. Shaw or Mr. Elkins had become disabled on December 31, 2023, either could have elected to retire and receive the benefits set forth above under “Retirement.” For any other Named Executive Officer, each would be entitled to disability benefits under the Company’s Long-Term Disability Plan equal to one-half of the Named Executive Officer’s base salary reduced by other benefits (such as disability benefits paid from the Railroad Retirement Board) in accordance with the insurance policy under which such benefits are provided to all salaried employees. In addition, any outstanding equity awards would continue the opportunity to vest as if the executive had not terminated employment.

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Termination for Any Other Reason: As noted above, Mr. Shaw and Mr. Elkins were each eligible to retire as of December 31, 2023; accordingly, had employment of either of them been terminated by us or by them as of that date, each would have been entitled to the benefits set forth above under “Retirement.” If Ms. Adams had terminated employment as of December 31, 2023, she would have been eligible for the accrued pension benefit disclosed in the Pension Benefits Table beginning at age 60. Mr. George and Mr. Duncan were not eligible for the benefits shown in the Pension Benefits Table as neither had five years of service as of December 31, 2023.

In addition to these pension benefits, each Named Executive Officer would have been entitled to receive the deferred compensation benefits disclosed in the Nonqualified Deferred Compensation Table.

We have an Executive Severance Plan that is applicable to all executives at the level of Executive Vice President or above and selected Senior Vice Presidents, as described in our Compensation Discussion and Analysis. The Executive Severance Plan provides the following severance benefits if an eligible executive’s employment is terminated other than for “cause” or for disability under our long-term disability plan, or is terminated by the executive for “good reason” (each term as defined in the Executive Severance Plan). Benefits under the Executive Severance Plan include:

∎	a payment equal to two times the executive’s salary, paid as a lump sum;

∎	a prorated annual incentive for time worked during the year in which the employee was severed if the employee was not retirement eligible;

∎

either (i) for a retirement eligible employee, favorable treatment of long-term incentives in accordance with terms of the LTIP, or (ii) for employees who are not retirement eligible, cash payment for the full value of RSUs, the option profit on outstanding unvested stock options based on the closing price of the Company’s stock on the severance date, and a prorated cash payment for the value of PSUs; and

∎	lump sum payments of $30,000 and $36,000 for outplacement services and health care coverage, respectively.

If Mr. George’s employment had been terminated by us for a reason other than for “Cause,” then as provided in the George Offer Letter, he would have been treated as retirement-eligible for purposes of the Executive Severance Plan.

Directors’ Charitable Award Program Benefit: In addition to the benefits described above, on May 1, 2023, Mr. Shaw became eligible to nominate one or more tax-exempt institutions to receive up to $100,000 in the aggregate from Norfolk Southern following his death. See “Non-Employee Director Compensation Table - Directors’ Charitable Award Program” above for more information regarding this program.

Requirement Not to Compete: In addition to restrictions imposed under our change-in-control agreements, awards under the LTIP are subject to forfeiture in the event the Named Executive Officer “engages in competing employment” for a period of time following termination. For these purposes, “engages in competing employment” means working for or providing services to any of our competitors in North American markets in which we compete. See section captioned “Requirement Not to Compete Following a Change in Control” for a description of additional non-compete restrictions on our Named Executive Officers.

Future Severance Benefits Policy: Our policy is that future severance agreements with senior executives that exceed 2.99 times the sum of the executive’s base salary plus bonus require shareholder approval. The Board in July 2020 revised the limit to specifically exclude retention of outstanding long-term incentive awards to be consistent with the newly adopted Executive Severance Plan. Most recently, the Executive Severance Plan was revised in November 2022 to clarify that employees above the level of Executive Vice President are covered under the plan, including the Chief Executive Officer (who was not previously subject to such plan).

COMPENSATION POLICY RISK ASSESSMENT

The Committee has assessed the risks arising from Norfolk Southern’s compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the Company. As part of this assessment, in 2024, the Committee engaged Pay Governance LLC, an independent compensation consultant, to conduct a compensation risk analysis and report its findings to the Committee. Based on the observations and findings of Pay Governance’s assessment, as well as its own considerations, the Committee determined that Norfolk Southern’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

PAY RATIO DISCLOSURE

The ratio of the annual compensation of Alan H. Shaw, our President and Chief Executive Officer (our “CEO”) to the median annual compensation of our other employees in 2023 is 109 to 1. The determination of the median employee is an estimate, and other companies may use different methodologies and assumptions in determining the median employee. The pay ratio for other companies may not be comparable to the ratio we present due to different methodologies and assumptions, different employee populations, and different compensation structures.

We used the following methodology to identify the estimated median employee, to determine the median employee’s annual compensation, and to determine annual compensation for our CEO:

∎

We identified 20,604 U.S. employees of Norfolk Southern Corporation and its consolidated subsidiaries as recorded in our payroll records as of December 31, 2023, excluding our CEO and our non-U.S. employees, and determined our median employee based on the total Medicare wages reported on Form W-2 paid during the twelve-month period ended December 31, 2023, for this total population. In determining the median employee, we did not annualize compensation for

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any employees that were employed for only part of 2023. The excluded non-U.S. employees consisted of three employees with primary residences or work locations in Canada, representing less than 0.1% of our total population of 20,604 employees on December 31, 2023.

∎

We calculated each element of the median employee’s compensation for 2023 in accordance with the SEC rules for reporting compensation in the Summary Compensation Table of the proxy. Under this calculation, the median of the annual total compensation of all employees of the Company, other than our CEO, was $123,776. We included in this calculation the value of the employer-provided health and welfare benefits provided under the Railroad Employees National Health and Welfare Plan, a collectively bargained multiemployer plan.

∎

The terms and conditions of the median employee’s employment, including the rate of the employee’s pay and benefits, were established under a collective bargaining agreement negotiated between Norfolk Southern Corporation and a labor union. Approximately 80% of our employees are covered by collective bargaining agreements with twelve labor unions. The remainder of our workforce is composed of management employees.

∎

For the annual total compensation of Mr. Shaw, we used the amount reported in the “total” column (column (j)) of our Summary Compensation Table included in our Proxy Statement, but increased that total by $23,097 to include the value of Mr. Shaw’s employer-provided health and welfare benefits so as to maintain consistency between the annual total compensation of our CEO and the median employee. This resulted in annual compensation of $13,442,075 for Mr. Shaw for purposes of determining the pay ratio. Information about the objectives of our executive compensation program and the process that the Committee used to establish Mr. Shaw’s compensation for 2023, including the Committee’s engagement of an independent compensation consultant to assist in determining the appropriate level of pay, can be found in our “Compensation Discussion and Analysis” section which begins on page 58.

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PAY VERSUS PERFORMANCE TABLE AND RELATED DISCLOSURE

							Value of Initial Fixed $100 Investment on December 31, 2019, Based On:
Year	Summary Compensation Table Total for PEO 1 ($) (1)	Summary Compensation Table Total for PEO 2 ($) (2)	Compensation Actually Paid to PEO 1 ($) (1)(4)	Compensation Actually Paid to PEO 2 ($) (2)(4)	Average Summary Compensation Total for Non- PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Norfolk Southern Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)	Net Income (in millions) ($)	After-Tax Return on Average Invested Capital (%) (6)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	13,418,978		4,077,950		3,478,630	1,402,195	132	148	1,827	11.4

2022	9,770,910	9,615,456	10,444,401	1,969,194	4,239,302	4,343,073	134	130	3,270	14.1

2021		14,016,942		25,072,294	4,059,729	5,783,924	159	155	3,005	12.7

2020		14,125,279		12,202,837	3,976,507	2,785,700	125	122	2,013	10.4

(1)	PEO 1: Alan H. Shaw has been our Chief Executive Officer since May 1, 2022.

(2)	PEO 2: James A. Squires was our Chief Executive Officer from June 1, 2015, to May 1, 2022.

(3)
The following
non-principal
executive officer (PEO) named executive officers (NEOs) are reflected in the averages: For 2023, Mr. George, Mr. Duncan, Ms. Adams, and Mr. Elkins. For 2022, Mr. George, Ms. Sanborn, Ms. Adams, and Mr. Elkins. For 2021, Mr. Shaw, Mr. George, Ms. Sanborn, and Ms. Adams. For 2020, Mr. Shaw, Mr. George, Ms. Sanborn, Ms. Adams, Mr. Scheib, and Mr. Wheeler.

(4)	To calculate 2023 compensation actually paid, the following amounts were deducted from and added to Summary Compensation Table total compensation:
Summary Compensation Table to Compensation Actually Paid Reconciliation

	PEO 1 Alan H. Shaw	Average of Non-PEO Named Executive Officers
Components of Compensation	2023 ($)	2023 ($)

Summary Compensation Table (SCT) Total	13,418,978	3,478,630

Deductions From SCT Total

Stock Awards and Option Awards Value	10,000,331	2,200,920

Change in Pension Value and Nonqualified Deferred Compensation Earnings	2,171,580	582,978

Additions to SCT Total (i)

Year-End Fair Value of Equity Awards Granted During the Year Remaining Unvested	3,661,626	1,021,970

Change in Value During the Year of Prior-Year Awards Remaining Unvested	(1,213,133)	(410,891)

Change in Value During the Year of Prior-Year Awards Vesting During the Year	(225,683)	(123,238)

Dividend Equivalent Payments Made on Unvested Awards	357,116	100,656

Current-Year Pension Service Cost	250,957	118,966

Value of Changes in Pension Plan	0	0

Compensation Actually Paid	4,077,950	1,402,195

(i)
Amounts were calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown. Fair values for equity awards were determined as of each measurement date using valuation methodologies and assumptions consistent with those used to estimate fair value at grant under US GAAP. The valuation assumptions used to estimate the year-end
fair value of PSUs differed from those used for grant-date estimates in that they took into account the

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most recent estimated earnout percentage of the awards at each year end, and updated Monte Carlo simulations of relative total shareholder returns for Norfolk Southern and the relevant peer companies; and the vesting-date value of PSUs was calculated using the actual earnout percentage for the performance period.
Year-end
and vesting-date valuations of outstanding stock options used a shorter expected option term than the 7 years used for grant-date fair values to take into account the passage of time, and used updated risk-free interest rates to reflect changes in market interest rates between the grant date and the valuation dates. Both the year-end
and vesting date valuations of PSUs, stock options, and RSUs used current share prices as of each valuation date, rather than the grant-date share price.

(5)	The peer group total shareholder return calculations are based on the Standard & Poor’s (S&P) Railroad Stock Price Index.

(6)
After-tax
ROAIC used here is a
non-GAAP
financial measure and is calculated by dividing Norfolk Southern’s net operating profit after-tax
(defined as net income excluding interest expense, taxes on interest, and interest on operating lease liabilities, and adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations) by the average invested capital (defined as the average of the current and prior year-end
shareholders’ equity and total debt balances, which is then adjusted for the effect of capitalizing Norfolk Southern’s operating lease obligations). As described in the Compensation Discussion and Analysis, 2023 ROAIC is adjusted for the accounting charges relating to the East Palestine derailment and to exclude the effects of the acquisition of the Cincinnati Southern Railway. Excluding such adjustments, 2023 ROAIC would have been 8.4%.

Most Important Performance Measures to Link Compensation Actually Paid to Company Performance
The four measures listed below represent the most important performance measures we used to link compensation actually paid to our Named Executive Officers in 2023 to Company performance, as described in the Compensation Discussion and Analysis (“CD&A”) sections titled “2023 Annual Incentives” and “Long-Term Incentive Awards.”

Most Important Performance Measures

After-Tax Return On Average Invested Capital

Operating Income

Annual Revenue

Total Shareholder Return

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SUPPLEMENTAL GRAPHS
Compensation Actually Paid Compared to TSR
As shown in the chart below, compensation actually paid (“CAP”) to the PEOs and the non-PEO
NEOs is aligned with total shareholder return on Norfolk Southern’s stock. This is primarily because the majority of compensation to the Named Executive Officers is in the form of long-term, stock-based incentives which are tied directly to stock price, as described in the CD&A report. Mr. Squires’ CAP was reduced substantially in 2022 due to his retirement on May 1 and the resulting pro-rata
forfeiture of the stock incentives granted to him in that year, and partial-year payment of his salary and annual incentive award. Norfolk Southern’s cumulative TSR compared favorably with the peer group for 2020 through 2022, and declined somewhat in 2023 largely due to the effects of the East Palestine derailment.

Compensation Actually Paid Compared to Net Income
As shown in the chart below, CAP to the PEOs and other NEOs is generally, but not directly, aligned with net income. This is primarily because the majority of compensation to the named executive officers is in the form of long-term, stock-based incentives which are sensitive to changes in stock price. Compensation to our Named Executive Officers is not tied directly to net income, although annual incentive awards are partially based on operating income.

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Compensation Actually Paid Compared to ROAIC
As described in the CD&A report, three-year average ROAIC is the primary performance measure that determines the number of shares earned under our PSU awards, and 50% or more of our Named Executive Officers’ long-term incentiv
e awards are made in PSUs. Because of ROAIC’s impact on the number of PSU awards earned, we believe that after-tax
ROAIC is the most important financial performance measure used in determining CAP to our Named Executive Officers. As required by SEC guidance, we are presenting our one-year
ROAIC for each listed year, rather than our three-year average ROAIC.
As shown in the chart below, Norfolk Southern’s annual
after-tax
ROAIC increased significantly between 2000 and 2022, and declined in 2023, and CAP to the PEOs and other NEOs is generally aligned with this performance measure. However, because the majority of compensation to the named executive officers is in the form of stock-based incentives, total shareholder return has a more significant effect on CA
P.

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Norfolk Southern Corporation

SHAREHOLDER PROPOSAL

ITEM 4

Shareholder Proposal Regarding an Annual Report on Lobbying Activities, Policies, and Communications

The Board of Directors opposes the proposal for the reasons set forth in the “Board of Directors’ Statement in Opposition,” which appears directly after Mr. Chevedden’s supporting statement.

AGAINST

John Chevedden, whose address is 2215 Nelson Avenue, Redondo Beach, California, has notified the Company of his intention to present the proposal printed below for shareholder consideration at the Annual Meeting. Mr. Chevedden has furnished evidence of his ownership of 10 shares of the Company’s Common Stock, which he has owned for at least three years prior to the date he submitted his proposal.

We have printed verbatim the text of Mr. Chevedden’s proposal and his supporting statement. His proposal will be voted on at the Annual Meeting only if it is properly presented by or on behalf of Mr. Chevedden.

TEXT OF MR. CHEVEDDEN’S PROPOSAL AND SUPPORTING STATEMENT:

Proposal 4 – Transparency in Lobbying

Resolved, Shareholders request the preparation of a report, updated annually, disclosing:

1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.Payments by Norfolk Southern used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.Norfolk Southern’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

A “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Norfolk Southern is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Government and Nominating Committee and posted on Norfolk Southern’s website.

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Shareholder Proposal

SUPPORTING STATEMENT

Full disclosure of Norfolk Southern’s lobbying activities and expenditures is needed to assess whether its lobbying is consistent with its expressed goals and in shareholder interests. Norfolk Southern spent $41 million on federal lobbying from 201O - 2022. This does not include state lobbying, where Norfolk Southern also lobbies. Norfolk Southern’s lobbying in Ohio has come under scrutiny after the train accident in East Palestine.1

Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity.2 Norfolk Southern discloses nondeductible payments to trade associations and tax-exempt organizations “where the nondeductible payments exceeded both $10,000 and 10 percent of the tax-deductible amount that the Company paid to the organization in 2022.” For 2022, payments captured included $707,004 to the Association of American Railroads (AAR). Yet Norfolk Southern’s disclosure omits payments to major trade associations that lobby, like membership in the American Chemistry Council (ACC)3, and social welfare groups, such as serving on the board of GO Rail.

Norfolk Southern’s lack of disclosure presents reputational risk when its lobbying contradicts public company positions. For example, Norfolk Southern is committed to becoming the gold standard of safety in the industry, yet AAR has lobbied to be allowed to use automatic technology instead of human inspectors to inspect rail infrastructure and fought state laws to require two crew members on trains4, and the ACC has lobbied to weaken the Railway Safety Act5. And GoRail, which reportedly operates out of the same building as AAR and “exists to generate grassroots support- or the appearance of grassroots support- for the industry’s policy agenda,” has also opposed two crew staffing rules.6

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

Your Board has carefully considered this proposal regarding an annual report on lobbying activities, policies, and communications and believes it would not enhance shareholder value and is not in the best interests of the Company and all of its shareholders. We recommend that you vote AGAINST this proposal for the reasons discussed below.

This proposal does not properly consider Norfolk Southern’s robust existing disclosures, policies, and practices regarding lobbying and related expenditures. Norfolk Southern recognizes the importance of transparency and accountability when engaging in lobbying activities. The Company publicly discloses a statement on political activity and lobbying contributions, which is available on our website at www.norfolksouthern.com. These existing public disclosures already provide detailed information about our lobbying activities that address the key provisions of the proposal. As detailed below, the Company has consistently been recognized by independent third-parties as a leader in lobbying and political spending disclosure. Preparing the report requested by the proposal would not provide our shareholders with an incremental benefit beyond the robust disclosures already provided. Accordingly, the Board recommends against this proposal since it is unnecessary and duplicative of existing disclosure efforts and therefore not in the best interests of the Company and its shareholders.

We already provide significant and meaningful disclosure about our policy engagement efforts.

Disclosure on Our Policies and Procedures Governing Lobbying

We have dedicated policies and procedures governing direct and indirect lobbying, as well as grassroots lobbying communications, which are available to our employees in our Thoroughbred Code of Ethics and to the public on our website at www.norfolksouthern.com. Pursuant to such policies, only authorized employees and contract lobbyists may engage in lobbying activities, as defined by the appropriate jurisdiction, on behalf of the Company. In addition, Norfolk Southern employees, as well as external professionals engaged in lobbying activities complete all necessary federal and state registrations in accordance with applicable law. Our lobbying procedures require an employee who has engaged in lobbying on behalf of the Company to report the time spent on such lobbying and any associated expenses, immediately following the close of the calendar quarter in which such lobbying occurred. The procedures further require that persons who engage in lobbying on behalf of the Company comply with all applicable legal requirements. In addition, lobbying activities qualifying as indirect, i.e., preparation of materials and strategy discussions as well as grassroots activity, are also captured in the quarterly lobbying disclosures which are available on our website.

Disclosure of Payments

Norfolk Southern publicly discloses on our website the total of the prior year payments used for federal, state, and local direct lobbying and grassroots lobbying together with the sum contributed for corporate political contributions and the portion of trade association payments that Norfolk Southern is advised are used for direct or indirect lobbying activities. Information on these activities and associated expenditures is available for public inspection by searching for “Norfolk Southern” at

[1]	https://ohiocapitaljournal.com/2023/03/02/will-norfolk-southerns-political-spending-help-shield-it-from-consequences/.
[2]	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/.
[3]	https://www.americanchemistry.com/chemistry-in-america/responsible-care-driving-safety-industry-performance/responsible-care-award/.
[4]	https://www.eenews.net/articles/rail-safety-plans-likely-to-hit-wall-of-industry-lobbying/.
[5]	https://jacobin.com/2023/08/east-palestine-occidental-petroleum-lobbying-senate-regulations.
[6]	https://www.theguardian.com/us-news/2023/feb/27/ohio-train-east-palesting-norfolk-southern-pr-push.

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Shareholder Proposal

https://disclosurespreview.house.gov/ for reports filed with the U.S. House of Representatives, and at https://lda.senate.gov/filings/public/filing/search/ for reports filed with the U.S. Senate. Information on these activities and associated expenditures is also available for public inspection on our website at www.norfolksouthern.com. The quarterly lobbying disclosures available on the Norfolk Southern website disclose lobbying expenses for each calendar quarter rounded to the nearest $10,000, as required by the instructions for filing the reports. For 2023, Norfolk Southern reported expenses on its quarterly federal lobbying reports using the Lobbying Disclosure Act method.

Disclosure of Norfolk Southern’s Membership and Payments to Any Tax-Exempt Organizations

Norfolk Southern also participates in rail industry trade associations, chambers of commerce, and other trade organizations. The trade organizations in which we participate may engage in lobbying activities. We work with the other members to ensure that lobbying conducted through trade organizations reflects our values and concerns. Currently, Norfolk Southern discloses payments made to trade organizations, chambers of commerce, and tax-exempt organizations on our website at www.norfolksouthern.com. Norfolk Southern makes reasonable efforts to track and report payments made to trade associations, chambers of commerce, and other tax-exempt organizations that may be used for political purposes that would not be deductible as defined under Section 162(e)(1) of the Internal Revenue Code. On our website we disclose the Company’s nondeductible payments to trade organizations, chambers of commerce, and tax-exempt organizations (other than the tax-exempt political organizations included on the Company’s contributions list available above), where the nondeductible payments exceeded both $10,000 and 10 percent of the tax-deductible amount that the Company paid to the organization in 2023.

Norfolk Southern is a recognized leader in political spending disclosure

We prioritize transparency across all our public affairs activities, providing regular reports on our political activities to our Board of Directors and disclosing our political contributions and lobbying activities on the Norfolk Southern webpage. As a result of these and other efforts as more fully discussed below, Norfolk Southern was recognized as a “Trendsetter” in the 2022 Center for Political Accountability (CPA)-Zicklin Index of Political Accountability and Disclosure. This is the highest possible rating on the Index, which benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies. CPA-Zicklin has recognized us for our corporate leadership in political disclosure since 2012.

The Board and management provide strong oversight of the Company’s lobbying and political spending activities

As detailed on the Company’s Government Relations page, the Norfolk Southern Board of Directors is actively engaged in the oversight of the Company’s lobbying activities. As part of its oversight role, the Board has delegated the responsibility to review political contributions and lobbying activities to the Governance and Nominating Committee. The Governance and Nominating Committee reviews, at least annually, the Company’s political contributions to candidates and committees, and to trade associations or other business associations that engage in lobbying activities. In addition, the Governance and Nominating Committee provides oversight of the Vice President Government Relations and Executive Vice President Corporate Affairs in their management of Norfolk Southern’s lobbyists and external professionals and in their oversight of compliance with all necessary federal and state registrations.

For the reasons described above, the Board believes that adoption of this proposal is unnecessary and duplicative of our existing lobbying disclosure efforts and will not add meaningful value to shareholders.

For the reasons stated above, the Board of Directors unanimously recommends that you vote AGAINST this proposal

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ITEM 5 Ancora Bylaw Proposal The Board of Directors opposes the proposal for the reasons set forth below. AGAINST

Ancora has notified the Company that it intends to propose the following resolution for consideration at the Annual Meeting. This proposal seeks to repeal any provisions or amendments of our Bylaws adopted by the Board without shareholder approval after July 25, 2023, and prior to the Annual Meeting (the “Ancora Bylaw Proposal”).

Text of Ancora’s Proposal:

“RESOLVED, that each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the shareholders of the Company subsequent to July 25, 2023 (the date of the most recent publicly-disclosed Bylaws) and up to and including the date of this meeting of shareholders at which this resolution is being proposed, be, and hereby is, repealed, effective as of the time this resolution is approved by the Company’s shareholders.”

BOARD OF DIRECTORS RECOMMENDATION

The Ancora Bylaw Proposal is speculative and is designed to nullify unspecified provisions of the Company’s Bylaws that have not yet been adopted and are not currently contemplated. Each of our Board members has fiduciary duties to the Company and all of its shareholders, including to act in their best interests in managing or directing the management of the business and affairs of the Company. For that reason, among others, the Company’s Bylaws expressly give the Board the ability to amend the Bylaws.

The Board believes that the adoption of the Ancora Bylaw Proposal would undermine the Board’s ability to effectively oversee the business and affairs of the Company and protect all of the Company’s shareholders, because it would limit the Board’s ability to adopt changes to the Bylaws, even in cases where the Board determines that the changes are in the best interests of the Company and its shareholders. It is important that the Board’s ability to act in the best interests of the Company and all shareholders not be limited.

Although the Board has not adopted any amendments to the Bylaws since July 25, 2023, and does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, the Board could determine that an amendment between now and the Annual Meeting is in the best interest of the Company and all of its shareholders. The automatic repeal of any Bylaw amendment duly adopted by the Board, including in response to future events not yet known to the Company or its shareholders, irrespective of the substance of such amendment, could be detrimental to shareholders and should not be adopted.

For the reasons stated above, the Board of Directors unanimously recommends that you vote AGAINST this proposal

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DEADLINES FOR SHAREHOLDER PROPOSALS AND SUBMISSION OF OTHER BUSINESS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with SEC regulations and with our Bylaws. Any such proposal for the 2025 Annual Meeting of Shareholders must comply with applicable regulations and be received by the Corporate Secretary at Corporate_Secretary@nscorp.com or Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308, as follows:

To be eligible for inclusion in our Proxy Statement and form of proxy, shareholder proposals must be received no later than November 20, 2024 and also comply with the other requirements of SEC Rule 14a-8. To be eligible to be presented from the floor for vote at the meeting, shareholder proposals must be received during the period that begins October 21, 2024, and ends November 20, 2024, and also comply with the other requirements of our “Notice of Business Other Than Nominations for Director” Bylaw provision.

DEADLINES FOR SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS OF DIRECTORS

The Governance and Nominating Committee will consider director candidates recommended by shareholders. Any such recommendation must meet the requirements set forth in our Bylaws and our Corporate Governance Guidelines, which are available on our website at www.norfolksouthern.com. Such recommendations by shareholders must be in writing and addressed to the Chair of the Governance and Nominating Committee, c/o Corporate Secretary, Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308. Shareholder recommendations must be received no later than November 20, 2024, in order to be considered for nomination for election at the 2025 Annual Meeting of Shareholders.

Shareholders wishing to nominate one or more individuals in our proxy statement and proxy card for election as a director at an annual meeting may do so by complying with our “Proxy Access for Director Nominations” Bylaw provision. Our proxy access provision permits one or more (but no more than 20) shareholders holding at least 3% of our outstanding shares for at least 3 years to nominate up to the greater of 2 directors or 20% of our Board. Eligible shareholders must submit such nominations by November 20, 2024 in order to be eligible to appear in our proxy statement and proxy card for the 2025 Annual Meeting of Shareholders.

Shareholders wishing to nominate an individual for election as a director at an annual meeting other than pursuant to our proxy access Bylaw provision may do so by complying with our “Nominations of Directors” Bylaw provision. For such nominations to be eligible for election at the 2025 Annual Meeting of Shareholders, the nominations must comply with the “Nomination of Directors” Bylaw provision and must be received during the period that begins October 21, 2024, and ends November 20, 2024. Any notice of director nomination submitted to Norfolk Southern other than through proxy access must also include the additional information required by Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the 2024 Annual Meeting, other than as noted elsewhere in this Proxy Statement. If other matters are properly brought for a vote before the 2024 Annual Meeting or at any postponement or adjournment thereof, your proxy gives authority to the persons named as proxies on the WHITE proxy card or WHITE voting instruction form to vote on these matters. The Chair may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly presented or submitted.

112 2024 Proxy Statement	Norfolk Southern Corporation

Norfolk Southern Corporation

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF STOCK

Based solely on our records and our review of the most recent Schedule 13G filings with the SEC, the following tables show information concerning the persons or groups known to Norfolk Southern to be beneficial owners of more than five percent of our common stock, our only class of voting securities:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership ($)	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	18,534,987[1]	8.2%

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	14,512,992[2]	6.4%

JP Morgan Chase & Co. 383 Madison Avenue, New York, NY 10179	13,297,842[3]	5.8%

(1)

The Vanguard Group reported in its Schedule 13G/A that it beneficially owns 8.2% of our common stock as of December 31, 2023, and that as of that date, it had sole voting power with respect to none of these shares, shared voting power with respect to 394,455 of these shares, sole investment power with respect to 17,454,149 of these shares, and shared investment power with respect to 1,080,838 of these shares.

(2)

BlackRock, Inc. reported in its Schedule 13G/A that it beneficially owned 6.4% of our common stock as of December 31, 2023, and that as of that date, it had sole voting power with respect to 13,064,624 of these shares, shared voting power with respect to none of these shares, and sole investment power with respect to 14,512,992 of these shares.

(3)

JP Morgan Chase & Co. reported in its Schedule 13G that it beneficially owned 5.8% of our common stock as of December 31, 2023, and that as of that date, it had sole voting power with respect to 11,382,461 of these shares, shared voting power with respect to 43,873 of these shares, sole investment power with respect to 13,101,582 of these shares, and shared investment power with respect to 192,656 of these shares.

The following table shows, as of March 4, 2024, the beneficial ownership of our common stock for:

(1)	each director and each nominee;

(2)	our NEOs; and

(3)	all directors and Executive Officers as a group.

Unless otherwise indicated by footnote to the table, all such shares are held with sole voting and investment power, and no director or Executive Officer beneficially owns any Norfolk Southern equity securities other than our common stock. Each individual director and each Executive Officer, as well as all the directors and Executive Officers together as a group, beneficially own less than 1% of the shares of our common stock outstanding as of March 4, 2024.

Norfolk Southern Corporation	2024 Proxy Statement 113

Stock Ownership Information

Name	Shares of Common Stock (#)(1),(2)

Richard Anderson	0

Thomas D. Bell, Jr.	28,931[3]

Mitchell E. Daniels, Jr.	6,847[3]

Philip S. Davidson	0

Francesca A. DeBiase	0

Marcela E. Donadio	6,922[3]

Heidi Heitkamp	0

John C. Huffard, Jr.	3,055[3]

Christopher T. Jones	2,214[3]

Thomas C. Kelleher	4,173[3]

Steven F. Leer	87,170[3]

Michael D. Lockhart	6,685[3]

Amy E. Miles	16,893[3]

Claude Mongeau	17,709[3]

Jennifer F. Scanlon	5,140[3]

Alan H. Shaw	100,664[4]

John R. Thompson	16,158[3]

Ann A. Adams	32,469[5]

Paul B. Duncan	4,553[6]

Claude E. Elkins	17,245[7]

Mark R. George	30,653[8]

23 Directors and Executive Officers as a group (Including the persons named above)	394,475[9]

(1)

Each director and each Executive Officer has sole voting and investment power with respect to his or her shares, except with respect to: 27 shares over which Ms. Donadio has shared voting and investment power through other accounts; 68 shares held in four trusts in which Mr. Huffard has disclaimed beneficial ownership; and 84 shares held in two trusts for the benefit of Ms. Scanlon’s children over which Ms. Scanlon has disclaimed beneficial ownership.

(2)

The amounts reported in the beneficial ownership table do not include the following RSUs which are not distributable within 60 days of March 4, 2024 and thus are not considered common stock that is beneficially owned for SEC disclosure purposes: (a) 760 RSUs awarded to directors serving on January 30, 2024, and an additional 420 RSUs awarded to Ms. Miles in her role as independent Board Chair on the same date, (b) 350 RSUs awarded to each of Adm. Davidson and Ms. DeBiase on July 31, 2023, (c) 28,711 RSUs credited to Mr. Lockhart, and 773 RSUs credited to each of Mr. Jones and Ms. Scanlon, which units will ultimately be settled in shares of common stock distributed in ten annual installments beginning in the January after ceasing to be a director, and (d) as applicable, dividend equivalents credited as additional RSUs on such amounts.

114 2024 Proxy Statement	Norfolk Southern Corporation

Stock Ownership Information

(3)

For directors elected to the Board before January 2015, includes a one-time grant of 3,000 restricted shares to each non-employee director when that director was first elected to the Board. These grants were made pursuant to the Directors’ Restricted Stock Plan; the director may vote these shares, but has no investment power over them until they are distributed. The amounts reported also include RSUs which are vested and would be distributable within 60 days of a director leaving the Board: Mr. Bell, 23,011; Mr. Daniels, 6,127; Ms. Donadio, 6,895; Mr. Huffard, 2,987; Mr. Jones, 2,214; Mr. Kelleher, 4,173; Mr. Leer, 81,950; Mr. Lockhart, 673; Ms. Miles, 13,893; Mr. Mongeau; 3,359; Ms. Scanlon, 4,531; and Mr. Thompson, 12,993. These RSUs will be settled in stock. While the directors have neither voting power nor investment power over the shares underlying these restricted stock units, the directors are entitled to receive the shares immediately upon leaving the Board. See “Non-Employee Director Compensation Table—Long-Term Incentive Plan” for more information regarding these restricted stock units. The amounts reported also include shares credited to certain directors’ accounts in a Dividend Reinvestment Plan.

(4)

Includes 1,867 shares credited to Mr. Shaw’s account in our Thrift and Investment Plan; and 63,295 shares subject to stock options granted pursuant to our LTIP with respect to which Mr. Shaw has the right to acquire beneficial ownership within 60 days of March 4, 2024.

(5)	Includes 12,690 shares subject to stock options granted pursuant to our LTIP with respect to which Ms. Adams has the right to acquire beneficial ownership within 60 days of March 4, 2024.

(6)	Includes 1,932 shares subject to stock options granted pursuant to our LTIP with respect to which Mr. Duncan has the right to acquire beneficial ownership within 60 days of March 4, 2024.

(7)

Includes 126 shares credited to Mr. Elkins’ account in our Thrift and Investment Plan; and 12,930 shares subject to stock options granted pursuant to our LTIP with respect to which Mr. Elkins has the right to acquire beneficial ownership within 60 days of March 4, 2024.

(8)	Includes 17,096 shares subject to stock options granted pursuant to our LTIP with respect to which Mr. George has the right to acquire beneficial ownership within 60 days of March 4, 2024.

(9)

Includes 2,208 shares credited to Executive Officers’ individual accounts under our Thrift and Investment Plan. Also includes: 109,553 shares subject to stock options granted to Executive Officers pursuant to our LTIP with respect to which the participant has the right to acquire beneficial ownership within 60 days of March 4, 2024. For officers, this amount does not include restricted stock units which will ultimately be settled in shares of common stock upon the satisfaction of applicable vesting requirements but which do not vest within 60 days of March 4, 2024.

Norfolk Southern Corporation	2024 Proxy Statement 115

Norfolk Southern Corporation

VOTING AND PROXIES

This Proxy Statement and the WHITE proxy card or WHITE voting instruction form relate to the Board of Directors’ solicitation of your proxy for use at our Annual Meeting of Shareholders to be held virtually on May 9, 2024. The following questions and answers provide guidance on how to vote your shares.

We Want to Hear From You - Vote Today

Who can vote? Shareholders who are record owners of our common stock as of the close of business on March 4, 2024, are entitled to notice of and to vote at the 2024 virtual Annual Meeting.

As of the close of business on March 4, 2024, the record date, 246,214,662 shares of our common stock were issued and outstanding. Of those shares, 225,893,885 shares were owned by shareholders entitled to one vote per share. The remaining 20,320,777 shares were held by our wholly owned subsidiaries, which are not entitled to vote those shares under Virginia law.

Who is the Investor Group? How are they involved in the Annual Meeting? The Investor Group has notified Norfolk Southern of its intention to nominate eight candidates to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. You may receive proxy solicitation materials, including a blue proxy card, from the Investor Group. Norfolk Southern is not responsible for the accuracy or completeness of any information provided by or relating to the Investor Group or the Investor Group Nominees contained in solicitation materials filed or disseminated by or on behalf of the Investor Group or any other statements the Investor Group may make.

The Board does NOT endorse any of the Investor Group Nominees or the Ancora Bylaw Proposal and unanimously recommends that you use the WHITE proxy card or WHITE voting instruction form to vote “FOR” the election of ONLY the 13 nominees recommended by the Board and as the Board recommends on all other proposals.

The Board urges you to disregard any materials and NOT to vote using the blue proxy card sent to you by or on behalf of the Investor Group. Voting to “withhold” with respect to any of the Investor Group Nominees on any blue proxy card sent to you by the Investor Group is not the same as voting for our director nominees, because a vote to “withhold” with respect to any of the Investor Group’s nominees on the Investor Group’s blue proxy card will revoke any WHITE proxy card you may have previously submitted. To support our director nominees, you should vote “FOR” ONLY our 13 director nominees on the WHITE proxy card or WHITE voting instruction form. If you have already voted using a proxy card sent to you by the Investor Group, you can revoke it by: (i) marking, signing, dating, and returning the WHITE proxy card or WHITE voting instruction form, (ii) voting via the internet using the internet address on the WHITE proxy card or WHITE voting instruction form, or (iii) voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.

Why have I received different color proxy cards? The Investor Group has notified Norfolk Southern of its intention to nominate eight candidates to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. We have provided you with the enclosed WHITE proxy card. The Investor Group may send you a blue proxy card. The Board unanimously recommends using the enclosed WHITE proxy card to vote “FOR” the election of ONLY the 13 nominees recommended by the Board. The Board recommends that you simply DISREGARD the Investor Group’s blue proxy card. If the Investor Group proceeds with its previously announced nominations, we will likely conduct multiple mailings prior to the date of the meeting to ensure that shareholders have our latest proxy information and materials to vote. The latest dated, validly executed proxy you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit the WHITE proxy card.

What will I be voting on? Shareholders will be voting: to elect 13 directors of Norfolk Southern (Item 1); to ratify the appointment of KPMG LLP as our independent registered public accounting firm (Item 2); on an advisory basis, on executive compensation as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures in this Proxy Statement (Item 3); to vote on one shareholder proposal, if properly presented (Item 4); and to vote on the Ancora Bylaw Proposal, if properly presented (Item 5). Item 3 is being provided as required by Section 14A of the Securities Exchange Act of 1934.

Our Board of Directors is recommending that shareholders vote FOR the election of ONLY the 13 nominees recommended by the Board, FOR Items 2 and 3, AGAINST Item 4, and AGAINST Item 5.

116 2024 Proxy Statement	Norfolk Southern Corporation

Voting and Proxies

How will these matters be decided at the Annual Meeting?

Voting Item		Voting Standard	Treatment of Abstentions and Broker Non-Votes	Recommendation

1	Election of 13 directors for a one-year term	Plurality of votes cast(1)	Not counted as votes cast and therefore no effect.	FOR ONLY the nominees recommended by the Board

2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024	Majority of votes cast	Abstentions are not counted as votes cast and therefore no effect. Please see footnote (2) below for treatment of Broker Non-Votes	FOR

3	Approval of the advisory resolution on executive compensation	Majority of votes cast	Not counted as votes cast and therefore no effect.	FOR

4	A shareholder proposal regarding an annual report on lobbying activities, policies, and communications, if properly presented	Majority of votes cast	Not counted as votes cast and therefore no effect.	AGAINST

5	Ancora Bylaw Proposal to repeal any provision or amendment of Norfolk Southern’s Bylaws adopted by the Board without shareholder approval after July 25, 2023, if properly presented	Majority of votes cast	Not counted as votes cast and therefore no effect.	AGAINST

(1)

Because the Investor Group has notified Norfolk Southern of its intention to nominate eight candidates to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board, the election of directors is considered a “contested election.” Accordingly, in accordance with Norfolk Southern’s Bylaws, a plurality voting standard rather than a majority voting standard will apply for the election of directors. This means that the 13 director nominees receiving the greatest number of votes cast “FOR” their election will be elected.

(2)

Typically, this proposal is considered to be a “routine” matter under NYSE rules. Accordingly, typically, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal. However, to the extent that the Investor Group provides a blue proxy card or voting instruction form to shareholders who hold their shares in “street name,” Item 2 included in this proxy statement will be a “non-routine” matter, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting. If, however, the Investor Group does not provide a blue proxy card or voting instruction form to shareholders who hold their shares in “street name,” then Item 2 would be considered to be a routine matter, and your broker, bank or other nominee would be able to vote upon the matter if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to the Item 2. In that case, if you do not instruct your broker how to vote with respect to Item 2, your broker may not vote with respect to such proposal. Therefore, we encourage you to instruct your broker, bank, or other nominee to vote your shares by filling out and returning the enclosed WHITE proxy card.

What happens if I return a WHITE proxy card but do not submit voting instructions? If you are a registered holder and properly sign and return your WHITE proxy card or complete your proxy via the internet, your shares will be voted as you direct. If you sign and return your WHITE proxy card but do not specify how you want your shares voted, they will be voted FOR the election of all 13 nominees recommended by the Board as set forth under “Item 1: Election of 13 Directors for a One-Year Term,” “FOR” Items 2 and 3, and “AGAINST” Items 4 and 5.

If you are a beneficial holder and properly mark, sign, and return your WHITE voting instruction form or complete your voting instruction form via the internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the Election of Directors, then your shares may be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” all 13 nominees proposed by the Board and named in this proxy statement, depending on the bank or broker through which you hold your shares, as set forth under “Item 1: Election of 13 Directors for a One-Year Term,” “FOR” Items 2 and 3, and “AGAINST” Items 4 and 5.

The Board strongly urges you to mark your WHITE proxy card or WHITE voting instruction form in accordance with the Board’s recommendations.

Norfolk Southern Corporation	2024 Proxy Statement 117

Voting and Proxies

What happens if I return a WHITE proxy card or WHITE voting instruction form but give voting instructions for fewer or more than 13 candidates? You are permitted to vote for fewer than 13 nominees. If you vote for fewer than 13 nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you submit a validly executed WHITE proxy card or WHITE voting instruction form but vote “FOR” more than 13 nominees, all of your votes with respect to the election of directors will be invalid and will not be counted.

What happens if the Investor Group withdraws or abandons its solicitation or fails to comply with the universal proxy rules? If the Investor Group withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted WHITE proxy card or WHITE voting instruction form. If the Investor Group withdraws its nominees, abandons its solicitation, or fails to comply with the universal proxy rules, any votes cast in favor of any Investor Group Nominee will be disregarded and not be counted, whether such vote is provided on Norfolk Southern’s WHITE proxy card or WHITE voting instruction form or the Investor Group’s blue proxy card or blue voting instruction card.

What is the vote required to elect directors? As described previously, the Investor Group has notified Norfolk Southern of its intention to nominate eight candidates to stand for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. As a result, assuming such nominees are in fact nominated for election at the Annual Meeting and all such nominations have not been withdrawn by the Investor Group, the number of director nominees will exceed the number of directors to be elected and, as provided under Article II Section 2 of Norfolk Southern’s Bylaws, directors will be elected by a plurality of the votes cast. This means that the 13 director nominees receiving the greatest number of votes cast “FOR” their election will be elected.

How many shares are needed at the Annual Meeting to constitute a quorum? The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the 2024 Annual Meeting is necessary to constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Withhold votes, abstentions, and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Who is soliciting my proxy? The Norfolk Southern Board of Directors is soliciting your proxy to vote your shares at the 2024 Annual Meeting. If you give the Board of Directors your proxy, your shares will be voted in accordance with the selections you indicate on the WHITE proxy card.

Who is paying for this solicitation? Norfolk Southern pays the cost of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks, and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. Our officers and other employees may solicit proxies by telephone, facsimile, electronic mail, or personal interview; they receive no additional compensation for doing so.

As a result of the potential proxy solicitation by the Investor Group, we will incur additional costs in connection with our solicitation of proxies. We have retained Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies for a fee estimated not to exceed $1,950,000. Innisfree expects that approximately 100 of its employees will assist in the solicitation. The total amount to be spent for our solicitation of proxies from shareholders for the Annual Meeting in excess of that normally spent for an annual meeting is estimated to be approximately $17 million, approximately $4.3 million of which has been accrued to date. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”? If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a brokerage account or bank, broker, or other nominee, you are considered the “beneficial owner” of such shares.

How do I vote if I am a shareholder of record? If you are the record owner of any shares of our common stock (the shares are registered in your name) and received your materials by mail, you may vote your shares by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

You also may vote via the internet in the manner described on the WHITE proxy card.

Finally, you may attend the Annual Meeting via the internet and vote by ballot during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/NSC2024 and entering the 16-digit number that is printed in the box marked by an arrow included in the WHITE proxy card mailed to you. Please have your WHITE proxy card in hand when you access the website. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting, by 11:59 PM ET on May 8, 2024, so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How do I vote if I am a beneficial owner of the shares? If you are the beneficial owner of any shares (the shares are held in street name by a broker, bank, or other nominee, which is therefore the record holder of your shares), you may submit your voting instructions to the record holder using the WHITE voting instruction form. The record holder will then vote your shares in accordance with your voting instructions.

118 2024 Proxy Statement	Norfolk Southern Corporation

Voting and Proxies

If you hold shares in street name and do not provide your broker with specific voting instructions on Items 1, 3, 4, and 5, which are considered non-routine matters, your broker does not have the authority to vote on those proposals.

Typically, Item 2 would be considered to be a “routine” matter under NYSE rules. Accordingly, typically, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee has discretionary authority under NYSE rules to vote your shares on this proposal. However, to the extent that the Investor Group provides a voting instruction form to shareholders who hold their shares in “street name,” Item 2 will be a “non-routine” matter, and brokers will not have discretionary voting authority to vote on any of the proposals presented at the Annual Meeting. If, however, the Investor Group does not provide a voting instruction form to shareholders who hold their shares in “street name,” then Item 2 would be considered to be a routine matter, and your broker, bank, or other nominee would be able to vote upon the matter if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to the Item 2. In that case, if you do not instruct your broker how to vote with respect to Item 2, your broker may not vote with respect to such proposal.

Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you submit every WHITE proxy card or WHITE voting instruction form you receive.

The Board of Directors strongly urges you to discard and NOT vote using the blue proxy card or voting instruction form sent to you by the Investor Group.

Finally, you may attend the Annual Meeting via the internet and vote by ballot during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/NSC2024 and entering the 16-digit number that is printed in the box marked by an arrow included in the WHITE voting instruction form mailed to you. Please have your notice in hand when you access the website. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting by 11:59 ET on May 8, 2024 so that your vote will be counted if you later decide not to participate in the Annual Meeting. You can only vote online during the virtual Annual Meeting if you have a legal proxy from the record holder (the broker, bank, or other nominee that holds your shares) assigning its voting authority to you. Please promptly contact the record holder that holds your shares for instructions on how to obtain a legal proxy if you intend to vote by ballot during the virtual Annual Meeting. You will need to have an electronic image (such as a pdf file or scan) of the legal proxy ready to include when voting.

How do I vote if I own common stock through an employee plan? If shares are credited to your account in the Norfolk Southern Corporation Thoroughbred Retirement Investment Plan or the Thrift and Investment Plan, you will receive a voting instruction form from the trustee of that plan. Your instructions submitted by mail or by Internet serve as voting instructions for the trustee of the plans, Vanguard Fiduciary Trust Company. If your instructions are not received by the trustee by 11:59 PM ET on May 6, 2024, the trustee will vote your shares for each item on the WHITE proxy card in the same proportion as the shares that are voted for that item pursuant to the voting instructions received by the trustee from the other participants in the respective plan. While employee plan participants may instruct the trustee how to vote their plan shares, employee plan participants cannot vote their plan shares during the Annual Meeting.

Because of the expected contested nature of the solicitation, it is very important that you direct the trustee how to vote your plan shares. The Board does not endorse the Investor Group Nominees or the Ancora Bylaw Proposal and unanimously recommends that you use the WHITE voting instruction form to direct your trustee to vote your shares “FOR” ONLY the 13 nominees proposed by the Board (Richard H. Anderson, Philip S. Davidson, Francesca A. DeBiase, Marcela E. Donadio, Mary Kathryn “Heidi” Heitkamp, John C. Huffard, Jr., Christopher T. Jones, Thomas C. Kelleher, Amy E. Miles, Claude Mongeau, Jennifer F. Scanlon, Alan H. Shaw, and John R. Thompson), and “AGAINST” the Ancora Bylaw Proposal. The Board strongly urges you NOT to vote using any blue voting instruction form that may be sent to you by the Investor Group and strongly urges you not to support the election of the Investor Group Nominees.

What if I change my mind after I vote? Any shareholder of record may revoke a previously submitted proxy at any time before the shares are voted by: (a) giving written notice of revocation to our Corporate Secretary; (b) submitting new voting instructions over the Internet; (c) delivering a new, validly completed, later-dated proxy card; or (d) joining the 2024 virtual Annual Meeting and voting by ballot during the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee, or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by joining the Annual Meeting via the Internet and voting by ballot during the Annual Meeting.

Employee plan participants may change their voting instructions by submitting new voting instructions by mail or via www.proxyvote.com.

If you have already voted using a blue proxy card sent to you by the Investor Group, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the 13 nominees proposed by the Board of Directors (Richard H. Anderson, Philip S. Davidson, Francesca A. DeBiase, Marcela E. Donadio, Mary Kathryn “Heidi” Heitkamp, John C. Huffard, Jr., Christopher T. Jones, Thomas C. Kelleher, Amy E. Miles, Claude Mongeau, Jennifer F. Scanlon, Alan H. Shaw, and John R. Thompson), and AGAINST the Ancora Bylaw Proposal, by mail or via the internet. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Norfolk Southern Corporation	2024 Proxy Statement 119

Voting and Proxies

How do I participate in the Annual Meeting? The Annual Meeting will be a virtual shareholder meeting through which you can listen to the meeting, submit questions and vote online. Only shareholders or their legal proxies who have registered in advance may participate in the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/NSC2024 and entering the 16-digit number that is printed in the box marked by an arrow included in the WHITE proxy card or WHITE voting instruction form mailed to you. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts. Online access will begin at 8:15 AM ET. There will be no physical location for in-person attendance at the Annual Meeting.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting at the meeting website.

Please note that participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first-come, first-served basis once electronic entry begins. We therefore urge you to vote prior to the meeting, by 11:59 PM ET on May 8, 2024, to ensure that your vote is counted. Electronic entry to the meeting will begin at 8:15 AM ET and the meeting will begin promptly at 8:30 AM ET. If you cannot attend the meeting or if you are not a shareholder of record, you can still listen to the meeting, which will be available on www.norfolksouthern.com.

The virtual meeting is supported across different online browsers and devices (desktops, laptops, tablets, and cell phones). Please be certain you have the most updated version of the applicable software and plugins. Also, you should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting.

We are committed to ensuring that shareholders who attend the virtual Annual Meeting are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. The virtual format allows our shareholders the ability to review and/or participate in the Annual Meeting, including the live, online Q&A portion of the annual meeting. The virtual meeting format enhances participation by providing an opportunity for participation by all of our shareholders from around the globe, and the virtual meeting format aligns with our broader sustainability goals.

How do I register for the virtual Annual Meeting? The Annual Meeting will be a virtual shareholder meeting of the shareholders conducted via live webcast. All shareholders of record on March 4, 2024 who have registered in advance are invited to participate in the meeting.

In order to attend the virtual Annual Meeting, you must register in advance no later than May 8, 2024, at 8:30 a.m. Eastern Time by visiting www.proxyvote.com. You will need the 16-digit control number included on your WHITE proxy card or WHITE voting instruction form. You will receive a confirmation e-mail with information on how to attend the meeting. On the day of the meeting, you will be able to participate in the meeting by visiting www.virtualshareholdermeeting.com/NSC2024 and entering the same 16-digit control number you used to pre-register and as shown in your confirmation e-mail.

What if I need technical assistance accessing or participating in the virtual Annual Meeting? If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Technical support will be available starting at 8:15 AM ET.

Can I ask questions at the Annual Meeting? This year’s virtual Annual Meeting will include questions submitted online both live and in advance. Questions that are not relevant to the business of the Annual Meeting will be addressed in the Q&A portion of the Annual Meeting.

Shareholders of record as of the Record Date who have pre-registered and wish to ask a question may submit a question in advance of the meeting at www.proxyvote.com by logging in with the 16-digit number printed in the box marked by an arrow included in your WHITE proxy card or WHITE voting instruction form. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.”

Live questions may be submitted online beginning shortly before the start of the meeting by typing your question in the “Ask a Question” box in the Annual Meeting portal, at www.virtualshareholdermeeting.com/NSC2024 and clicking submit.

We will try to answer all shareholder questions, subject to time constraints. We ask that you limit your written question to a brief item that is relevant to the Annual Meeting or our business. Questions may be ruled as out of order if they are, among other things, profane, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. To avoid repetition, we may group questions by topic with a representative question read aloud and answered.

What is householding? As permitted by the Securities Exchange Act of 1934, we may deliver a single copy of the Annual Report and Proxy Statement to multiple record shareholders sharing an address. This is known as householding. However, due to the contested nature of the Annual Meeting, householding will not be implemented this year. If you would like a separate copy of this Proxy Statement or the 2023 Annual Report now or in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you may contact: Denise W. Hutson, Corporate Secretary, Norfolk Southern Corporation, 650 West Peachtree Street, NW, Atlanta, Georgia 30308 (Corporate_Secretary@nscorp.com or telephone 470-463-0400).

120 2024 Proxy Statement	Norfolk Southern Corporation

Voting and Proxies

Are votes confidential? Who counts the votes? We have policies in place to safeguard the confidentiality of proxies and ballots. First Coast Results, which we have retained to tabulate all proxies and ballots cast at the 2024 Annual Meeting, is bound contractually to maintain the confidentiality of the voting process. In addition, each Inspector of Election will have taken the oath required by Virginia law to execute duties faithfully and impartially.

None of our employees or members of our Board of Directors have access to completed proxies or ballots and, therefore, do not know how individual shareholders vote on any matter. However, when a shareholder writes a question or comment on a proxy or ballot, or when there is a need to determine the validity of a proxy or ballot, our management and/or their representatives may be involved in providing the answer to the question or in determining such validity.

Norfolk Southern Corporation	2024 Proxy Statement 121

Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the Board of Directors, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2024 Annual Meeting. The following sets forth certain information about the persons who are “participants.”

DIRECTORS AND DIRECTOR NOMINEES

The names of our Directors and Director nominees are set forth below, and the principal occupations of our Directors and nominees are set forth under Item No. 1 of this Proxy Statement, titled “Election of 13 Directors for a One-Year Term.”

Name	Business Address
Richard H. Anderson	c/o Norfolk Southern Corporation 650 West Peachtree Street, NW Atlanta, Georgia 30308
Philip S. Davidson
Francesca A. DeBiase
Marcela E. Donadio
Heidi Heitkamp
John C. Huffard, Jr.
Christopher T. Jones
Thomas C. Kelleher
Amy E. Miles
Claude Mongeau
Jennifer F. Scanlon
Alan H. Shaw
John R. Thompson

Norfolk Southern Corporation	2024 Proxy Statement A-1

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

CERTAIN OFFICERS AND OTHER EMPLOYEES

The following table sets forth the name and principal occupation of the Company’s officers and employees who are “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is 650 West Peachtree Street, NW, Atlanta, Georgia 30308.

Name of Participant(a)	Principal Occupation

Alan H. Shaw	President & Chief Executive Officer

Mark R. George	Executive Vice President & Chief Financial Officer

Nabanita Chaterjee Nag	Executive Vice President Corporate Affairs & Chief Legal Officer

John F. Orr	Executive Vice President & Chief Operating Officer

Christopher J. Ceraso	Vice President Integrated Resource Planning

Charles Luke Nichols	Senior Director, Investor Relations

Thomas A. Crosson	Senior Director, Strategic Communications

(a)

“Participant” is defined to include: (i) any Director and any Director nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of the irrespective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly, takes the initiative, or engages, in organizing, directing or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes creditor enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of our Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY’S SECURITIES BY PARTICIPANTS

The number of Company securities beneficially owned by directors and named executive officers as of March 4, 2024 is set forth under the “Stock Ownership Information” section of this Proxy Statement. The number of Company securities beneficially owned as of March 4, 2024 by the Company’s other officers and employees who are “participants” is set forth below. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the common shares beneficially owned by such owner.

Name	Shares of Common Stock

Nabanita Chaterjee Nag	1,843

Christopher J. Ceraso	0

Charles Luke Nichols	686.7422

Thomas A. Crosson	172.9651

A-2 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

INFORMATION REGARDING TRANSACTIONS OF THE COMPANY’S SECURITIES BY PARTICIPANTS

The following table sets forth purchases and sales of the Company’s securities during the period from February 1, 2022 through March 4, 2024 by the persons listed above under “Directors and Director Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Company Securities	Transaction Description

Richard H. Anderson

Thomas D. Bell, Jr.	2/21/2022	99.3721	2

	5/20/2022	120.6066	2

	8/20/2022	106.8744	2

	11/21/2022	111.9816	2

	1/26/2023	750	2

	1/27/2023	640	7

	2/21/2023	133.7055	2

	5/20/2023	139.4809	2

	8/21/2023	144.6867	2

	11/20/2023	145.8101	2

	1/26/2024	750	7

	1/30/2024	760	2

	2/20/2024	121.3991	2

Philip S. Davidson	7/31/2023	350	2

	8/21/2023	2.2408	2

	11/20/2023	2.2582	2

	1/30/2024	760	2

	2/20/2024	5.9108	2

Francesca A. DeBiase	7/31/2023	350	2

	1/30/2024	760	2

	2/20/2024	4.0307	2

Marcela E. Donadio	2/21/2022	26.4383	2

	5/20/2022	32.0878	2

	8/20/2022	28.4343	2

Norfolk Southern Corporation	2024 Proxy Statement A-3

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	11/21/2022	29.7931	2

	1/26/2023	750	2

	2/21/2023	40.0644	2

	5/20/2023	41.7950	2

	8/21/2023	43.3549	2

	11/20/2023	43.6915	2

	1/30/2024	760	2

	2/20/2024	40.4075	2

Heidi Heitkamp

John C. Huffard, Jr.	2/21/2022	9.5628	2

	2/21/2022	4.7810	4

	5/20/2022	11.6062	2

	5/20/2022	5.6709	4

	8/20/2022	10.2847	2

	8/20/2022	5.1021	4

	11/21/2022	10.7762	2

	11/21/2022	5.2604	4

	1/26/2023	750	2

	2/21/2023	17.3582	2

	2/21/2023	6.3889	4

	5/20/2023	18.1080	2

	5/20/2023	6.6283	4

	8/21/2023	18.7839	2

	8/21/2023	6.9122	4

	11/20/2023	18.9297	2

	11/20/2023	6.8901	4

	1/30/2024	760	2

A-4 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	2/20/2024	19.7913	2

	2/20/2024	5.7954	4

Christopher T. Jones	2/21/2022	9.5628	2

	5/20/2022	11.6062	2

	8/20/2022	10.2847	2

	11/21/2022	10.7762	2

	1/26/2023	750	2

	2/21/2023	17.3582	2

	5/20/2023	18.1080	2

	8/21/2023	18.7839	2

	11/20/2023	18.9297	2

	1/30/2024	760	2

	2/20/2024	19.7913	2

Thomas C. Kelleher	2/21/2022	14.6808	2

	2/21/2022	7.8582	4

	5/20/2022	17.8179	2

	5/20/2022	9.3210	4

	8/20/2022	15.7891	2

	8/20/2022	8.3862	4

	11/21/2022	16.5437	2

	11/21/2022	8.6462	4

	1/26/2023	750	2

	2/21/2023	24.2446	2

	2/21/2023	10.5010	4

	5/20/2023	25.2918	2

	5/20/2023	10.8946	4

	8/21/2023	26.2358	2

Norfolk Southern Corporation	2024 Proxy Statement A-5

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	8/21/2023	11.3613	4

	11/20/2023	26.4395	2

	11/20/2023	11.3249	4

	1/30/2024	760	2

	2/20/2024	26.0438	2

	2/20/2024	9.5257	4

Steven F. Leer	2/21/2022	353.8930	2

	2/21/2022	189.2542	4

	3/14/2022	700	11

	5/20/2022	429.5153	2

	5/20/2022	224.4820	4

	8/20/2022	380.6108	2

	8/20/2022	201.9679	4

	11/21/2022	398.7993	2

	11/21/2022	208.2314	4

	1/26/2023	750	2

	1/27/2023	640	7

	2/21/2023	476.1642	2

	2/21/2023	252.9023	4

	5/20/2023	496.7322	2

	5/20/2023	262.3800	4

	8/21/2023	515.2715	2

	8/21/2023	273.6201	4

	11/20/2023	519.2722	2

	11/20/2023	272.7430	4

	1/26/2024	750	7

	1/30/2024	760	2

A-6 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	2/20/2024	436.3683	2

	2/20/2024	229.4118	4

Amy E. Miles	2/21/2022	52.7720	2

	4/28/2022	380	2

	5/20/2022	66.1331	2

	8/20/2022	58.6032	2

	11/21/2022	61.4037	2

	1/26/2023	750	2

	2/21/2023	77.8072	2

	4/28/2023	490	2

	5/20/2023	84.2111	2

	8/21/2023	87.3541	2

	11/20/2023	88.0323	2

	1/30/2024	1,180	2

	2/20/2024	79.5525	2

Claude Mongeau	2/21/2022	11.1665	2

	5/20/2022	13.5526	2

	8/20/2022	12.0095	2

	11/21/2022	12.5834	2

	1/26/2023	750	2

	2/21/2023	19.5161	2

	5/20/2023	20.3591	2

	8/21/2023	21.1189	2

	11/20/2023	21.2829	2

	1/30/2024	760	2

	2/20/2024	21.7505	2

Jennifer F. Scanlon	2/21/2023	19.5656	2

Norfolk Southern Corporation	2024 Proxy Statement A-7

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	5/20/2022	23.7465	2

	8/20/2022	21.0428	2

	9/14/2022	84	10

	11/21/2022	22.0483	2

	1/26/2023	750	2

	2/21/2023	30.8171	2

	3/31/2023	141.5094	4

	5/20/2023	32.1483	2

	5/20/2023	0.8774	4

	6/30/2023	132.2985	4

	8/21/2023	33.3481	2

	8/21/2023	1.7651	4

	9/30/2023	152.3384	4

	11/20/2023	33.6071	2

	11/20/2023	2.7289	4

	12/31/2023	126.9143	4

	1/30/2024	760	2

	2/20/2024	32.0114	2

	2/20/2024	2.9705	4

Alan H. Shaw	3/1/2022	1000	11

	6/1/2022	1000	11

	7/28/2022	5,200	1

	7/28/2022	2,670	2

	9/1/2022	2000	11

	9/1/2022	97	13

	12/1/2022	2000	11

	12/9/2022	105	13

A-8 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	1/26/2023	32,220	1

	1/26/2023	6,240	2

	1/26/2023	7,130	3

	1/26/2023	4,023	8

	1/26/2023	1,117	9

	1/27/2023	1,210	7

	1/27/2023	497	9

	1/27/2023	55	7

	1/27/2023	24	9

	1/28/2023	709	7

	1/28/2023	304	9

	1/28/2023	622	7

	1/28/2023	266	9

	1/30/2023	545	7

	1/30/2023	233	9

	3/1/2023	2000	11

	5/1/2023	122	13

	6/1/2023	2000	11

	7/28/2023	667	7

	7/28/2023	286	9

	8/2/2023	325	13

	1/26/2024	1,560	7

	1/26/2024	667	9

	1/27/2024	1,210	7

	1/27/2024	518	9

	1/27/2024	55	7

	1/27/2024	24	9

Norfolk Southern Corporation	2024 Proxy Statement A-9

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	1/27/2024	667	7

	1/27/2024	286	9

	1/28/2024	622	7

	1/28/2024	266	9

	1/30/2024	31,390	1

	1/30/2024	6,340	2

	1/30/2024	545	7

	1/30/2024	233	9

	1/30/2024	3,717	8

	1/30/2024	1,590	9

John R. Thompson	2/21/2022	52.7720	2

	2/21/2022	.7043	14

	5/20/2022	64.0487	2

	5/20/2022	.8396	14

	8/20/2022	56.7561	2

	8/20/2022	.7618	14

	11/21/2022	59.4683	2

	11/21/2022	.7867	14

	1/26/2023	750	2

	2/21/2023	75.4964	2

	2/21/2023	.9353	14

	5/20/2023	78.7575	2

	5/20/2023	.9517	14

	8/21/2023	81.6969	2

	8/21/2023	1.0157	14

	11/20/2023	82.3312	2

	11/20/2023	1.0455	14

A-10 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	1/30/2024	760	2

	2/20/2024	72.5783	2

Mark R. George	1/26/2023	7,730	1

	1/26/2023	2,500	2

	1/26/2023	5,070	3

	1/26/2023	4,551	8

	1/26/2023	1,165	9

	1/27/2023	775	7

	1/27/2023	305	9

	1/28/2023	702	7

	1/28/2023	276	9

	1/28/2023	538	7

	1/28/2023	212	9

	1/30/2023	615	7

	1/30/2023	242	9

	1/26/2024	625	7

	1/26/2024	246	9

	1/27/2024	775	7

	1/27/2024	305	9

	1/28/2024	702	7

	1/28/2024	276	9

	1/30/2024	8,470	1

	1/30/2024	2,850	2

	1/30/2024	615	7

	1/30/2024	242	9

	1/30/2024	4,200	8

	1/30/2024	1,651	9

Norfolk Southern Corporation	2024 Proxy Statement A-11

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

Nabanita Chaterjee Nag	4/28/2022	680	2

	4/28/2022	920	1

	4/28/2022	950	3

	7/28/2022	580	2

	7/28/2022	800	1

	7/28/2022	780	3

	1/26/2023	6,440	1

	1/26/2023	2,080	2

	1/26/2023	4,230	3

	1/26/2023	101	8

	1/26/2023	29	9

	1/27/2023	165	7

	1/27/2023	46	9

	1/28/2023	187	7

	1/28/2023	52	9

	1/30/2023	56	7

	1/30/2023	16	9

	4/28/2023	170	7

	4/28/2023	48	9

	7/28/2023	145	7

	7/28/2023	41	9

	1/26/2024	520	7

	1/26/2024	145	9

	1/27/2024	145	7

	1/27/2024	41	9

	1/27/2024	170	7

	1/27/2024	48	9

A-12 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	1/27/2024	165	7

	1/27/2024	46	9

	1/28/2024	187	7

	1/28/2024	52	9

	1/30/2024	8,160	1

	1/30/2024	2,750	2

	1/30/2024	58	7

	1/30/2024	17	9

John F. Orr

Christopher J. Ceraso	10/27/2023	5,400	2

	10/27/2023	320	2

	10/27/2023	130	3

	1/30/2024	1,010	2

Charles Luke Nichols	7/29/2022	202	11

	1/26/2023	370	2

	1/26/2023	100	2

	1/27/2023	55	7

	1/27/2023	16	9

	1/30/2023	90	7

	1/30/2023	25	9

	1/30/2023	70	7

	1/30/2023	20	9

	1/30/2023	62	7

	1/30/2023	18	9

	4/28/2023	50	2

	7/28/2023	22	7

	7/28/2023	7	9

	1/26/2024	100	7

Norfolk Southern Corporation	2024 Proxy Statement A-13

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

Name	Transaction Date	Number of Company Securities	Transaction Description

	1/26/2024	28	9

	1/27/2024	55	7

	1/27/2024	16	9

	1/27/2024	22	7

	1/27/2024	7	9

	1/28/2024	62	7

	1/28/2024	18	9

	1/30/2024	380	2

	1/30/2024	70	7

	1/30/2024	20	9

Thomas A. Crosson	1/26/2023	370	2

	1/26/2023	40	2

	1/26/2023	30	2

	1/27/2023	55	7

	1/27/2023	16	9

	1/30/2023	32	7

	1/30/2023	9	9

	4/28/2023	250	2

	9/14/2023	85	11

	1/26/2024	92	7

	1/26/2024	26	9

	1/26/2024	40	7

	1/26/2024	12	9

	1/27/2024	55	7

	1/27/2024	16	9

	1/28/2024	32	7

	1/28/2024	9	9

A-14 2024 Proxy Statement	Norfolk Southern Corporation

EXHIBIT A: Supplemental Information Regarding Participants in the Solicitation

TRANSACTION DESCRIPTIONS

1	Grant of stock options pursuant to long-term incentive plan

2	Grant of restricted stock units pursuant to long-term incentive plan

3	Grant of performance share units pursuant to long-term incentive plan

4	Grant of phantom stock pursuant to Directors’ Deferred Fee Plan

5	Cashless exercise and sale of stock options

6	Exercise or conversion of stock options

7	Vesting of restricted stock units

8	Vesting of performance share units

9	Shares withheld for tax

10	Open market purchase

11	Open market sale

12	Sale or transfer of securities back to the company

13	Gift

14	Shares acquired through dividend reinvestment

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS

Except as described in this Exhibit A or in this Proxy Statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since the beginning of the Company’s last fiscal year, or has knowledge of any current proposed transaction (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Exhibit A or in this Proxy Statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Exhibit A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Exhibit A or in this Proxy Statement, neither the Company nor any participant or Participant Affiliate has been within the past year party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Exhibit A or in this Proxy Statement, and excluding any Director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Except as described in this Exhibit A or this Proxy Statement, there are no material legal proceedings to which any participant or Participant Affiliate or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

Norfolk Southern Corporation	2024 Proxy Statement A-15

2024
2024
NORFOLK SOUTHERN
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THIS IS THE WHITE PROXY CARD NORFOLK SOUTHERN CORPORATION C/O FIRST COAST RESULTS, INC. SUITE 112 200 BUSINESS PARK CIRCLE SAINT AUGUSTINE, FL 32095 SCAN TO VIEW MATERIALS & VOTE Vote 24 Hours a Day, 7 Days a Week by Internet or Mail. Have your proxy card in hand when voting by internet and follow the instructions below. VOTE BY INTERNET - Access www.ProxyVote.com and enter the control number indicated on your proxy card or scan the QR Barcode above. Use the Internet to transmit your voting instructions. VOTING INSTRUCTIONS SUBMITTED BY INTERNET MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MAY 8, 2024. VOTE BY MAIL - Mark, sign and date your proxy card and return the entire card in the envelope provided, or if you have misplaced the envelope, mail to the return address shown in the upper left of this card. BE CAREFUL NOT TO MARK MORE THAN 13 NOMINEES “FOR.” Please FOLD and return this entire card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V33752-P06301 NORFOLK SOUTHERN CORPORATION 1. Election of Directors – YOU MAY VOTE “FOR” NO MORE THAN 13 NOMINEES Election of 13 directors for a term to end as of the 2025 annual meeting of shareholders or until their successors are duly elected and qualified. You may mark “FOR” with respect to up to only 13 nominees in total. If you vote “FOR” with respect to fewer than 13 nominees, your shares will be voted “FOR” only with respect to those nominees you have so marked. If you vote “FOR” with respect to more than 13 nominees, your vote on Item 1 regarding election of directors will be invalid and will not be counted. If you sign and return your proxy card and do not specify how you want your shares to be voted, your shares will be voted “FOR” each of the Norfolk Southern Corporation nominees only. The Board of Directors recommends you vote “FOR” ONLY the 13 Norfolk Southern Corporation nominees set forth below: 1a. COMPANY RECOMMENDED NOMINEE: Richard H. Anderson 1b. COMPANY RECOMMENDED NOMINEE: Philip S. Davidson 1c. COMPANY RECOMMENDED NOMINEE: Francesca A. DeBiase 1d. COMPANY RECOMMENDED NOMINEE: Marcela E. Donadio 1e. COMPANY RECOMMENDED NOMINEE: Mary Kathryn “Heidi” Heitkamp 1f. COMPANY RECOMMENDED NOMINEE: John C. Huffard, Jr. 1g. COMPANY RECOMMENDED NOMINEE: Christopher T. Jones 1h. COMPANY RECOMMENDED NOMINEE: Thomas C. Kelleher 1i. COMPANY RECOMMENDED NOMINEE: Amy E. Miles 1j. COMPANY RECOMMENDED NOMINEE: Claude Mongeau 1k. COMPANY RECOMMENDED NOMINEE: Jennifer F. Scanlon 1l. COMPANY RECOMMENDED NOMINEE: Alan H. Shaw 1m. COMPANY RECOMMENDED NOMINEE: John R. Thompson For Withhold Ancora nominees OPPOSED by Norfolk Southern Corporation: 1n. NOMINEE OPPOSED BY THE COMPANY: Betsy Atkins 1o. NOMINEE OPPOSED BY THE COMPANY: James Barber, Jr. 1p. NOMINEE OPPOSED BY THE COMPANY: William Clyburn, Jr. 1q. NOMINEE OPPOSED BY THE COMPANY: Nelda Connors 1r. NOMINEE OPPOSED BY THE COMPANY: Sameh Fahmy 1s. NOMINEE OPPOSED BY THE COMPANY: John Kasich 1t. NOMINEE OPPOSED BY THE COMPANY: Gilbert Lamphere 1u. NOMINEE OPPOSED BY THE COMPANY: Allison Landry The Board of Directors recommends you vote “FOR” the following proposals: 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2024 3. Approval of the advisory resolution on executive compensation The Board of Directors recommends you vote “AGAINST” the following proposals: 4. A shareholder proposal regarding an annual report on lobbying activities, policies, and communications, if properly presented 5. The Ancora Bylaw Proposal to repeal any provision or amendment of Norfolk Southern’s Bylaws adopted by the Board without shareholder approval after July 25, 2023, if properly presented For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and other related materials are available at www.proxyvote.com. V33753-P06301 NORFOLK SOUTHERN CORPORATION PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2024 THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints and authorizes Nabanita C. Nag and Denise W. Hutson and each or any of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of Norfolk Southern Corporation common stock held by the undersigned with the same force and effect as the undersigned at the Annual Meeting of Shareholders of Norfolk Southern Corporation to be held virtually at www.virtualshareholdermeeting.com/NSC2024 on Thursday, May 9, 2024, at 8:30 a.m., Eastern Daylight Time, and at any adjournments, postponements, or rescheduling thereof, upon the matters more fully set forth in the Proxy Statement dated March 20, 2024, and to transact such other business as properly may come before the meeting. The undersigned acknowledges receipt of the Notice and Proxy Statement dated in each case March 20, 2024. All other proxies heretofore given by the undersigned to vote shares of Norfolk Southern Corporation common stock are expressly revoked hereby. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. If no such direction is made, the proxy will be voted as to all shares of the undersigned “FOR” each of the 13 nominees recommended by the Board in Item 1; “FOR” Items 2 and 3; and “AGAINST” Items 4 and 5. If you vote “FOR” with respect to fewer than 13 nominees, your shares will be voted “FOR” only with respect to those nominees you have so marked. If you vote “FOR” with respect to more than 13 nominees, your vote on Item 1 regarding the election of directors will be invalid and will not be counted. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY (continued on the reverse side)